Exhibit 4.1

                                   ----------

                             BAYOU STEEL CORPORATION

                                       TO

                   J.P. MORGAN TRUST COMPANY, N.A., as Trustee

                                   ----------

                                    Indenture

                             Dated February 18, 2004

                                   ----------

                                   ----------

                 Certain Sections of this Indenture relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

Trust Indenture                   Indenture
Act Section                       Section(s)
-----------                       ----------

(S)310(a)(1)..................    9.9
          (a)(2)..............    9.9
          (a)(3)..............    Not applicable
          (a)(4)..............    Not applicable
          (a)(5)..............    9.9
          (b).................    9.8; 9.10
          (c).................    Not applicable
(S)311(a)                         9.13
          (b)                     9.13
          (c).................    Not applicable
(S)312(a)                         10.1; 10.2(a)
          (b).................    10.2(b)
          (c).................    10.2(c)
(S)313(a)                         10.3(a)
          (a)(4)..............    1.1
          (b).................    10.3(a)
          (c).................    10.3(a)
          (d).................    10.3(b)
(S)314(a)                         10.4
          (a)(4)..............    6.5
          (b).................    12.2
          (c)(1)..............    13.4
          (c)(2)..............    13.4
          (c)(3)..............    13.4
          (d).................    12.2; 12.3; 12.4; 12.5; 13.2; 13.3; 13.4; 13.5
          (e).................    13.6
          (f).................    Not applicable
(S)315(a)                         9.1
          (b).................    9.2
          (c).................    9.1
          (d).................    9.1
          (e).................    8.14
(S)316(a)                         1.1
          (a)(1)(A)...........    8.2; 8.12
          (a)(1)(B)...........    8.13
          (a)(2)..............    Not applicable
          (b).................    8.8
          (c).................    1.4

Trust Indenture                   Indenture
Act Section                       Section(s)
-----------                       ----------

(S)317(a)(1)..................    8.3
          (a)(2)..............    8.4
          (b).................    6.26
(S)318(a) ....................    1.7

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                Page(s)
ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION ............................    12

      SECTION 1.1.    Definitions ............................................................    12

            "Average Life" ...................................................................    15
            "Bankruptcy Law" .................................................................    15
            "Board of Directors" .............................................................    15
            "Board Resolution" ...............................................................    15
            "Business Day" ...................................................................    16
            "Capital Stock" ..................................................................    16
            "Capitalized Lease" ..............................................................    16
            "Capitalized Lease Obligation" ...................................................    16
            "Cash Equivalents" ...............................................................    16
            "Certificated Securities" ........................................................    16
            "Collateral" .....................................................................    16
            "Collateral Account" .............................................................    16
            "Collateral Agent" ...............................................................    16
            "Collateral Proceeds" ............................................................    16
            "Commission" .....................................................................    16
            "Common Stock" ...................................................................    16
            "Company" ........................................................................    17
            "Company Obligations" ............................................................    17
            "Company Request" ................................................................    17
            "Company Security Agreement" .....................................................    17
            "Condemnation Award" .............................................................    17
            "Consolidated Domestic Income Tax Expense" .......................................    17
            "Consolidated Interest Expense" ..................................................    17
            "Consolidated Interest Income" ...................................................    17
            "Consolidated Net Income" ........................................................    18
            "Consolidated Net Worth" .........................................................    18
            "Consolidated Recourse Subsidiary" ...............................................    18
            "Corporate Trust Office" .........................................................    18
            "Corporation" ....................................................................    18
            "Currency Agreement" .............................................................    18
            "Custodian" ......................................................................    18
            "Default" ........................................................................    18
            "Defaulted Interest" .............................................................    18
            "Depositary" .....................................................................    19
            "Disqualified Stock" .............................................................    19
            "Dock Property" ..................................................................    19

            "EBITDA" .........................................................................    19
            "EBITDA Ratio" ...................................................................    19
            "Event of Default" ...............................................................    20
            "Exchange Act" ...................................................................    20
            "Exempted Sale Leaseback Transaction" ............................................    20
            "Exit Credit Facility" ...........................................................    21
            "Financial Advisor" ..............................................................    21
            "Fixtures and Equipment" .........................................................    21
            "GAAP" ...........................................................................    21
            "Global Securities" ..............................................................    21
            "Guarantee" ......................................................................    21
            "Holder" .........................................................................    21
            "Indebtedness" ...................................................................    22
            "Indenture" ......................................................................    22
            "Independent" ....................................................................    22
            "Notes" ..........................................................................    22
            "Integral Fixtures and Equipment" ................................................    22
            "Intercreditor Agreement" ........................................................    23
            "Interest Payment Date" ..........................................................    23
            "Interest Rate Agreement" ........................................................    23
            "Internal Revenue Code" ..........................................................    23
            "Investment" .....................................................................    23
            "Issue Date" .....................................................................    23
            "Joint Venture" ..................................................................    23
            "Lenders" ........................................................................    23
            "Lender Secured Property" ........................................................    23
            "Lien" ...........................................................................    23
            "Majority-Owned Non-Recourse Subsidiary" .........................................    23
            "Majority-Owned Subsidiary" ......................................................    24
            "Maturity Date" ..................................................................    24
            "Mortgage" .......................................................................    24
            "Mortgaged Facility" .............................................................    24
            "Notes" ..........................................................................    24
            "Net Cash Proceeds" ..............................................................    24
            "Net Income" .....................................................................    25
            "Net Insurance Proceeds" .........................................................    25
            "Net Interest Expense" ...........................................................    25
            "New Warehouse Property" .........................................................    25
            "Non-Collateral Proceeds" ........................................................    25
            "Non-Recourse Indebtedness" ......................................................    25
            "Non-Recourse Subsidiary" ........................................................    25
            "Obsolete Assets" ................................................................    25
            "Officer" ........................................................................    26
            "Officers' Certificate" ..........................................................    26
            "Opinion of Counsel" .............................................................    26
            "Other Consideration" ............................................................    26

            "Outstanding", ...................................................................    26
            "Paying Agent" ...................................................................    27
            "Permitted Easement" .............................................................    27
            "Permitted Liens" ................................................................    28
            "Permitted Payments" .............................................................    29
            "Permitted Related Acquisition" ..................................................    29
            "Person" .........................................................................    30
            "Preferred Stock" ................................................................    31
            "Private Activity Bond" ..........................................................    31
            "Section 1145 Legend" ............................................................    31
            "Qualified Asset Backed Transaction" .............................................    31
            "Receivables Fees" ...............................................................    31
            "Recourse Subsidiary" ............................................................    31
            "Reference Period" ...............................................................    31
            "Regular Record Date" ............................................................    31
            "Released Interests" .............................................................    31
            "Released Property" ..............................................................    31
            "Released Property Facilities" ...................................................    32
            "Released Trust Moneys" ..........................................................    32
            "Resale Restriction Termination Date" ............................................    32
            "Responsible Officer", ...........................................................    32
            "Restricted Investment" ..........................................................    32
            "Restricted Payment" .............................................................    32
            "Restricted Period" ..............................................................    32
            "Retained Trust Moneys" ..........................................................    32
            "Sale and Leaseback Transaction" .................................................    32
            "Securities" .....................................................................    33
            "Security Documents" .............................................................    33
            "Security Register" and "Security Registrar" .....................................    33
            "Special Record Date" ............................................................    33
            "Standard Securitization Undertakings" ...........................................    33
            "Stated Maturity", ...............................................................    33
            "Steel Business Assets" ..........................................................    33
            "Subsidiary" .....................................................................    33
            "Subsidiary Guarantee" ...........................................................    33
            "Subsidiary Guarantor" ...........................................................    33
            "Subsidiary Security Agreement" ..................................................    33
            "Transaction" ....................................................................    33
            "Trust Moneys" ...................................................................    34
            "Trust Moneys Release Notice" ....................................................    34
            "Trustee" ........................................................................    34
            "Trust Indenture Act" ............................................................    34
            "Trust Officer" ..................................................................    34
            "U.S. Government Obligations" ....................................................    34
            "Valuation Date" .................................................................    35
            "Vice President", ................................................................    35

            "Wholly-Owned Non-Recourse Subsidiary" ...........................................    35
            "Wholly-Owned Recourse Subsidiary" ...............................................    35
            "Wholly-Owned Subsidiary" ........................................................    35
            "Withdrawal Notice" ..............................................................    35

      SECTION 1.2.    Compliance Certificates and Opinions ...................................    35

      SECTION 1.3.    Form of Documents Delivered to Trustee .................................    36

      SECTION 1.4.    Acts of Holders; Record Dates ..........................................    36

      SECTION 1.5.    Notices, Etc. to Trustee, Company and Subsidiary Guarantors ............    37

      SECTION 1.6.    Notice to Holders; Waiver ..............................................    37

      SECTION 1.7.    Conflict with Trust Indenture Act ......................................    38

      SECTION 1.8.    Effect of Headings and Table of Contents ...............................    38

      SECTION 1.9.    Successors and Assigns .................................................    38

      SECTION 1.10.   Separability Clause ....................................................    38

      SECTION 1.11.   Benefits of Indenture ..................................................    38

      SECTION 1.12.   Governing Law ..........................................................    38

      SECTION 1.13.   Legal Holidays .........................................................    39

      SECTION 1.14.   Immunity of Incorporators, Stockholders, Officers and Directors ........    39

ARTICLE II  SECURITY FORMS ...................................................................    39

      SECTION 2.1.    Forms Generally ........................................................    39

ARTICLE III  THE SECURITIES ..................................................................    42

      SECTION 3.1.    Amount Unlimited; Issuable in Series; Title and Terms of the Notes .....    42

      SECTION 3.2.    Transfer and Exchange ..................................................    44

      SECTION 3.3.    Execution, Authentication, Delivery and Dating .........................    48

      SECTION 3.4.    Temporary Securities ...................................................    48

      SECTION 3.5.    Registration ...........................................................    49

      SECTION 3.6.    Mutilated, Destroyed, Lost and Stolen Securities .......................    49

      SECTION 3.7.    Payment of Interest; Interest Rights Preserved .........................    50

      SECTION 3.8.    Persons Deemed Owners ..................................................    51

      SECTION 3.9.    Cancellation ...........................................................    51

      SECTION 3.10.   Computation of Interest ................................................    51

ARTICLE IV  SATISFACTION AND DISCHARGE .......................................................    52

      SECTION 4.1.    Satisfaction and Discharge of Any Series ...............................    52

      SECTION 4.2.    Application of Monies for Satisfaction and Discharge ...................    53

      SECTION 4.3.    Satisfaction and Discharge of Indenture ................................    53

ARTICLE V  REDEMPTION ........................................................................    53

      SECTION 5.1.    Applicability of Article ...............................................    53

      SECTION 5.2.    Notices to Trustee .....................................................    53

      SECTION 5.3.    Selection of Securities To Be Redeemed .................................    54

      SECTION 5.4.    Notice of Redemption ...................................................    54

      SECTION 5.5.    Effect of Notice of Redemption .........................................    55

      SECTION 5.6.    Deposit of Redemption Price ............................................    55

      SECTION 5.7.    Securities Redeemed in Part ............................................    55

      SECTION 5.8.    Optional Redemption of the Notes .......................................    56

ARTICLE VI  COVENANTS ........................................................................    56

      SECTION 6.1.    Payment of Securities ..................................................    56

      SECTION 6.2.    Maintenance of Office or Agency ........................................    56

      SECTION 6.3.    Corporate Existence ....................................................    57

      SECTION 6.4.    Payment of Taxes and Other Claims; Tax Consolidation ...................    57

      SECTION 6.5.    Compliance Certificates ................................................    57

      SECTION 6.6.    SEC Reports ............................................................    58

      SECTION 6.7.    Waiver of Stay, Extension or Usury Laws ................................    59

      SECTION 6.8.    Maintenance of Properties; Insurance; Books and Records;
                      Compliance with Law ....................................................    59

      SECTION 6.9.    Limitations on Indebtedness ............................................    60

      SECTION 6.10.   Limitation on Liens ....................................................    62

      SECTION 6.11.   Limitation on the Issuance of Preferred Stock by Recourse
                      Subsidiaries ...........................................................    62

      SECTION 6.12.   Financial Statements ...................................................    63

      SECTION 6.13.   Limitations on Restricted Payments .....................................    63

      SECTION 6.14.   Limitations on Transactions with Stockholders and Affiliates ...........    65

      SECTION 6.15.   Restrictions on Asset Sales ............................................    66

      SECTION 6.16.   Limitation on Dividend and Other Payment Restrictions Affecting
                      Recourse Subsidiaries ..................................................    69

      SECTION 6.17    Limitation on Sale and Leaseback Transactions ..........................    70

      SECTION 6.18.   Limitations on Capital Expenditures ....................................    70

      SECTION 6.19.   Insurance ..............................................................    71

      SECTION 6.20.   Limitations as to Non-Recourse Subsidiaries ............................    71

      SECTION 6.21    Impairment of Security Interest ........................................    71

      SECTION 6.22.   Conflicting Agreements .................................................    72

      SECTION 6.23.   Amendment to Security Documents ........................................    72

      SECTION 6.24.   Inspection .............................................................    72

      SECTION 6.25.   Intentionally Omitted ..................................................    72

      SECTION 6.26.   Money for Security Payments to Be Held in Trust ........................    72

      SECTION 6.27    Limitation on Improvements to the Released Property ....................    73

ARTICLE VII  SUCCESSOR CORPORATION ...........................................................    74

      SECTION 7.1.    Merger and Consolidation ...............................................    74

      SECTION 7.2.    Surviving Person Substituted ...........................................    75

ARTICLE VIII  EVENTS OF DEFAULT ..............................................................    75

      SECTION 8.1.    Events of Default ......................................................    75

      SECTION 8.2.    Acceleration of Maturity; Rescission and Annulment .....................    78

      SECTION 8.3.    Collection of Debt and Suits for Enforcement by Trustee ................    79

      SECTION 8.4.    Trustee May File Proofs of Claims ......................................    79

      SECTION 8.5.    Trustee May Enforce Claims Without Possession of Securities ............    80

      SECTION 8.6.    Application of Money Collected .........................................    80

      SECTION 8.7.    Limitation on Suits ....................................................    81

      SECTION 8.8.    Unconditional Right of Holders to Receive Principal and
                      Interest ...............................................................    81

      SECTION 8.9.    Restoration of Rights and Remedies .....................................    81

      SECTION 8.10.   Rights and Remedies Cumulative .........................................    82

      SECTION 8.11.   Delay or Omission Not Waiver ...........................................    82

      SECTION 8.12.   Control by Holders .....................................................    82

      SECTION 8.13.   Waiver of Past Defaults ................................................    83

      SECTION 8.14.   Undertaking for Costs ..................................................    83

      SECTION 8.15.   Waiver of Stay or Extension Laws .......................................    83

      SECTION 8.16.   Collection Suit by Trustee .............................................    83

ARTICLE IX  THE TRUSTEE ......................................................................    84

      SECTION 9.1.    Certain Duties and Responsibilities ....................................    84

      SECTION 9.2.    Notice of Defaults .....................................................    84

      SECTION 9.3.    Certain Rights of Trustee ..............................................    84

      SECTION 9.4.    Not Responsible for Recitals or Issuance of Securities .................    86

      SECTION 9.5.    May Hold Securities ....................................................    86

      SECTION 9.6.    Money Held in Trust ....................................................    86

      SECTION 9.7.    Compensation and Reimbursement .........................................    86

      SECTION 9.8.    Disqualification; Conflicting Interests ................................    87

      SECTION 9.9.    Corporate Trustee Required; Eligibility ................................    87

      SECTION 9.10.   Resignation and Removal; Appointment of Successor ......................    87

      SECTION 9.11.   Acceptance of Appointment by Successor .................................    89

      SECTION 9.12.   Merger, Conversion, Consolidation or Succession to Business ............    89

      SECTION 9.13.   Preferential Collection of Claims Against Company ......................    89

      SECTION 9.14.   Appointment of Authenticating Agent ....................................    90

ARTICLE X  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY .................................    91

      SECTION 10.1.   Company to Furnish Trustee Names and Addresses of Holders ..............    91

      SECTION 10.2.   Preservation of Information; Communications to Holders .................    92

      SECTION 10.3.   Reports by Trustee .....................................................    92

      SECTION 10.4.   Reports by Company .....................................................    93

ARTICLE XI  SUPPLEMENTAL INDENTURES ..........................................................    93

      SECTION 11.1.   Supplemental Indentures without Consent of Holders .....................    93

      SECTION 11.2.   Supplemental Indentures with Consent of Holders ........................    94

      SECTION 11.3.   Execution of Supplemental Indentures ...................................    95

      SECTION 11.4.   Effect of Supplemental Indentures ......................................    96

      SECTION 11.5.   Conformity with Trust Indenture Act ....................................    96

      SECTION 11.6.   Reference in Securities to Supplemental Indentures .....................    96

ARTICLE XII  COLLATERAL AND SECURITY .........................................................    96

      SECTION 12.1.   Collateral and Security Documents ......................................    96

      SECTION 12.2.   Recording and Opinions .................................................    97

      SECTION 12.3.   Release of Collateral ..................................................    98

      SECTION 12.4.   Possession and Use of Collateral .......................................    99

      SECTION 12.5.   Specified Releases of Collateral .......................................    99

      SECTION 12.6.   Disposition of Collateral Without Release ..............................   101

      SECTION 12.7.   Form and Sufficiency of Release ........................................   102

      SECTION 12.8.   Purchaser Protected ....................................................   102

      SECTION 12.9.   Authorization of Actions To Be Taken by The Trustee Under
                      the Security Documents .................................................   102

      SECTION 12.10.  Authorization of Receipt of Funds by the Trustee Under the
                      Security Documents .....................................................   103

ARTICLE XIII  APPLICATION OF TRUST MONEYS ....................................................   103

      SECTION 13.1.   Collateral Account .....................................................   103

      SECTION 13.2.   Withdrawals of Insurance Proceeds and Condemnation Awards ..............   103

      SECTION 13.3.   Withdrawal of Trust Moneys for Asset Sale Offer ........................   104

      SECTION 13.4.   Withdrawal of Trust Moneys for Permitted Related Acquisitions ..........   105

      SECTION 13.5.   Withdrawal of Trust Moneys for Retention by the Company or its
                      Subsidiaries ...........................................................   106

      SECTION 13.6.   Withdrawals of Proceeds from Certain Sales of Securities ...............   107

      SECTION 13.7.   Investment of Trust Moneys .............................................   108

ARTICLE XIV  DEFEASANCE AND COVENANT DEFEASANCE ..............................................   108

      SECTION 14.1.   Company's Option to Effect Defeasance or Covenant Defeasance ...........   108

      SECTION 14.2.   Defeasance and Discharge ...............................................   108

      SECTION 14.3.   Covenant Defeasance ....................................................   109

      SECTION 14.4.   Conditions to Defeasance or Covenant Defeasance ........................   109

      SECTION 14.5.   Deposited Money and U.S. Government Obligations to be held in
                      Trust; Other Miscellaneous Provisions ..................................   111

      SECTION 14.6.   Reinstatement ..........................................................   112

                                      ANNEX

ANNEX A    Terms of Subsidiary Guarantee

                                    EXHIBITS

EXHIBIT A  Form of Note
EXHIBIT B  [Intentionally Omitted]
EXHIBIT C  Form of Company Security Agreement
EXHIBIT D  Form of Mortgage (Louisiana)
EXHIBIT E  Form of Subsidiary Security Agreement
EXHIBIT F  Form of Intercreditor Agreement
EXHIBIT G  Survey of Lucien Gassen, P.L.S.

                                                                     EXHIBIT "C"

                            UNITED STATES OF AMERICA

                                    INDENTURE

                                       BY

                            BAYOU STEEL CORPORATION,
                               STATE OF LOUISIANA,
                               PARISH OF ST JOHNS,

                                       TO
                        J.P. MORGAN TRUST COMPANY, N.A.,
                               STATE OF LOUISIANA,
                               PARISH OF ORLEANS,
                                   AS TRUSTEE

            On this 18th day of February, 2004, before the undersigned, Notary Publics duly commissioned and qualified in and for the above State and Parishes and in the presence of the undersigned competent witnesses, personally came and appeared

      BAYOU STEEL CORPORATION, a Delaware corporation (herein called the "Company"), the Federal Employer Identification Number of which is 72-1125783, represented herein by Richard J. Gonzalez, its Vice President, duly authorized by resolutions of the Board of Directors of the Company;

            Mailing address:    P.O. Box 5000
                                River Road
                                LaPlace, LA 70069;

      J.P. MORGAN TRUST COMPANY, N.A., a national banking association, as Trustee (herein called the "Trustee"), the Federal Employer Identification Number of which is [72-0269760], represented by __________, its Vice President and Trust Officer.

            Mailing address:    J.P. Morgan Trust Company, NA
                                Suite 2100
                                909 Poydras Street
                                New Orleans, Louisiana 70112;

who declared as follows:

                                                        Draft - January 14, 2004

                                                                       Exhibit C

                             RECITALS OF THE COMPANY

            The Company and certain of its subsidiaries (collectively, the "Debtors") filed for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court"). By order dated February 6, 2004, the Bankruptcy Court has confirmed the Debtors' Plan of Reorganization (the "Plan") in accordance with the Bankruptcy Code and such Plan has become effective as of the date hereof (as further defined below, the "Effective Date").

            As contemplated by the Plan, the Company has duly authorized the creation of an issue of its 9% First Mortgage Notes due 2011 (herein called the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor, and to provide for the issuance of additional Securities from time to time as contemplated hereby, the Company has duly authorized the execution and delivery of this Indenture.

            All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company and the Subsidiary Guarantors, in accordance with their and its terms, have been done.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the acceptance of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 1.1. Definitions.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

                                                        Draft - January 14, 2004

                                                                       Exhibit C

            (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            "Act", when used with respect to any Holder, has the meaning specified in Section 1.4.

            "Affiliate" means, with respect to any specific Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specific Person. For the purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, or by agreement or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent Members" has the meaning specified in Section 2.1(d).

            "Aggregate Cash Proceeds" has the meaning specified in Section 6.13.

            "Appraiser" means a Person who in the course of its business appraises property and, where real property is involved, who is a member in good standing of the Appraisal Institute, recognized and licensed to do business in the jurisdiction where the applicable real property is situated, and who may be employed by the Company.

            "Asset Acquisition" means (i) any capital contribution (by means of transfer of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock by the Company or any of its Recourse Subsidiaries in any other Person, in either case pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged with or into the Company or any of its Subsidiaries or (ii) any acquisition by the Company or any of its Recourse Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

            "Asset Backed Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable or inventory and related assets) which engages in no activities other than in connection with the financing of accounts receivable or inventory and which is designated by the Board of Directors of the Company (as provided below) as an Asset Backed Entity, (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings) or (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be

                                                        Draft - January 14, 2004

                                                                       Exhibit C

obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable or inventory, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (excluding the granting of Permitted Liens) of property, rights or assets to any Person (including any Non-Recourse Subsidiary), other than (a) pursuant to the sale of accounts receivable and inventory and related assets of the type specified in the definition of "Qualified Asset Backed Transaction" to an Asset Backed Entity for the fair market value thereof, (b) to the Company or a Recourse Subsidiary of the Company, in one transaction or a series of related transactions, of (i) any Capital Stock of any Recourse Subsidiary of the Company or (ii) any other property or asset of the Company or any Recourse Subsidiary of the Company, (c) sales of products in the ordinary course of business, (d) sales of Capital Stock of the Company, and (e) an Exempted Sale Leaseback Transaction.

            "Asset Sale Offer" has the meaning specified in Section 6.15(b).

            "Asset Sale Payment Date" has the meaning specified in Section 6.15(c).

            "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net cash rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. For the purpose of avoidance of doubt, in the case of an Exempted Sale and Leaseback Transaction such present value shall exclude the value attributed thereunder to the Company's contribution to the respective local economy, whether through maintenance of a certain number of jobs or other economic benefits deemed created thereby.

            "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 9.14 to act on behalf of the Trustee to authenticate Securities.

            "Available Amount" means the sum of Net Cash Proceeds of Asset Sales less the sum of Net Cash Proceeds (i) previously applied to Permitted Related Acquisitions, (ii) from the sale of Obsolete Assets not exceeding an aggregate fair market value of $1,000,000 in any year, (iii) of $500,000 and (iv) retained by the Company following an Asset Sale Offer that is not fully subscribed as contemplated under Section 6.15.

                                                        Draft - January 14, 2004

                                                                       Exhibit C

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of the years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

            "Bankruptcy Law" means Title 11, United States Code or any similar Federal or state law for the relief of debtors, as amended.

            "Board of Directors" means either the board of directors of the Company or its Subsidiaries, as the case may be, or any duly authorized committee of such boards or any duly authorized committee consisting of one or more officers and/or directors of the Company, as the case may be.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or its Subsidiaries, as the case may be, to have been duly adopted by the Board of Directors of the Company or its Subsidiaries, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or New Orleans are authorized or obligated by law or executive order to close.

            "Capital Expenditures" means, in respect of any period, the aggregate of all expenditures by the Company and its Recourse Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed (without duplication of any amounts paid, payable or incurred in any prior period), but shall in any event exclude (a) any Sale and Leaseback Transaction and (b) amounts expended for the replacement or repair of property resulting from a loss or casualty, whether or not covered by insurance or included within the deductibles thereof.

                                                        Draft - January 14, 2004

                                                                       Exhibit C

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, warrants, options or other equivalents (however designated and whether voting or non-voting) of capital stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation), in each case whether outstanding on the date of the Indenture or thereafter issued, including, without limitation, all Common Stock and Preferred Stock.

            "Capitalized Lease" means as applied to any Person, any lease of any property (whether real, personal or mixed) the discounted present value of the rental obligations of such Person as lessee under which, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person.

            "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease.

            "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poors Rating Service or at least P-1 by Moody's Investor Service.

            "Certificated Securities" has the meaning set forth in Section
2.1(e).

            "Collateral" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject to the Lien of the Security Documents.

            "Collateral Account" means the collateral account to be established pursuant to the Indenture.

            "Collateral Agent" means the Trustee in its capacity as agent for the Holders under the Security Documents.

            "Collateral Proceeds" means the Net Cash Proceeds received by the Collateral Agent from the sale of Collateral.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

            "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or

                                                        Draft - January 14, 2004

                                                                       Exhibit C

involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company.

            "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

            "Company Obligations" has the meaning specified in Section 12.1(a).

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

            "Company Security Agreement" means the security agreement dated as of the date hereof between the Company and the Trustee, in substantially the form attached hereto as Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

            "Condemnation Award" means any proceeds, award or payment paid to the mortgagee or beneficiary under the Mortgages relating to any taking of the Collateral subject to such Mortgage by condemnation or eminent domain or similar action or sold pursuant to the exercise by the United States of America or any state, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, any part of the Collateral, together with interest accrued thereon, less all reasonable expenses incurred by the mortgagee or beneficiary in connection with obtaining such award.

            "Consolidated Domestic Income Tax Expense" of any Person for any period means, without duplication, the aggregate amount of net U.S. taxes based on income or profits for such period of the operations of such Person and its Consolidated Recourse Subsidiaries, determined in accordance with GAAP (to the extent such income or profits were included in computing Consolidated Net Income).

            "Consolidated Interest Expense" of any Person for any period means the sum of (a) the interest expense (including amortization of original issue discount and non-cash interest payments or accruals) of such Person and its Consolidated Recourse Subsidiaries for such period and (b) to the extent not included in clause (a), all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing, the net cost associated with Interest Rate Agreements and Currency Agreements, amortization of other financing fees and expenses and the interest portion of any deferred payment obligation.

            "Consolidated Interest Income" of any Person means all amounts that would be included under interest income on a consolidated income statement of such Person and its Consolidated Recourse Subsidiaries determined in accordance with GAAP, less accreted amounts attributable to original issue discount securities prior to the receipt thereof and other non-cash interest payments or accruals.

                                                        Draft - January 14, 2004

                                                                       Exhibit C

            "Consolidated Net Income" of any Person for any period means the Net Income of such Person and its Consolidated Recourse Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded (i) the Net Income of any Person (other than a Consolidated Recourse Subsidiary) in which such Person or any of its Consolidated Recourse Subsidiaries has a joint interest with a third party except to the extent of the amount of dividends or distributions actually paid to such Person or a Recourse Subsidiary during such period; (ii) except to the extent includable pursuant to the foregoing clause (i), the Net Income of any Person accrued prior to the date it becomes a Recourse Subsidiary of such Person or is merged into or consolidated with such Person or any of its Recourse Subsidiaries or that Person's assets are acquired by such Person or any of its Recourse Subsidiaries; (iii) the Net Income (if positive), or any portion thereof, of any Recourse Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Recourse Subsidiary to such Person or to any other Recourse Subsidiary of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Recourse Subsidiary; (iv) without duplication, any gains or losses attributable to Asset Sales; (v) Net Income, arising from the adoption of changes in accounting policy to comply with GAAP or voluntarily by the Company with the consent of its independent auditors that so qualify under Regulation S-X of the Securities Act; (vi) Net Income arising in connection with a merger, combination or consolidation that is accounted for as a pooling of interests; and (vii) foreign currency translation gains and losses.

            "Consolidated Net Worth" of any Person means as of any date all amounts that would be included under stockholders' equity on a consolidated balance sheet of such Person and its Consolidated Recourse Subsidiaries determined in accordance with GAAP.

            "Consolidated Recourse Subsidiary" of any Person means a Recourse Subsidiary which for financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such Person as a consolidated Subsidiary.

            "Corporate Trust Office" means the principal office of the Trustee in New Orleans at which at any particular time its corporate trust business shall be administered.

            "Corporation" means a corporation, association, company, joint-stock company or business trust.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

            "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            "Default" means any event which is, or after the giving of notice or passage of time or both would be, an Event of Default.

            "Defaulted Interest" has the meaning specified in Section 3.7.

                                                        Draft - January 14, 2004

                                                                       Exhibit C

            "Depositary" means The Depository Trust Company, its nominees and their respective assigns, or such other depository institution hereinafter appointed by the Company.

            "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part on, or prior to, the final maturity date of the Securities.

            "Dock Property" means the dock currently comprising part of the Mortgaged Facility.

            "EBITDA" of any Person for any period means the sum of (a) Consolidated Net Income of such Person; (b) Consolidated Domestic Income Tax Expense of such Person; (c) Consolidated Interest Expense of such Person; and
(d) depreciation and amortization expense determined on a consolidated basis for such Person and its Consolidated Recourse Subsidiaries in accordance with GAAP for such period; and (e) other non-cash charges; provided, that the amounts set forth in clauses (b), (c), (d) and (e) will be included only to the extent such amounts were deducted in computing Consolidated Net Income; and provided, further, that such calculations shall be performed excluding the effects of the Company's reorganization and of the application of "fresh start" accounting in connection therewith. Notwithstanding the foregoing, the amounts set forth in clauses (b), (c), and (d) in respect of a Recourse Subsidiary of a Person shall be added to Consolidated Net Income to compute EBITDA of such Person only to the extent (and in the same proportion) that the net income of such Recourse Subsidiary was included in calculating the Consolidated Net Income of such Person.

            "EBITDA Ratio" means the ratio, on a pro forma basis, of (a) EBITDA of any Person for the Reference Period immediately prior to the date of the transaction giving rise to the need to calculate the EBITDA Ratio (the "Transaction Date") to (b) the Net Interest Expense of such Person during such Reference Period; provided, that in making such computation, (i) the incurrence of the Indebtedness giving rise to the need to calculate the EBITDA Ratio and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period; (ii) Asset Sales and Asset Acquisitions which occur during the Reference Period or subsequent to the Reference Period but prior to the Transaction Date (but including any Asset Acquisition to be made with such Indebtedness) shall be assumed to occur on the first day of the Reference Period; (iii) the issuance of any Indebtedness (other than Indebtedness borrowed under a revolving credit or similar arrangement which Indebtedness is not outstanding on the Transaction Date) during the Reference Period or subsequent to the Reference Period but prior to the Transaction Date and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period; (iv) the Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being incurred but not including Indebtedness borrowed under a revolving credit or similar arrangement which Indebtedness is not outstanding on the Transaction Date) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, unless such Person or any of its Recourse Subsidiaries is a party to an Interest Rate Agreement which has the effect of reducing the interest rate below the rate on the date of computation, in which case such lower rate shall be used; (v) there shall be

                                                        Draft - January 14, 2004

                                                                       Exhibit C

excluded from Consolidated Interest Expense any Consolidated Interest Expense related to any Indebtedness which was outstanding during and subsequent to the Reference Period but is not outstanding on the Transaction Date, except for Consolidated Interest Expense actually incurred with respect to Indebtedness borrowed under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Transaction Date and (vi) if the transaction giving rise to the need to calculate the EBITDA Ratio is an Asset Acquisition, in calculating Consolidated Net Income for the Reference Period, there shall be deducted from the calculation of expenses all cost savings resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, and reductions in taxes other than income taxes (collectively, "Cost Savings Measures"), which cost savings the Company reasonably believes in good faith (i) would have been achieved during the Reference Period as a result of such Asset Acquisition, (ii) are directly attributable to such Asset Acquisition and (iii) will have a recurring impact on the Company (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission); provided, that both (A) such cost savings and Cost Savings Measures were identified and such cost savings were quantified in an officer's certificate delivered to the Trustee at the time of the consummation of the Asset Acquisition, (B) with respect to each Asset Acquisition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such Asset Acquisition to effect the Cost Savings Measures identified in such officer's certificate (regardless, however, of whether the corresponding cost savings were ultimately achieved). For the purposes of making the computation referred to in the preceding sentence, Asset Sales and Asset Acquisitions which have been made by any Person which has become a Recourse Subsidiary of the Company or been merged with or into the Company or any Recourse Subsidiary of the Company during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date shall be calculated on a pro forma basis (including all of the calculations referred to in numbers (i) through (vi) of the preceding sentence) assuming such Asset Sales or Asset Acquisitions occurred on the first day of the Reference Period.

            "Effective Date" shall have the meaning assigned thereto in the Plan.

            "Event of Default" has the meaning specified in Section 8.1.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exempted Sale Leaseback Transaction" means any Sale and Leaseback Transaction entered into between the Company and any Louisiana state, municipal or other governmental authority (a "Governmental Entity") with respect to the Dock Property and the New Warehouse Property (collectively, the "Covered Property") pursuant to which (a) the Company shall transfer title to the Covered Property to the Governmental Entity for nominal consideration; (b) the Governmental Entity shall agree (i) if in respect of the Dock Property, to fund improvements to such property and the dock thereon, and (ii) if in respect of the New Warehouse Property, to fund the construction of a warehouse and related capital improvements; (c) the Governmental Entity shall lease the Covered Property to the Company in full or partial

                                                        Draft - January 14, 2004

                                                                       Exhibit C

consideration of the Company's contribution to the local economy through maintaining a certain number of jobs, the value of such contribution to be determined in good faith between the parties; and (d) such leases shall have terms to be determined by amortizing the funds invested by the respective Governmental Entity by the annual value of the respective contributions to the local economy, at the end of which periods the respective Covered Property and all fixtures and other improvements shall be reconveyed to the Company; provided, that the agreements in respect of any such Exempted Sale Leaseback Transaction shall be in form and substance reasonably satisfactory to the Trustee.

            "Exit Credit Facility" means the Credit Agreement, effective as of the Effective Date, among the Company and the Lenders named therein, or any renewal, replacement, refinancing or continuation thereof as each of the foregoing may be amended, supplemented or otherwise modified from time to time.

            "Financial Advisor" means an investment banking firm of national reputation which (except as otherwise expressly provided in this Indenture) may be employed by the Company.

            "Fixtures and Equipment" means fixtures, machinery, tools, equipment (including rolling equipment classified as inventory on the Company's books and records) and similar personal property.

            "GAAP" means generally accepted accounting principles in the United States as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination.

            "Global Securities" has the meaning specified in Section 2.1(a).

            "Guarantee" means, as applied to any Indebtedness, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Indebtedness, and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such Indebtedness, including, without limiting the foregoing, the payment of amounts drawn under letters of credit. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (unless such Guarantee shall be expressly limited to a lesser amount, in which case such lesser amount shall apply) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

            "Holder" means a Person in whose name a Security is registered in the Security Register.

                                                        Draft - January 14, 2004

                                                                       Exhibit C

            "Indebtedness" of any Person means at any date, without duplication,
(a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (c) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables; (d) all Capitalized Lease Obligations of such Person (but, in the case of any Capitalized Lease Obligation arising out of a Sale and Leaseback Transaction, only the Attributable Debt in respect thereof); (e) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, provided that, for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness is limited to such asset, the amount of such Indebtedness shall be limited to the fair market value of the asset; (f) to the extent not otherwise included, all obligations under Interest Rate Agreements and Currency Agreements; (g) all Guarantees of such Person in respect of Indebtedness of others; and (h) all Disqualified Stock issued by such Person and all Preferred Stock issued by the Recourse Subsidiaries of such Person (the amount of Indebtedness represented by any Disqualified Stock or Preferred Stock will be the greater of the voluntary or involuntary liquidation preference thereof).

            "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

            "Independent" when used with respect to any specified Person means such a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor in respect of the Securities or in any Affiliate of the Company or such other obligor and (c) is not an officer, employee, promotor, underwriter, trustee, partner, director or person performing similar functions to any of the foregoing for the Company or such other obligor or any Affiliate thereof. Whenever it is provided in the Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

            "Notes" has the meaning specified in the recitals hereto.

            "Integral Fixtures and Equipment" means all Fixtures and Equipment now or hereafter located at the Mortgaged Facility other than (i) all vehicles and mobile equipment subject to certificate of title laws, in each instance with a fair market value of $100,000 or less and (ii) any Fixtures and Equipment acquired (whether such acquisition is denominated as a purchase, a Capitalized Lease or otherwise) by the Company or a Recourse Subsidiary after the date of this Indenture and whose (x) acquisition adds supplemental production, handling or performance capacity to the Mortgaged Facility rather than merely replacing Fixtures and Equipment forming part of the Mortgaged Facility as in existence immediately prior to the acquisition in question and (y) subsequent removal from service will have no material adverse impact on the operations in the ordinary course of business of the Mortgaged Facility as in

                                                        Draft - January 14, 2004

                                                                       Exhibit C

existence immediately prior to the acquisition in question, in each instance under clauses (x) or (y), as conclusively established by a Board Resolution.

            "Intercreditor Agreement" means the Intercreditor Agreement dated of even date herewith between the Trustee and Fleet Capital Corporation, as agent for the financial institutions parties to the Exit Credit Facility, in substantially the form of Exhibit F hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "Interest Payment Date" when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

            "Interest Rate Agreement" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge agreement, to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of the Indenture or becomes a party or a beneficiary thereafter.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

            "Investment" of any Person means all investments in other Persons in the form of loans, advances or capital contributions of cash or other assets (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), and purchases (or other acquisitions for consideration) or Guarantees of Indebtedness, Capital Stock or other securities issued by any other Person.

            "Issue Date" when used with respect to any Security, means the original date of issuance of such Security.

            "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, that as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

            "Lenders" means the lenders who are from time to time parties to the Exit Credit Facility.

            "Lender Secured Property" means the properties and assets of the Company, and the proceeds thereof, that secure the obligations of the Company under the Exit Credit Facility.

            "Lien" means, with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property. For the purposes of the Indenture and the Security Documents, the Company and its Subsidiaries shall be deemed to own subject to a Lien any property which they have acquired or hold subject to the interest of a vendor or lessor under any conditional sales agreement, capital lease or other title retention agreement relating to such property.

            "Majority-Owned Non-Recourse Subsidiary" means a Majority-Owned Subsidiary that is a Non-Recourse Subsidiary.

                                                        Draft - January 14, 2004

                                                                       Exhibit C

            "Majority-Owned Subsidiary" means, with respect to any Person, a Subsidiary of which more than 50% of the Capital Stock (other than any director's qualifying stock), or in the case of a non-corporate Subsidiary, other equity interests having ordinary voting power for the election of directors or other governing body of such Subsidiary, is owned by such Person or another Majority-Owned Subsidiary of such Person.

            "Maturity Date" when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, Asset Sale Offer or otherwise.

            "Mortgage" means each mortgage (or deed of trust), dated as of the date hereof, between the Company and the Trustee or between a Recourse Subsidiary of the Company and the Trustee, in either case in substantially the form of Exhibit D, as the same may be amended, supplemented or modified from time to time in accordance with its terms.

            "Mortgaged Facility" means the real property interests in the minimill, stocking location and land owned by the Company and its Recourse Subsidiaries in LaPlace, Louisiana and the real property interests in all other real property additions or improvements now or hereafter located on such land, together with all additions or improvements thereto, which term shall be deemed to exclude the Released Property, if any.

            "Notes" has the meaning specified in the recitals hereto.

            "Net Cash Proceeds" from a sale, transfer or other disposition (other than from the granting of a Permitted Lien thereon) of properties or assets means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposition of such note or receivable), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such sale, transfer or other disposition, and in each case net of appropriate amounts to be provided by the Company or its Recourse Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with such assets and retained by the Company or any Recourse Subsidiary after such sale, transfer or other disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters and the after-tax cost of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by the Company or any of its Recourse Subsidiaries in connection with such sale, transfer or other disposition (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made during the term of the Securities) and net of all payments made on any Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets or which must by its terms, or in order to obtain a necessary consent to such asset disposition, or by applicable law be repaid out of the proceeds from such sale, transfer or other disposition, and net of all distributions and other payments made

                                                        Draft - January 14, 2004

                                                                       Exhibit C

to minority interest holders in Subsidiaries or Joint Ventures as a result of such sale, transfer or other disposition.

            "Net Income" of any Person for any period means the net income
(loss) of such Person for such period, determined in accordance with GAAP, except that (i) extraordinary items, (ii) unusual and non-recurring gains and losses and (iii) unusual and non-recurring expenses, in the case of clauses (i),
(ii) and (iii) as determined in accordance with GAAP, shall be excluded; provided, that non-recurring expenses shall not be excluded if the event or circumstances giving rise to such expenses is continuing or exists on the last day of the period for which Net Income is calculated.

            "Net Insurance Proceeds" means all proceeds paid to the Collateral Agent or any mortgagee or beneficiary under the Security Documents relating to damage to, or loss or destruction of, improvements on equipment constituting Collateral, together with interest earned thereon, less all reasonable expenses incurred by the Collateral Agent, mortgagee or beneficiary in connection with obtaining such proceeds.

            "Net Interest Expense" means the difference between Consolidated Interest Expense and Consolidated Interest Income; provided, that such amount shall not be less than zero.

            "New Warehouse Property" means approximately three acres of currently undeveloped land included within the Mortgaged Facility.

            "Non-Collateral Proceeds" means the Net Cash Proceeds of any Asset Sale that does not represent Collateral Proceeds.

            "Non-Recourse Indebtedness" means Indebtedness of a Non-Recourse Subsidiary where (a) neither the Company nor any Recourse Subsidiary: (i) provides any Guarantee or credit support for such Indebtedness (including any undertaking, guaranty, indemnity, agreement or instrument which would constitute Indebtedness); or (ii) is directly or indirectly liable for such Indebtedness; and (b) no default with respect to such Indebtedness (including any rights which the holder thereof may have to take enforcement action against such Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder or holders of other Indebtedness of the Company or any Recourse Subsidiary (excluding Indebtedness in an aggregate principal amount not to exceed $2,500,000 at any time) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

            "Non-Recourse Subsidiary" means a special purpose Subsidiary of the Company or any of its Subsidiaries formed to acquire securities or assets of a third party and which, in any case, (i) has no Indebtedness other than Non-Recourse Indebtedness and (ii) does not, directly or indirectly, own any Indebtedness, stock or securities of, and has no Investment in, the Company or any Recourse Subsidiary.

            "Obsolete Assets" has the meaning specified in Section 6.15(b).

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

            "Officer" means any of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Treasurer, the Secretary or the Controller of the Company.

            "Officers' Certificate" means, when used with respect to the Company or any Subsidiary Guarantor, a certificate signed by the Chairman of the Board, the President, a Vice Chairman of the Board or the Chief Financial Officer of the Company or such Subsidiary Guarantor, as the case may be, or any other officer identified by any of the foregoing officers in an Officers' Certificate to be an executive officer of the Company or such Subsidiary Guarantor, as the case may be, and the Secretary, an Assistant Secretary or the Controller of the Company or such Subsidiary Guarantor, as the case may be. One of the officers signing an Officers' Certificate given pursuant to Section 6.5 shall be the principal executive, financial or accounting officer of the Company or the applicable Subsidiary Guarantor, as the case may be.

            "Opinion of Counsel" means an opinion in writing, in form and substance reasonably satisfactory to the Company and the Trustee, signed by legal counsel, who may be an employee of or of counsel to the Company, or who may be other counsel satisfactory to the Trustee.

            "Other Consideration" has the meaning specified in Section 6.15(a).

            "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (i) Securities theretofore cancelled by the Trustee or
            delivered to the Trustee for cancellation;

                  (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                  (iii) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected

                                                        Draft - January 14, 2004

                                                                       Exhibit C

in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

            "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

            "Permitted Easement" means all rights-of-way, easements, rights of use or similar rights (generally designated under Louisiana law as "servitudes") granted by the Company over the Mortgaged Facility for the purpose of constructing and operating a Released Property Facility, or with respect to any Covered Property in connection with or to further the objectives of any Exempted Sale Leaseback Transaction, which, in the aggregate, do not materially (i) diminish the value of the Mortgaged Facility or (ii) interfere with the ordinary conduct of the business of the Company and its Recourse Subsidiaries, in each instance under clauses (i) or (ii), as conclusively established by a Board Resolution.

            "Permitted Investment" means (i) advances and loans to, and Investments in, any Recourse Subsidiary by the Company and advances or loans to, and Investments in, the Company or any Recourse Subsidiary of the Company by any Subsidiary; (ii) cash and Cash Equivalents held by the Company and its Recourse Subsidiaries; (iii) advances and loans by the Company and its Recourse Subsidiaries to officers and employees in the ordinary course of business not to exceed $100,000 in the aggregate at any one time outstanding; (iv) advances or loans by the Company in connection with Currency Agreements provided such agreements are made in the ordinary course of business; (v) advances or loans by the Company in connection with Interest Rate Agreements provided such agreements are made in the ordinary course of business; (vi) Investments by the Company and its Recourse Subsidiaries in exchange for assets sold or otherwise disposed of in accordance with the covenants and agreements set forth in Section 6.15; (vii) Investments by the Company and its Recourse Subsidiaries in the form of advances, extensions of credit, progress payments and prepayments for assets purchased by it in the ordinary course of business; (viii) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; (ix) any Investment by the Company or any Recourse Subsidiary of the Company in a Person that is engaged in a similar business if as a result of such Investment (a) such Person becomes a Recourse Subsidiary or
(b) such Person, in one transaction or a series of concurrent related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Recourse Subsidiary; (x) any Investment acquired by the Company or any of its Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (xi) Investments the

                                                        Draft - January 14, 2004

                                                                       Exhibit C

payment for which consists of Capital Stock of the Company (other than Disqualified Stock); and (xii) other Investments not to exceed $12,000,000 in the aggregate.

            "Permitted Liens" means (i) Liens in favor of the Collateral Agent or the Holders of each series of Securities, including Liens created by the Securities, the Indenture and the Security Documents; (ii) Liens on the Lender Secured Property to secure the Exit Credit Facility and Liens on the Tulsa and Chicago stocking locations; (iii) Liens on the property of the Company or any of its Recourse Subsidiaries created solely for the purpose of securing purchase money obligations; provided, that (a) such property so acquired is for use in the Company's business and (b) no such Lien shall extend to or cover other property or assets of the Company and its Recourse Subsidiaries other than the respective property or assets so acquired and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property or assets; (iv) Liens on the assets of any entity existing at the time such entity or assets are acquired by the Company or any of its Recourse Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise; provided, however, that such Liens (a) are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or any of its Recourse Subsidiaries and (b) do not extend to any other property of the Company or any of its Recourse Subsidiaries;
(v) Liens in existence on the date of the Indenture; (vi) Liens securing Private Activity Bonds, as such term is defined in the Internal Revenue Code; provided, that any Lien permitted by this clause (vi) shall not extend to any other property of the Company or any of its Subsidiaries; (vii) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (viii) other Liens incidental to the conduct of the Company's and its Recourse Subsidiaries' business or the ownership of its property and assets not securing any Indebtedness, and which do not in the aggregate materially detract from the value of the Company's and its Recourse Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of its business (including, without limitation, Liens securing any obligation to landlords, vendors, carriers, warehousemen, mechanics, laborers and materialman and other similar obligations arising by operation of law not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor);
(ix) Liens with respect to assets of a Recourse Subsidiary granted by such Recourse Subsidiary to the Company to secure Indebtedness owing to the Company;
(x) Liens on assets owned by Non-Recourse Subsidiaries to secure Non-Recourse Indebtedness; (xi) Liens on assets not constituting Collateral to secure senior Indebtedness; (xii) pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xiii) deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money), not to exceed in the aggregate $2,500,000 at any given time; (xiv) zoning restrictions, servitudes, easements, rights-of-way, mineral reservations, building and subdivision restrictions, levee, road and other riparian landowner obligations and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case

                                                        Draft - January 14, 2004

                                                                       Exhibit C

materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Recourse Subsidiaries; (xv) Permitted Easements; (xvi) Liens arising out of judgments or awards against the Company or any Recourse Subsidiary with respect to which the Company or such Recourse Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Recourse Subsidiary is maintaining adequate reserves in accordance with GAAP; (xvii) any interest or title of a lessor in the property subject to any Capitalized Lease Obligation or operating lease; (xviii) Liens on assets transferred to an Asset Backed Entity or on assets of an Asset Backed Entity incurred in connection with a Qualified Asset Backed Transaction; (xix) other Liens on assets with an aggregate book value not in excess of 7 1/2% of the book value of the Company's total assets as shown on the Company's most recent consolidated balance sheet; (xx) obligations under Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business; (xxi) Liens by a depositary or financial institution on funds deposited with such institution arising in the ordinary course of business under standard account agreements or by operation of law; and (xxii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal, or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

            "Permitted Payments" means, with respect to the Company or any of its Recourse Subsidiaries, (a) any dividend on shares of Capital Stock payable solely in shares of Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock); (b) any dividend, other distribution, loan or advance to the Company by any of its Subsidiaries or by a Subsidiary to a Recourse Subsidiary and any dividends payable by a Recourse Subsidiary on its Common Stock; (c) any defeasance, redemption, repurchase or other acquisition for value of any Indebtedness of the Company with the proceeds from the issuance of (i) Indebtedness which is subordinate to the Securities at least to the extent and in the manner as the Indebtedness to be defeased, redeemed, repurchased or otherwise acquired is subordinate to the Securities in right of payment; provided, however, that (1) such newly-issued subordinated Indebtedness provides for no payments of principal by way of sinking fund, mandatory redemption, defeasance or otherwise by the Company or its Recourse Subsidiaries (including, without limitation, at the option of the holder thereof) prior to the maturity of the Indebtedness being replaced and (2) the proceeds of such new Indebtedness are utilized for such purpose within 45 days of issuance or (ii) Capital Stock (other than Disqualified Stock); and (d) the redemption or repurchase by a Wholly-Owned Recourse Subsidiary of its Capital Stock owned by the Company or another Wholly-Owned Recourse Subsidiary.

      "Permitted Related Acquisition" means acquisitions of property and assets used in lines of business related to the Company's or one of its Recourse Subsidiaries' business at such time.

                                                        Draft - January 14, 2004

                                                                       Exhibit C

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan" has the meaning given to it in the Recitals hereto.

                                                        Draft - January 14, 2004

                                                                       Exhibit C

            "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the Issue Date, and includes, without limitation, all classes and series of preferred or preference stock.

            "Private Activity Bond" means any "private activity bond" as defined in Section 141 of the Internal Revenue Code.

            "Section 1145 Legend" has the meaning specified in Section 2.1(c).

            "Qualified Asset Backed Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) an Asset Backed Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by an Asset Backed Entity), or may grant a security interest in, inventory, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving inventory or accounts receivable.

            "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Recourse Subsidiary in connection with, any Qualified Asset Backed Transaction. "Recourse Subsidiary" means any Subsidiary other than a Non-Recourse Subsidiary.

            "Reference Period" means the four fiscal quarters for which financial information is available preceding the date of a transaction giving rise to the need to make a financial calculation.

            "Regular Record Date" for the interest payable on any Interest Payment Date on the Notes means the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date and for the interest payable on any Interest Payment Date on the Securities of any series other than the Notes means the date specified for such purpose as contemplated by Section 3.1(a).

            "Released Interests" has the meaning specified in Section 12.5(b).

            "Released Property" means up to 36 acres of undeveloped land comprising part of the Mortgaged Facility which shall be selected by the Company, subject to the approval of its Board of Directors, in one or more parcels from approximately 54 acres of undeveloped land designated as land subject to being released from the Mortgage on that certain survey by Lucien

                                                        Draft - January 14, 2004

                                                                       Exhibit C

Gassen, P.L.S., attached as Exhibit G hereto, from and after the time such land is released from the Lien of the Indenture and the Security Documents as provided under Article XII.

            "Released Property Facilities" has the meaning specified in Section 6.27.

            "Released Trust Moneys" has the meaning specified in Section 13.4.

            "Resale Restriction Termination Date" has the meaning specified in
Section 3.2(a).

            "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any Trust Officer or assistant Trust Officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Investment" means any Investment in any Person other than a Recourse Subsidiary of the Company.

            "Restricted Payment" means, with respect to any Person, (a) any dividend or other distribution on any shares of such Person's Capital Stock (other than dividends or distributions payable in Capital Stock that is not Disqualified Stock); (b) any payment on account of the purchase, redemption, retirement or other acquisition of (i) any shares of such Person's Capital Stock or (ii) any option, warrant or other right to acquire shares of such Person's Capital Stock; (c) any defeasance, redemption, repurchase or other acquisition or retirement of value prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness ranked subordinate in right of payment to the Securities (other than in connection with the refunding or refinancing of such Indebtedness); and (d) any Restricted Investment; provided, however, that "Restricted Payments" shall not include any payment or investment described in (a), (b), (c) or (d) above made by a Subsidiary to the Company or to a Recourse Subsidiary of the Company.

            "Restricted Period" means with respect to any series of Securities, the period prior to and including the 40th day after the later of the commencement of the offering of such series of Securities and the Issue Date of such series of Securities.

            "Retained Trust Moneys" has the meaning specified in Section 13.5.

            "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Recourse Subsidiaries of any property or asset of such Person or any of its Recourse Subsidiaries which has been or is being sold or transferred by such Person or such Recourse Subsidiary to such

                                                        Draft - January 14, 2004

                                                                       Exhibit C

lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

            "Securities" means any securities authenticated and delivered under this Indenture.

            "Security Documents" means, collectively, (i) the Mortgages, (ii) the Company Security Agreement, (iii) the Subsidiary Security Agreements, (iv) the Subsidiary Guarantees, (iv) the Collateral Agency and Intercreditor Agreement and (v) any other mortgage, security agreement or other agreement evidencing a security interest executed in accordance with Section 12.1 after the date hereof.

            "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

            "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

            "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable and inventory securitization transactions.

            "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

            "Steel Business Assets" has the meaning set forth in Section
6.15(a).

            "Subsidiary" means, with respect to any Person, any corporation or other entity of which 50% or more of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

            "Subsidiary Guarantee" means each Guarantee given or made subsequent to the date hereof pursuant to Section 12.1(a).

            "Subsidiary Guarantor" means each Recourse Subsidiary of the Company which from time to time becomes a party to this Indenture.

            "Subsidiary Security Agreement" means each Security Agreement with respect to Persons that become Recourse Subsidiaries of the Company subsequent to the date hereof, as of such subsequent date, between the Trustee and such Recourse Subsidiary of the Company, substantially in the form of Exhibit E hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "Transaction" has the meaning specified in Section 6.14.

                                                        Draft - January 14, 2004

                                                                       Exhibit C

            "Trust Moneys" means all cash or Cash Equivalents received by the Collateral Agent (a) as Net Cash Proceeds received by the Company and its Recourse Subsidiaries from Asset Sales to be subject to the Lien of the Security Documents in accordance with the covenants and agreements set forth in Section 6.15; (b) as Condemnation Awards with respect to all or any part of the Collateral; (c) as Net Insurance Proceeds with respect to all or any part of the Collateral; (d) as proceeds from the issuance of Securities to the extent provided in Section 6.9; (e) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise; (f) for application under Article XIII as elsewhere provided in this Indenture or the Security Documents or whose disposition is not elsewhere specifically provided for in the Indenture or the Security Documents; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to Article IV or XIV or Section 5.6 or delivered to or received by the Trustee for application in accordance with Section 8.6 hereof. Trust Moneys shall be held by the Trustee for the benefit of the Holders of Securities of all series as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to the Security Documents, said Trust Moneys shall be applied in accordance with Section 8.6; but prior to any such entry, sale or other disposition, all or any part of the Trust Money may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in Article XIII.

            "Trust Moneys Release Notice" has the meaning specified in Section 13.4.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

            "Trust Officer" means any Vice President, any Assistant Vice President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

            "Valuation Date" has the meaning specified in Section 12.5(b).

            "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

            "Wholly-Owned Non-Recourse Subsidiary" means a Wholly-Owned Subsidiary that is a Non-Recourse Subsidiary.

            "Wholly-Owned Recourse Subsidiary" means a Wholly-Owned Subsidiary that is a Recourse Subsidiary.

            "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of which at least 95% of the Capital Stock (other than any director's qualifying stock), or in the case of a non-corporate Subsidiary, other equity interests having ordinary voting power for the election of directors or other governing body of such Subsidiary, is owned by such Person or another Wholly-Owned Subsidiary of such Person.

            "Withdrawal Notice" has the meaning specified in Section 13.5.

SECTION 1.2. Compliance Certificates and Opinions.

            Upon any application or request by the Company or any Subsidiary Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or under this Indenture. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by officers of the Company or a Subsidiary Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

      informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.3. Form of Documents Delivered to Trustee.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4. Acts of Holders; Record Dates.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by one or more agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 9.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

            (b) The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in any manner which the Trustee deems sufficient.


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                                                        Draft - January 14, 2004

                                                                       Exhibit C

            (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 10.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

            (d) The ownership of Securities shall be proved by the Security Register.

            (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.5. Notices, Etc. to Trustee, Company and Subsidiary Guarantors.

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (i) the Trustee by any Holder, by the Company, or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trustee, J.P. Morgan Trust Company, N.A., Suite 2100, 909 Poydras Street, New Orleans, Louisiana 70112; or

                  (ii) the Company or any Subsidiary Guarantor, by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or the Subsidiary Guarantor, as the case may be, addressed to the attention of its Secretary at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company or the Subsidiary Guarantor, as the case may be.

SECTION 1.6. Notice to Holders; Waiver.

            Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by

                                                        Draft - January 14, 2004

                                                                       Exhibit C

mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.7. Conflict with Trust Indenture Act.

            If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 1.8. Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.9. Successors and Assigns.

            All covenants and agreements in this Indenture by the Company, the Subsidiary Guarantors and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.10. Separability Clause.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11. Benefits of Indenture.

            Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12. Governing Law.

            This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

                                                        Draft - January 14, 2004

                                                                       Exhibit C

SECTION 1.13. Legal Holidays.

            In any case where any Interest Payment Date, Maturity Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Maturity Date, or at the Stated Maturity; provided, that no interest shall accrue for the period from and after such Maturity Date or Stated Maturity, as the case may be.

SECTION 1.14. Immunity of Incorporators, Stockholders, Officers and Directors.

            No recourse shall be had for the payment of the principal of or interest on any Security or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, or any Subsidiary Guarantor, or of any successor corporation, either directly or indirectly through the Company, or any Subsidiary Guarantor, or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company, or any Subsidiary Guarantor, or of any successor corporation, either directly or indirectly through the Company, or any Subsidiary Guarantor, or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities.

                                   ARTICLE II

                                 SECURITY FORMS

SECTION 2.1. Forms Generally.

            (a) The Notes will be issued in the form of a permanent global Security substantially in the form of Exhibit A, which is hereby incorporated by reference and expressly made a part of this Indenture (a "Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. A Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

            The Global Note, together with other global notes of any series that may be issued under this Indenture, are sometimes collectively herein referred to as the "Global Securities."

                                                        Draft - January 14, 2004

                                                                       Exhibit C

            (b) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

            (c) Restrictive Legends. Unless and until a Note is sold under an effective registration statement, such Global Note and Institutional Accredited Investor Global Note shall bear the following legend (the "Section 1145 Legend") on the face thereof:

      "THIS NOTE HAS BEEN ISSUED IN AN OFFERING PURSUANT TO 11 U.S.C. 1145 ("SECTION 1145"). ACCORDINGLY, THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT, EXERCISABLE BY EITHER, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO EACH OF THEM."

            The Global Securities of any series, whether or not a Note, shall bear the following legend on the face thereof:

      "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR

                                                        Draft - January 14, 2004

                                                                       Exhibit C

      THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

            (d) Book-Entry Provisions. (i) This Section 2.1(d) shall apply only to Global Securities deposited with the Trustee, as custodian for the Depositary.

            (ii) Each Global Security initially shall (x) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (y) be delivered to the Trustee as custodian for such Depositary and
(z) bear legends as set forth in Section 2.1(c).

            (iii) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

            (iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (e) of this Section to beneficial owners who are required to hold Certificated Securities (as defined below), the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Securities of like tenor and amount.

            (v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (e) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations.

            (e) Certificated Securities. Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive certificated Securities ("Certificated Securities"). If required to do so pursuant to any applicable law or regulation, beneficial owners of Securities of any series may obtain Certificated Securities representing such series in exchange for their beneficial interests in a Global Security upon written request in accordance with the Depositary's and the Security Registrar's procedures. In addition, Certificated Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a clearing agency

                                                        Draft - January 14, 2004

                                                                       Exhibit C

registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or (ii) the Company executes and delivers to the Trustee and the Security Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary. Any Certificated Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(d)(iv) and (v) shall, except as otherwise provided by paragraph (c) of
Section 3.2, bear the applicable legend regarding transfer restrictions applicable to the Certificated Security set forth in Section 2.1(c).

            (f) Proxies. The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (g) Non-Depository Eligible Securities. If a Global Security shall not qualify or otherwise not be accepted for deposit by the Depositary, then such Global Security shall be registered in the name of the Trustee as trustee, and the foregoing provisions in respect of the Depositary shall apply mutatis mutandi to the Trustee in respect thereof. In lieu of the second pair of legends in paragraph (c) preceding, such Global Security shall bear such comparable legend(s) as the Trustee shall reasonably request.

                                   ARTICLE III

                                 THE SECURITIES

SECTION 3.1. Amount Unlimited; Issuable in Series; Title and Terms of the Notes.

            (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series, including the series of Securities established pursuant to Section 3.1(c). Except with respect to the series of Securities established pursuant to Section 3.1(c), there shall be established in or pursuant to a Board Resolution, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

            (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities);

            (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series);

            (3) the date or dates on which the principal of the Securities of the series is payable;

                                                        Draft - January 14, 2004

                                                                       Exhibit C

            (4) the rate or rates at which the Securities of the series shall bear interest, if any, and the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interests shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

            (5) the price or prices at which and the period or periods within and the terms and conditions upon which Securities of the series may be redeemed, as a whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

            (6) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series at the option of a Holder thereof and the price or prices at which the Securities of the series are payable, and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, as a whole or in part, pursuant to such obligation;

            (7) any addition to, or any modification of, any Event of Default or covenant of the Company specified herein with respect to the Securities of such series; and

            (8) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

            (b) If any of the terms of the Securities of a series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

            (c) There is hereby established a series of Securities which shall be known and designated as the "9% First Mortgage Notes due 2011" in the aggregate principal amount of thirty million dollars ($30,000,000). Their Stated Maturity shall be March 31, 2011, and they shall bear interest at the rate of 9% per annum, from the Effective Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on March 31 and September 30 in each year, commencing September 30, 2004, until the principal thereof is paid or made available for payment.

            (c) All Securities of any one series shall be substantially identical except as to the date from which interest, if any, shall accrue, which term may be determined by the Company from time to time as to Securities of a series if, in the case of any series established pursuant to Section 3.1(a), so provided in or established pursuant to the authority granted in a Board Resolution or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for

                                                        Draft - January 14, 2004

                                                                       Exhibit C

issuance of additional Securities of such series. In connection with the authentication and delivery of Securities of any series after the date of this Indenture (other than Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series), each Subsidiary Guarantor shall reaffirm in writing its Subsidiary Guarantee.

            (d) The principal of and interest on the Securities of any series shall be payable at the office or agency of the Paying Agent in The City of New Orleans, maintained for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that a Holder of $2,000,000 in aggregate principal amount of Securities of any series shall be entitled to receive payments of interest by wire transfer in immediately available funds (but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment
Date).

            Notwithstanding any other provision of this Section 3.1, if a Security is in the form of a Global Security, immediately available funds for the payment of the principal of and interest on the Security due on any Interest Payment Date or Maturity Date, as the case may be, will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Depositary on such respective dates. The Depositary will allocate and pay such funds to the owners of beneficial interests in the Security in accordance with its existing operating procedures.

            The Securities shall be subject to redemption and repurchase by the Company as provided herein.

SECTION 3.2. Transfer and Exchange.

            (a) Any proposed transfer of a Note, other than to the Company or pursuant to a registration statement that has been declared and is effective under the Securities Act, shall be conditioned upon prior delivery to the Trustee and the Company of a certificate in the form set forth in paragraph (h) of this Section, and may further be conditioned, at the election of either the Trustee or the Company or both, upon the delivery to be subject to the receipt by the Company and the Trustee of an Opinion of Counsel that such transfer may be made without registration of such Note or beneficial interest therein under Federal and state securities laws, and such other certifications and/or other information satisfactory to each of them as either the Trustee or the Company may request.

            (b) [Intentionally omitted.]

            (c) Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Security Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing the Restricted Securities Legend, the Security Registrar shall deliver only Securities that bear such Restricted Securities Legend unless there is delivered to the Security Registrar an Opinion

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (d) The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 3.2. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

            (e) Obligations with Respect to Transfers and Exchanges of
Securities.

                  (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article III, execute and the Trustee shall authenticate Certificated Securities and Global Securities at the Security Registrar's or co-registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Section 11.6).

                  (iii) The Security Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase Securities of the same series as such Security and ending at the close of business on the day of such mailing or (2) 15 Business Days before an interest payment date for such series of Securities and ending on such interest payment date.

                  (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            (f) No Obligation of the Trustee.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders of any series of Securities and all payments to be made to Holders in respect of a series of Securities shall be given or made only to or upon the order of the registered Holders of such series of Securities (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            (g) [Intentionally omitted.]

            (h) Form of Certificate to be Delivered in Connection with Transfers.

                                                                          [Date]

Bayou Steel Corporation
c/o J.P. Morgan Trust Company N.A.
Suite 2100
909 Poydras Street
New Orleans, Louisiana 70112
Fax: 504-552-2833

Attention: Trust Department

      Re:   Bayou Steel Corporation
            9% First Mortgage Notes due 2011 (the "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with the exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act") provided by [insert description of exemption relied upon], and, accordingly, we represent that [insert factual preconditions of applicability of claimed exemptions]. We further represent that the transferee is not an "underwriter" as such term may be applied under Section 1145 of the United States Bankruptcy Code.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

this certificate have the meanings set forth in the Securities Act and the rules and regulations issued thereunder.

            Very truly yours,

            [Name of Transferor]


            By:______________________   ______________________________
                Authorized Signature    Signature Medallion Guaranteed


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                                                        Draft - January 14, 2004

                                                                       Exhibit C

SECTION 3.3. Execution, Authentication, Delivery and Dating.

            The Securities of any series shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or its Chief Financial Officer and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

            Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

            At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery the Notes upon a Company Order. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which such issue of the Notes is to be authenticated.

            Each Security shall be dated the date of its authentication.

            No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 3.4. Temporary Securities.

            Pending the preparation of definitive Securities of any series of Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities for such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

            If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities of the same series upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 6.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

SECTION 3.5. Registration.

            The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 6.2 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed Security Registrar for the purpose of registering Securities and transfers of Securities as herein provided.

SECTION 3.6. Mutilated, Destroyed, Lost and Stolen Securities.

            If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series of like tenor and principal amount and bearing a number not contemporaneously outstanding.

            If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series of like tenor and principal amount and bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

            Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Security issued pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

SECTION 3.7. Payment of Interest; Interest Rights Preserved.

            Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

            Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

            (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

      notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.8. Persons Deemed Owners.

            Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.9. Cancellation.

            All Securities surrendered for payment, redemption, repurchase, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. Notwithstanding any other provision of this Indenture to the contrary, in the case of a series all the Securities of which are not to be originally issued at one time, a Security of such series shall not be deemed to have been Outstanding at any time hereunder if and to the extent that, subsequent to the authentication and delivery thereof, such Security is delivered to the Trustee for cancellation by the Company or any agent thereof upon the failure of the original purchaser thereof to make payment therefor against delivery thereof, and any Security so delivered to the Trustee shall be promptly cancelled by it. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that cancelled Securities be returned to it.

SECTION 3.10. Computation of Interest.

            Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

SECTION 4.1. Satisfaction and Discharge of Any Series.

            (a) The Company shall be deemed to have satisfied and discharged the entire indebtedness on all the Securities of any particular series (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and, so long as no Event of Default shall be continuing, the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when

            (1) either

                  (A) all Securities of such series theretofore authenticated and issued (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Trustee or discharged from such trust, as provided in Section 6.26) have been delivered to the Trustee for cancellation; or

                  (B) all such Securities of such series not theretofore
            delivered to the Trustee for cancellation

                        (i) have become due and payable; or

                        (ii) will become due and payable within one year,

            and the Company, in the case of (B) (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity Date, as the case may be;

            (2) the Company has paid or caused to be paid all other sums payable with respect to the Securities of such series; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire Indebtedness on all Securities of such series have been complied with.

            (b) Upon the satisfaction of the conditions set forth in this
Section 4.1 with respect to all the Securities of any series, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

upon, or applicable to, the Company or the Subsidiary Guarantors, and the Holders of the Securities of such series shall look for payment only to the funds or obligations deposited with the Trustee pursuant to Section 4.1(a); provided, however, that in no event shall the Company be discharged from (i) any obligations under Sections 9.7 or 9.10 or (ii) any obligations under Sections
3.5 and 3.6 (except that Securities of such series issued upon registration of transfer or exchange or in lieu of mutilated, lost, destroyed or stolen Securities shall not be obligations of the Company) and Sections 10.1 and 6.2.

SECTION 4.2. Application of Monies for Satisfaction and Discharge.

            Subject to the provisions of the last paragraph of Section 6.26, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

SECTION 4.3. Satisfaction and Discharge of Indenture.

            Upon compliance by the Company with the provisions of Section 4.1 as to the satisfaction and discharge of each series of Securities issued hereunder, and if the Company has paid or caused to be paid all other sums payable under this Indenture, this Indenture shall cease to be of any further effect (except as otherwise provided herein). Upon Company Request and receipt of an Opinion of Counsel and an Officers' Certificate, the Trustee (at the expense of the Company) shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and the cancellation of all Security Documents.

            Notwithstanding the satisfaction and discharge of this Indenture, any obligations of the Company under Section 9.7 and the obligations of the Trustee under Sections 4.2, 6.26 and 9.14 shall survive.

                                    ARTICLE V

                                   REDEMPTION

SECTION 5.1. Applicability of Article.

            Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1(a) for Securities of any series) in accordance with this Article.

SECTION 5.2. Notices to Trustee.

            If the Company elects to redeem all or any part of the Securities of any series, it shall notify the Trustee and the Paying Agent in writing of the redemption date and the principal amount of Securities of such series to be redeemed.

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

            The Company shall give each notice provided for in this Section 5.2 at least 75 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Securities being redeemed.

SECTION 5.3. Selection of Securities To Be Redeemed.

            If less than all of the Securities of any series are to be redeemed, the Trustee shall select the Securities of such series to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, that no Securities of $1,000 or less shall be redeemed in part.

            The Trustee shall make the selection from the Outstanding Securities of the series of Securities being redeemed not previously called for redemption. The Trustee shall promptly notify the Company in writing of such Securities and, in the case of Securities selected for partial redemption, the principal amount to be redeemed. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. The Securities and portions of them the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 5.4. Notice of Redemption.

            At least 15 days but not more than 60 days prior to a redemption date, the Company shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Securities to be redeemed at its registered address.

            The notice shall identify the Securities to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price and the amount of accrued interest, if any, to be paid;

            (3) the name and address of the Paying Agent;

            (4) that the Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

            (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Trustee or the Paying Agent of the Securities redeemed;

            (6) if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on and after the redemption date, upon surrender of such Security, a new Security or

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

Securities in principal amount equal to the unredeemed portion thereof shall be issued without charge to the Holder; and

            (7) if less than all of the Securities of any series are to be redeemed, the identification of the particular Securities of such series (or portion thereof) to be redeemed as well as the aggregate principal amount of such series of Securities to be redeemed and the aggregate principal amount of Securities of such series estimated to be outstanding after the redemption.

            (8) the paragraph of the Securities and/or section of the Indenture pursuant to which the Securities call for redemption are being redeemed.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

SECTION 5.5. Effect of Notice of Redemption.

            Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price and shall cease to bear interest from and after the redemption date (unless the Company shall default in the payment of the redemption price or accrued interest). Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date; provided, that if the redemption date is also an Interest Payment Date, then the interest payable on such date shall be paid to the Holder of record on the next preceding Regular Record Date relating to such Interest Payment Date.

SECTION 5.6. Deposit of Redemption Price.

            At least one Business Day prior to any redemption date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on the redemption date.

            If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the redemption date due to the failure of the Company to deposit sufficient funds with the Paying Agent, interest shall continue to accrue from the redemption date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Securities which were to be redeemed.

SECTION 5.7. Securities Redeemed in Part.

            Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

SECTION 5.8. Optional Redemption of the Notes.

            The Company may, at its option, redeem the Notes, in whole or in part, from time to time, at a redemption price equal to 100% of the then outstanding principal amount of the whole or such part thereof, as the case may be, together with accrued and unpaid interest, if any, to the date of redemption; provided, that if the date fixed for redemption is March 31 or September 30, then the interest payable on such date shall be paid to the Holder of record on the immediately preceding March 15 or September 15.

                                   ARTICLE VI

                                    COVENANTS

SECTION 6.1. Payment of Securities.

The Company shall pay, or cause to be paid, the principal of and interest on each series of Securities on the dates and in the manner provided in such series of Securities and this Indenture. If any Securities are not represented by one or more global Securities, an installment of principal or interest with respect to such Securities shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any Subsidiary) holds on that date money in immediately available funds designated for and sufficient to pay such installment. The Company agrees with the Trustee to deposit such funds with the Trustee or Paying Agent prior to the close of business on the Business Day immediately preceding the date such payment is due.

            Unless otherwise provided pursuant to Section 3.1(a), the Company shall pay interest on overdue principal with respect to any Security on demand at a rate that is 2% per annum in excess of the rate then in effect and (to the extent permitted by law) the Company shall pay interest on overdue installments of interest with respect to any Security at the rate at which the Securities of the same series bear interest.

SECTION 6.2. Maintenance of Office or Agency.

            The Company shall maintain in the City of New Orleans, Louisiana an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 1.5 hereof.

            The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New Orleans, Louisiana for such purposes. The Company shall give

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the Corporate Trust Office of the Trustee located at Suite 2100, 909 Poydras Street, New Orleans, Louisiana 70112, as such offices of the Company in accordance with Sections 3.5 and 9.9 hereof.

SECTION 6.3. Corporate Existence.

            Subject to Article VII, the Company shall do or cause to be done, at its own cost and expense, all things necessary to, and shall cause each Subsidiary to, preserve and keep in full force and effect the corporate existence and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if in the judgment of the Board of Directors of the Company, (a) such preservation or existence is not desirable in the conduct of business of the Company or such Subsidiary and (b) the loss of such right, license or franchise or the dissolution of such Subsidiary is not adverse in any material respect to the Holders.

SECTION 6.4. Payment of Taxes and Other Claims; Tax Consolidation.

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that, subject to the terms of the applicable Security Documents, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves (in the good faith judgment of the Board of Directors of the Company) have been made.

SECTION 6.5. Compliance Certificates.

            (a) The Company shall deliver to the Trustee, within 45 days after the end of each of the first three quarters of the Company's fiscal year, and within 90 days after the end of its fiscal year, Officers' Certificates of the Company stating (i) that a review of the activities of the Company during the preceding fiscal quarter or year, as the case may be, has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Responsible Officer signing such certificate, (ii) that, to the best knowledge of such Responsible Officer, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Responsible Officer may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto) and (iii) that to the best of his knowledge no

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited (or, if such event has occurred, describing the event and what action the Company is taking or proposes to take with respect thereto).

            (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements for such year delivered pursuant to Section 6.6 shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

            (c) The Company shall, so long as any of the Securities of any series are outstanding, deliver to the Trustee, forthwith upon any officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.6. SEC Reports.

            (a) In accordance with the provisions of Section 314(a) of the Trust Indenture Act, at any time that the Company is required to file periodic reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act. In addition, at any time that the Company has a class of equity securities registered under the Exchange Act, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished by it to stockholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the Security Register.

            (b) At any time that the Company does not have a class of securities registered under the Exchange Act, the Company shall furnish to the Trustee (who is hereby authorized and directed to furnish a copy thereof to any person requesting the same in writing) and shall mail (or cause to be mailed by the Trustee at the Company's expense) to each of the Holders at their addresses as set forth in the Security Register maintained by the Security Registrar within 60 days after the close of each of the first three quarters of each fiscal year and within 105 days after the close of each fiscal year consolidated balance sheets of the Company as of the end of each such quarter or fiscal year, as the case may be, and consolidated statements of income and changes in financial position of the Company for the period commencing at the end of the Company's previous fiscal year and ending with the end of such quarter or fiscal year, as

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

the case may be, all such financial statements setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end adjustments) by a Responsible Officer of the Company as having been prepared in accordance with GAAP consistently applied, and, in the case of annual consolidated financial statements, certified by independent public accountants of recognized standing and a summary discussion and analysis of the results of operations and financial condition of the Company and its subsidiaries for the periods presented. All financial statements shall be prepared in accordance with GAAP consistently applied, except for changes with which the Company's independent public accountants concur and except that quarterly statements may be subject to year-end adjustments.

SECTION 6.7. Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities of any series as contemplated therein or herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.8. Maintenance of Properties; Insurance; Books and Records; Compliance
             with Law.

            (a) Subject to the applicable provisions of the Security Documents, the Company shall, and shall cause each Subsidiary to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good working order and condition, ordinary wear and tear excepted, and shall cause to be made all necessary (in the good faith opinion of management) repairs, renewals, replacements, additions, betterments and improvements thereto.

            (b) Except as provided in the Mortgage with respect to the Collateral, the Company shall and shall cause each Subsidiary to maintain insurance with insurance companies or associations with a rating of "A" or better, as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use), subject to the provisions of the applicable Security Documents, in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

            (c) The Company shall and shall cause each Subsidiary to keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

                                                        Draft - January 14, 2004

                                                                       Exhibit C

            (d) The Company shall and shall cause each Recourse Subsidiary to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially and adversely affect the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

SECTION 6.9. Limitations on Indebtedness.

            (a) So long as any Notes shall remain Outstanding, the Company shall not, and shall not permit any of its Recourse Subsidiaries, directly or indirectly, to incur, create, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (each event, an "incurrence") any Indebtedness unless (a) the pro forma EBITDA Ratio of the Company and its Recourse Subsidiaries for the Reference Period prior to the incurrence of such Indebtedness (taken as a whole and calculated on the assumptions that such Indebtedness had been incurred and the proceeds thereof had been applied on the first day of the Reference Period) would have been greater than 2.00 to 1.00 and (b) no Default or Event of Default shall have occurred and be continuing at the time of, or after giving effect to, the incurrence of such Indebtedness.

            (b) The limitation set forth in paragraph (a) shall not apply to:

                  (i) Indebtedness evidenced by the issuance of the Notes and the obligations, which relate to such issuance, of the Company and its Subsidiaries under the Indenture in an aggregate amount not to exceed $30,000,000;

                  (ii) Indebtedness of the Company or any Recourse Subsidiary issued to the Company or any Wholly-Owned Recourse Subsidiary; provided, that (a) any such Indebtedness is unsecured and is subordinated to the Securities and (b) any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Recourse Subsidiary ceasing to be a Wholly-Owned Recourse Subsidiary or any transfer of such Indebtedness by any Wholly-Owned Recourse Subsidiary to someone not a Wholly-Owned Recourse Subsidiary will, in each case, be deemed an incurrence of Indebtedness under the Indenture;

                  (iii) Indebtedness of the Company or any Recourse Subsidiary which is existing on and immediately following the Effective Date, including any Indebtedness expressly provided for under the Plan;

                  (iv) Indebtedness incurred under the Exit Credit Facility;

                                                        Draft - January 14, 2004

                                                                       Exhibit C

                  (v) Indebtedness incurred with respect to Interest Rate Agreements covering floating rate Indebtedness of the Company that is permitted under this covenant to the extent the notional principal amount of such Interest Rate Agreements does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreements relate;

                  (vi) Indebtedness incurred with respect to the deferred purchase price of machinery and equipment related to the business of the Company or its Recourse Subsidiaries at the time of purchase and other purchase money obligations (including Capitalized Lease Obligations) not to exceed, in the aggregate, $5,000,000; provided, that the maturity of any such obligation does not exceed the anticipated useful life of the asset being financed;

                  (vii) Indebtedness arising from the honoring of a check, draft or similar instrument drawn against insufficient funds; provided, that such indebtedness is extinguished within two Business Days of its incurrence;

                  (viii) the incurrence by an Asset Backed Entity of Indebtedness in a Qualified Asset Backed Transaction that is nonrecourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings) in an aggregate principal amount outstanding at any one time not to exceed the amount permitted under clause (iv) above;

                  (ix) Indebtedness of a Recourse Subsidiary outstanding on the date on which such Recourse Subsidiary was acquired by the Company; provided, however, that at the time such Recourse Subsidiary is acquired by the Company, the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the immediately preceding paragraph after giving effect to the incurrence of such Indebtedness pursuant to this clause (ix);

                  (x) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Recourse Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Company or any of its Recourse Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations and (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers of obligations (other than Indebtedness) incurred in the ordinary course of business;

                                                        Draft - January 14, 2004

                                                                       Exhibit C

                  (xi) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Recourse Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Recourse Subsidiary of the Company (other than Guarantees of Indebtedness or other obligations incurred by any person acquiring all or any portion of such business assets or Recourse Subsidiary of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Recourse Subsidiaries in connection with such disposition;

                  (xii) Indebtedness incurred in connection with Private Activity Bonds, as such term is defined under the Internal Revenue Code, in an aggregate principal amount not to exceed $2,500,000;

                  (xiii) other Indebtedness of the Company and its Recourse Subsidiaries not to exceed, in the aggregate, $10,000,000; and

                  (xiv) any renewal, extension or refinancing (and subsequent renewals, extensions or refinancings) of any Indebtedness of the Company and its Recourse Subsidiaries permitted under the preceding paragraph or under clauses (i), (iii), (iv), (vi), (ix), (x), or (xii) above; provided, however, that in no event may Indebtedness of the Company be renewed, extended or refinanced by means of Indebtedness of any Recourse Subsidiary of the Company pursuant to this clause (xiv).

SECTION 6.10. Limitation on Liens.

            So long as any Notes shall remain Outstanding, the Company shall not, and shall not permit, cause or suffer any of its Recourse Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind upon any property or assets of the Company or any Recourse Subsidiary, whether now owned or hereafter acquired, except for Permitted Liens.

SECTION 6.11. Limitation on the Issuance of Preferred Stock by Recourse
              Subsidiaries.

            So long as any Notes shall remain Outstanding, the Company shall not permit any of its Recourse Subsidiaries to issue, directly or indirectly, any Preferred Stock, except:

                  (i) Preferred Stock issued to and held by the Company or a Wholly-Owned Recourse Subsidiary, except that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Wholly-Owned Recourse Subsidiary

                                                        Draft - January 14, 2004

                                                                       Exhibit C

      ceasing to be a Wholly-Owned Recourse Subsidiary or any transfer of such Preferred Stock by any Wholly-Owned Recourse Subsidiary will, in each case, be deemed an issuance of Preferred Stock under the Indenture;

                  (ii) Preferred Stock issued by a Person prior to the time (a) such Person became a Recourse Subsidiary, (b) such Person merges with or into a Recourse Subsidiary or (c) another Recourse Subsidiary merges with or into such Person (in a transaction in which such Person becomes a Recourse Subsidiary), in each case if such Preferred Stock was not incurred in anticipation of such transaction; and

                  (iii) Preferred Stock (other than Disqualified Stock) which is exchanged for Preferred Stock permitted to be outstanding pursuant to clauses (i) and (ii) or which is used to refinance Indebtedness of a Recourse Subsidiary (or any extension, renewal or refinancing thereof), having a liquidation preference not to exceed the liquidation preference of the Preferred Stock or the principal amount of the Indebtedness so exchanged or refinanced; provided, that the Preferred Stock so issued in exchange (i) shall have a stated maturity not earlier than the stated maturity of the Indebtedness or Preferred Stock being refunded or refinanced and (ii) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness or Preferred Stock being refunded or refinanced.

SECTION 6.12. Financial Statements.

            The Company shall furnish to the Holders of Securities all quarterly and annual financial statements and other historical financial information delivered or required to be delivered to the lenders under the Exit Credit Facility.

SECTION 6.13. Limitations on Restricted Payments.

            So long as any Notes shall remain Outstanding, neither the Company nor any of its Recourse Subsidiaries shall, directly or indirectly, declare, pay or set apart for payment, any Restricted Payment, if after giving effect thereto: (i) a Default or an Event of Default shall have occurred and be continuing; (ii) the Company would not be permitted to incur or become liable with respect to at least $1.00 of additional Indebtedness as determined in accordance with Section 6.9(a); or (iii) the aggregate amount of all Restricted Payments made by the Company or any of its Recourse Subsidiaries (the amount expended or distributed for such purposes, if other than in cash, to be valued at its fair market value as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution delivered to the Trustee) from and after the date of the Indenture, through and including the date on which such Restricted Payment is made, would exceed the sum of:

                                                        Draft - January 14, 2004

                                                                       Exhibit C

                  (i) the aggregate of 50% of the Company's Consolidated Net Income accrued for the period (taken as one accounting period) (or if such aggregate Consolidated Net Income shall be a deficit, minus 100% of the amount of such deficit) commencing with the first full fiscal quarter after the date of this Indenture to and including the fiscal quarter ended immediately prior to the date of such calculation; and

                  (ii) the aggregate net cash proceeds or the fair market value of marketable securities received by the Company after the date of this Indenture from the issuance or sale (other than to a Recourse Subsidiary) by the Company of its Capital Stock (excluding Disqualified Stock, but including Capital Stock other than Disqualified Stock issued upon conversion of, or exchange for, Disqualified Stock or securities other than its Capital Stock), and upon the exercise of warrants and rights to purchase such Capital Stock (the "Aggregate Cash Proceeds"). For purposes of this clause (ii), the aggregate net cash proceeds received by the Company (x) from the issuance of its Capital Stock upon the conversion of, or exchange for, securities evidencing Indebtedness of the Company, shall be calculated on the assumption that the gross proceeds from such issuance are equal to the aggregate principal amount (or, if discounted Indebtedness, the aggregate accreted amount) of Indebtedness evidenced by such securities converted or exchanged and (y) upon the conversion or exchange of other securities of the Company shall be equal to the aggregate net proceeds of the original sale of the securities so converted or exchanged if such proceeds of such original sale were not previously included in any calculation for the purposes of this clause (ii), plus any additional sums payable upon conversion or exchange.

            Notwithstanding the foregoing, this provision shall not prevent (i) the payment of any dividend within 60 days after the date of its declaration (if the declaration of such dividend was permitted by the foregoing provision at the time of such declaration); (ii) the repurchase, retirement or other acquisition of any shares of the Company's Capital Stock, or any option, warrant or other right to purchase shares of the Company's Capital Stock, or the repayment of any subordinated Indebtedness of the Company solely in exchange for shares of, or out of the proceeds of a substantially contemporaneous issuance of, Capital Stock (other than Disqualified Stock); provided, however, that such purchase, retirement or acquisition shall be excluded from subsequent calculations of Restricted Payments; (iii) the contributions to or other Investments in a Majority-Owned Non-Recourse Subsidiary in an aggregate amount not to exceed $5,000,000; (iv) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of subordinated refinancing Indebtedness, provided, however, that such defeasance, redemption or repurchase shall be excluded from subsequent calculations of Restricted Payments; (v) distributions or payments of Receivables Fees, provided, however, that such distributions or payments shall be excluded from subsequent calculations of Restricted Payments; (vi) Permitted Investments, provided, however, that Permitted Investments shall be excluded from subsequent calculations of Restricted Payments; (vii) Permitted Payments, provided, however, that Permitted Payments shall be excluded from subsequent calculations of Restricted Payments; (viii) the contribution to or other Investment by the Company in a Wholly-

                                                        Draft - January 14, 2004

                                                                       Exhibit C

Owned Non-Recourse Subsidiary; provided, that the amount of such contribution or Investment, together with the amount of all other contributions or Investments pursuant to this clause (viii), shall not exceed the amount of Aggregate Cash Proceeds; and, provided, further, that such contribution or Investment is otherwise permitted under the first paragraph of this Section 6.13 without giving effect to clause (ii) of such paragraph; (ix) the contribution of the Released Property to a Non-Recourse Subsidiary in exchange for an equity interest therein; provided, that at the time of such contribution, such land is not used or necessary in the business of the Company or any of its Recourse Subsidiaries as conclusively determined by a Board Resolution; and (x) other Restricted Payments not to exceed $2,500,000 in the aggregate.

SECTION 6.14. Limitations on Transactions with Stockholders and Affiliates.

            (a) So long as any Notes shall remain Outstanding, the Company shall not, and shall not permit any of its Recourse Subsidiaries to, enter into or permit to exist any transaction (or series of related transactions), including, without limitation, any loan, advance, guarantee or capital contribution to, or for the benefit of, or any sale, purchase, lease, exchange or other disposition of any property or the rendering of any service, or any other direct or indirect payment, transfer or other disposition (a "Transaction"), involving payments, with any holder of 5% or more of any class of Capital Stock of the Company or with any Affiliate of such holder or with any Affiliate of the Company (other than a Wholly-Owned Recourse Subsidiary of the Company), on terms and conditions less favorable to the Company or such Recourse Subsidiary, as the case may be, than would be available at such time in a comparable Transaction in arm's length dealings with an unrelated Person as determined by the Board of Directors of the Company or a Recourse Subsidiary, such determination, in the case of any transaction (or series of related transactions) involving aggregate consideration in excess of $75,000 to be evidenced by a Board Resolution. Notwithstanding the foregoing, the Company shall be entitled to grant gratuitous Permitted Easements in connection with the construction and operation of Released Property Facilities and Exempted Sale Leaseback Transactions and shall be entitled to make capital contributions to Subsidiaries to the extent permitted pursuant to Section 6.13.

            (b) The provisions of paragraph (a) will not apply to:

                  (i) Restricted Payments otherwise permitted pursuant to the Indenture;

                  (ii) transactions between the Company and one or more of its Recourse Subsidiaries; provided, that such transactions are not otherwise prohibited by the Indenture;

                  (iii) reasonable and customary fees and compensation (including amounts and other benefits paid pursuant to employee benefit plans) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Board of Directors of the Company or any Subsidiary;

                  (iv) payments for goods and services purchased in the ordinary course of business on an arms-length basis;

                                                        Draft - January 14, 2004

                                                                       Exhibit C

                  (v) transactions effected as part of a Qualified Asset Backed Transaction; and

                  (vi) the provision of, and the payment for, shared administrative services to Affiliates in the ordinary course of business.

SECTION 6.15. Restrictions on Asset Sales.

            (a) So long as any Notes shall remain Outstanding, the Company shall not, and shall not permit any of its Recourse Subsidiaries to, make any Asset Sale, unless (i) the Company or such Recourse Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by its Board of Directors or, in the case of any Asset Sale involving aggregate consideration of $125,000 or less, by the Chief Financial Officer of the Company or, in the case of any Asset Sale involving aggregate consideration of $25,000 or less, by any Vice President) of the Capital Stock or assets to be sold and (ii) the consideration therefor received by the Company or such Recourse Subsidiary is in the form of cash, Cash Equivalents or assets that are useful in the steel business ("Steel Business Assets"); provided that (A) the amount of (x) any liabilities (as shown on the Company's or such Recourse Subsidiary's most recent balance sheet) of the Company or any Recourse Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Recourse Subsidiary from further liability shall be deemed to be cash for purposes of this provision and (y) any non-cash consideration received by the Company or any such Recourse Subsidiary from such transferee that is converted by the Company or such Recourse Subsidiary into cash within 180 days of closing such Asset Sale shall be deemed to be cash for purposes of this provision (to the extent of the cash received), and (B) the Company or such Recourse Subsidiary may accept consideration (including consideration in the form of assumption of liabilities) from such Asset Sale in other than cash, Cash Equivalents and Steel Business Assets if the aggregate fair market value (as determined in good faith by the Company's Board of Directors and evidenced by a Board Resolution) of all consideration from all Asset Sales since the date of this Indenture that is other than cash, Cash Equivalents and Steel Business Assets ("Other Consideration") at the time of such Asset Sale, less the sum of the amount of any cash and Cash Equivalents and the fair market value (as determined in good faith by the Company's Board of Directors and evidenced by a Board Resolution) of any Steel Business Assets realized from, or received in exchange for, any Other Consideration prior to the time of such Asset Sale, does not exceed 5% of total assets at the time of such Asset Sale.

            (b) Within twelve months of the date that the Available Amount equals or exceeds $2,500,000, the Company shall elect to either (A) apply or cause to be applied the Available Amount to a Permitted Related Acquisition or the commencement thereof (provided that such project is completed within a reasonable time of the commencement thereof), (B) make an offer (an "Asset Sale Offer") to purchase Notes from all Holders thereof, and, in the case of an Asset Sale of Collateral and to the extent required by the terms of any other Securities issued hereunder, from all Holders thereof (treating the Holders of all Securities as one group for such purpose) up to an amount equal to the Available Amount (rounded to the next lowest multiple of $1,000) at a purchase price equal to 100% of the principal amount thereof plus accrued interest

                                                        Draft - January 14, 2004

                                                                       Exhibit C

thereon, if any, to the date of purchase, (C) repay senior Indebtedness, other than Indebtedness represented by the Notes, from Net Cash Proceeds of Asset Sales other than sales of Collateral or (D) any combination of clauses (A), (B) and (C) above; provided, that (i) property acquired at any time as a Permitted Related Acquisition (other than a Permitted Related Acquisition of property securing the Exit Credit Facility) that has been acquired with Collateral Proceeds shall be subject to a first priority Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders; (ii) pending application to a Permitted Related Acquisition or an Asset Sale Offer or distribution under
Section 13.2, the Collateral Proceeds, together with all Condemnation Awards and Net Insurance Proceeds received by the Collateral Agent, will be retained by the Collateral Agent in the Collateral Account subject to a first priority Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders; and (iii) notwithstanding the foregoing, as long as no Event of Default shall have occurred and be continuing, (A) the Company and its Recourse Subsidiaries, in the aggregate, shall be permitted to retain $500,000 of Net Cash Proceeds from Asset Sales, (B) to the extent that Holders do not subscribe to an Asset Sale Offer, the Company may retain the unutilized Available Amount and (C) the Company and its Recourse Subsidiaries collectively may retain the Net Cash Proceeds from the sale of any machinery, equipment, furniture, apparatus, tools or implements or other similar property subject to the Lien of the Security Documents, which may have become worn out, obsolete or no longer necessary to the operation of the Company's or its Recourse Subsidiaries' business ("Obsolete Assets") in an aggregate amount not to exceed $1,000,000 in any year, in the case of clauses (A), (B) and (C) in this clause (iii), free of the Lien of the Security Documents, and such retained amounts shall be released from the Collateral Account promptly upon demand. Notwithstanding anything to the contrary in this Indenture, neither the Company nor any of its Recourse Subsidiaries shall apply the proceeds of any Collateral that is a part of the Mortgaged Facility to the purchase of collateral securing the Exit Credit Facility.

            (c) The Company shall provide the Trustee with notice of any Asset Sale Offer at least 10 days before any notice of an Asset Sale Offer is mailed to Holders of the Securities (unless shorter notice is acceptable to the Trustee). If the Company elects to make an Asset Sale Offer, notice of such Asset Sale Offer shall be mailed by the Company to the Holders of the Securities subject to the Asset Sale Offer, with a copy to the Trustee and the Paying Agent, not more than twelve months after the Available Amount equals or exceeds $2,500,000 which notice shall specify the purchase date (which shall be no earlier than 15 days nor later than 60 days from the date such notice is mailed (the "Asset Sale Payment Date") and will otherwise comply with the procedures set forth in the Indenture and the Security Documents. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., Central time, on the Business Day immediately preceding the Asset Sale Payment Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

                  (i) that the Asset Sale Offer is being made pursuant to this
      Section 6.15;

                  (ii) the purchase price (including the amount of accrued interest, if any) for each Security and the Asset Sale Payment Date;

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

                  (iii) that any Security not tendered or accepted for payment shall continue to accrue interest in accordance with the terms thereof;

                  (iv) that any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Payment Date;

                  (v) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer must surrender their Securities with the form "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., Central time, on the Business Day immediately preceding the Asset Sale Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                  (vi) that Holders shall be entitled to withdraw their elections if the Paying Agent receives, not later than 5:00 p.m., Central time, on the third Business Day immediately preceding the Asset Sale Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

                  (vii) that if Securities in a principal amount in excess of the Holders' pro rata share of the Available Amount are tendered pursuant to the Asset Sale Offer, the Company shall purchase on a pro rata basis among the Securities tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                  (viii) that Holders whose Securities are purchased only in part shall be issued new Securities of the same series and equal in principal amount to the unpurchased portion of the Securities surrendered; and

                  (ix) the instructions that Holders must follow to tender their Securities.

            On or about the Asset Sale Payment Date, the Company shall (i) accept for payment, on a pro rata basis among the Securities tendered, Securities or portions thereof pursuant to the Asset Sale Offer and (ii) deliver to the Paying Agent the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver (or, in the case of a Global Security, transfer immediately available funds, on the Asset Sale Payment Date to the Depositary) to each Holder of the Securities so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to each such Holder a new Security of the same series and equal in principal amount to any unpurchased portion of the Securities surrendered upon receipt from the Company thereof. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the first Business Day following the Asset Sale Payment Date. To the extent the Holders' pro rata portion of an Asset Sale Offer is not fully subscribed to by such Holders, the Company may retain (free and clear of the Lien of this Indenture and the Security Documents) such unutilized

                                                        Draft - January 14, 2004

                                                                       Exhibit C

portion. The Paying Agent shall promptly deliver to the Company the balance of any such Trust Moneys held by the Paying Agent after payment to the Holders as aforesaid. For purposes of this Section 6.15, so long as the Collateral Agent is also the Trustee, the Collateral Agent shall act as the Paying Agent and, otherwise, the Trustee shall act as Paying Agent.

            The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 6.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 6.15 by virtue thereof.

SECTION 6.16. Limitation on Dividend and Other Payment Restrictions Affecting
              Recourse Subsidiaries.

            So long as any Notes shall remain Outstanding, the Company shall not, and shall not permit any of its Recourse Subsidiaries to, directly or indirectly, create, assume or otherwise cause or suffer to exist or enter into any agreement with any Person that would cause any consensual encumbrance or restriction of any kind on the ability of any such Recourse Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock; (b) make payments in respect of any Indebtedness owed to the Company or any of the Company's Recourse Subsidiaries; (c) make loans or advances to the Company or any of the Company's Recourse Subsidiaries; or (d) transfer any of its assets to the Company or any of the Company's Recourse Subsidiaries, other than by reason of (i) the Securities, the Indenture and the Security Documents; (ii) restrictions existing under agreements in effect on the date of this Indenture, including, without limitation, restrictions under the Exit Credit Facility as in effect on the date of this Indenture; (iii) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Recourse Subsidiary of the Company so long as such encumbrances or restrictions are not created, incurred or assumed in contemplation of such Person becoming a Recourse Subsidiary of the Company; (iv) restrictions existing under any agreement which refinances or replaces any of the agreements containing the restrictions in (ii) or (iii); provided, that the terms and conditions of any such restrictions are not materially less favorable to the Company or such Recourse Subsidiary than those under the agreement evidencing the refinanced Indebtedness; (v) customary non-assignment or sublease provisions of (A) any lease governing a leasehold interest of the Company or any Recourse Subsidiaries or (B) any other contract or agreement of the Company or any Recourse Subsidiary for the purchase or sale of goods or services entered into in the ordinary course of business and involving, in the case of any contract or agreement, payments of $1,000,000 or less in the aggregate in any fiscal year;
(vi) customary restrictions relating to assets acquired with the proceeds of a purchase money obligation; (vii) any restrictions with respect to a Recourse Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Recourse Subsidiary; (viii) restrictions created in connection with a Qualified Asset Backed Transaction that, in the good faith determination of the Board of Directors, are necessary to effect such Qualified Asset Backed Transaction; provided, that such restrictions apply only to such Asset Backed Entity; and (ix)

                                                        Draft - January 14, 2004

                                                                       Exhibit C

customary provisions contained in joint venture agreements and other similar agreements entered into in the ordinary course of business.

SECTION 6.17 Limitation on Sale and Leaseback Transactions.

            So long as any Notes shall remain Outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, enter into, directly or indirectly, any Sale and Leaseback Transaction, with respect to any real or tangible personal property, other than (i) a Sale and Leaseback Transaction entered into between the Company and any of its Wholly-Owned Recourse Subsidiaries or between Wholly-Owned Recourse Subsidiaries of the Company, as the case may be; (ii) Capitalized Lease Obligations permitted to be incurred by the Company or any of its Subsidiaries pursuant to the limitations on Indebtedness set forth in Section 6.9; (iii) a Sale and Leaseback Transaction the gross cash proceeds of which are at least equal to the fair market value (as determined in good faith by a Board Resolution, which determined shall be conclusive evidence of compliance with this provision) of the property that is the subject of such Sale and Leaseback Transaction and the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the net proceeds of such transaction in compliance with, the covenants and agreements set forth in Section 6.15; or (iv) an Exempted Sale Leaseback Transaction.

SECTION 6.18. Limitations on Capital Expenditures.

            So long as any Notes shall remain Outstanding, the Company shall not make or commit or agree to make, or permit any of its Recourse Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Company and its Recourse Subsidiaries to exceed the annual and cumulative limitations on Capital Expenditures set forth in the following table:

----------------------------------------------------------------------------------------------
                           Annual Limit for Fiscal Year        Cumulative Limit From Effective
                                                               Date through end of Applicable
                                                               Fiscal Year

----------------------------------------------------------------------------------------------
Fiscal Year 2004           $3.5 million                        $3.5 million

----------------------------------------------------------------------------------------------
Fiscal Year 2005           $12.2 million                       $15.7 million

----------------------------------------------------------------------------------------------
Fiscal Year 2006           $6.8 million                        $22.5 million

----------------------------------------------------------------------------------------------
Fiscal Year 2007 and       $6 million                          $28.5 million, increasing by $6
each Fiscal Year                                               million each Fiscal Year
thereafter
----------------------------------------------------------------------------------------------

                                                        Draft - January 14, 2004

                                                                       Exhibit C

Notwithstanding the foregoing annual and cumulative limits on Capital Expenditures, (a) the annual limit for any given Fiscal Year may be exceeded so long as the cumulative limit through the end of such fiscal year is complied with, (b) the annual and cumulative limits for any given Fiscal Year may be exceeded by up to 20% of the annual limit for the following year, so long as both the annual and cumulative limits for the prior Fiscal Year were complied with (it being acknowledged that such exempted overruns shall in no way modify the cumulative limits for the Fiscal Year following the year of such excess Capital Expenditures), and (c) in any given Fiscal Year in lieu of and not in addition to the permitted excess Capital Expenditures contemplated by the preceding clause (b) for such Fiscal Year, the Company may accelerate Capital Expenditures planned for one or more future Fiscal Years to fund improvements to or replacement of the casters and baghouse at the LaPlace, Louisiana facility. Insofar as any expenditure on or relating to a Covered Property is funded by a governmental authority, the cumulative limits for permitted Capital Expenditures set forth in the preceding table shall be reduced dollar for dollar by the amount of such governmental funding, up to a maximum aggregate reduction of $5,000,000; provided, however, that the amount of such reductions shall be offset dollar for dollar by any Capital Expenditures made in respect of such Covered Properties by the Company. For purposes of illustration, in the event that a governmental authority provides $5,000,000 in funding for improvements to a Covered Property and the Company itself provides an additional $4,000,000 to fund such improvements, then the cumulative limits for Capital Expenditures shall be reduced only by $1,000,000.

SECTION 6.19. Insurance.

            The Company shall provide, or cause to be provided, for itself and its Recourse Subsidiaries, insurance against loss or damage of the kinds customarily insured against by corporations engaged in similar businesses and owning like properties, including, but not limited to, products liability insurance, with reputable insurers or with the government of the United States of America or the states thereof, or an agency or instrumentality of any of the same, in such amounts, with such deductibles and by such methods as shall be customary in the good faith opinion of the Company for corporations similarly situated in the industry.

SECTION 6.20. Limitations as to Non-Recourse Subsidiaries.

            So long as any Notes shall remain Outstanding, the Company shall not permit any Non-Recourse Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect to any Indebtedness other than Non-Recourse Indebtedness. Neither the Company nor any if its Non-Recourse Subsidiaries will sell, lease, convey or otherwise transfer to any Non-Recourse Subsidiary any asset which is essential to the steel making operations of the Company or its Recourse Subsidiaries. The Released Property shall be deemed to be not essential to the steel making operations of the Company and its Recourse Subsidiaries.

SECTION 6.21 Impairment of Security Interest.

            So long as any Notes shall remain Outstanding, the Company shall not, and shall not permit any of its Recourse Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of affecting or impairing the security interest in favor of the Collateral Agent, on behalf of the Trustee and the Holders with respect to the Collateral, and

                                                        Draft - January 14, 2004

                                                                       Exhibit C

the Company shall not grant to any Person (other than the Collateral Agent on behalf of the Trustee and the Holders) any interest whatsoever in the Collateral, except, in either case, as expressly permitted by Section 6.10 and the Security Documents. The foregoing provision shall not apply to the disposition of any Covered Property pursuant to an Exempted Sales Leaseback Transaction, provided, however, that upon a reconveyance of such a Covered Property to the Company upon the termination of the respective lease, such Covered Property and improvements thereto shall be restored to the Collateral.

SECTION 6.22. Conflicting Agreements.

            So long as any Notes shall remain Outstanding, the Company shall not, and shall not permit any of its Recourse Subsidiaries to, enter into any agreement or instrument that by its terms expressly (i) prohibits the Company from redeeming or otherwise making any payments on or in respect of the Notes in accordance with the terms thereof or hereof, as in effect from time to time (provided that any provision which would result in a breach of, or a default under, the Exit Credit Facility in the event that the Company makes any payments on or in respect of the Notes shall not be considered a prohibition in violation of this Section 6.22), or (ii) requires that the proceeds received from the sale of any Collateral be applied to repay, redeem or otherwise retire any Indebtedness of any Person other than the Indebtedness represented by the Securities of all series, except as expressly permitted hereby or by the Security Documents.

SECTION 6.23. Amendment to Security Documents.

            So long as any Notes shall remain Outstanding and except as otherwise permitted by this Indenture, the Company shall not, and shall not permit any of its Recourse Subsidiaries to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, any of the Security Documents in any way which would be adverse to the Holders or which would constitute a Default hereunder or a default under any Security Document.

SECTION 6.24. Inspection.

            The Company shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Trustee and the Collateral Agent to visit and inspect the properties of the Company or its Subsidiaries, and any or all books, records and documents in the possession of the Company relating to the Collateral, and to make copies and take extracts therefrom and to visit and inspect the Collateral, all upon reasonable prior notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

SECTION 6.25. Intentionally Omitted.

SECTION 6.26. Money for Security Payments to Be Held in Trust.

            If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust

                                                        Draft - January 14, 2004

                                                                       Exhibit C

for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

            Whenever the Company shall have one or more Paying Agents, it will, on or prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

            The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of Section 317 of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities of any series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such in respect of such series.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New Orleans and New York City, or give by mail to each Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 6.27 Limitation on Improvements to the Released Property.

            In the event that the Company contributes the Released Property to a Non-Recourse Subsidiary as permitted under Section 6.13 and new facilities are constructed on such property, the Company covenants that such new facilities (the "Released Property Facilities") (i)

                                                        Draft - January 14, 2004

                                                                       Exhibit C

shall be designed for use in lines of business related to the Company's or one of its Recourse Subsidiaries' business at such time, (ii) may not be financed in whole or in part by the sale of Securities of any series (provided, however, that subject to the restrictions on the use of proceeds from any future issuance of Securities as provided under Section 6.9, the Company may contribute capital or otherwise invest in such Non-Recourse Subsidiary to the extent permitted under the Indenture under Section 6.13 even if such capital or investment is financed, directly or indirectly, by the sale of Securities of any series),
(iii) may not replace any Integral Fixtures and Equipment and (iv) if subsequently removed, will not have a material adverse impact on the operations in the ordinary course of business of the Mortgaged Facility, as in existence immediately prior to commencement of the construction of the Released Property Facility (in the case of clause (iv), as conclusively established by a Board Resolution).

                                   ARTICLE VII

                              SUCCESSOR CORPORATION

SECTION 7.1. Merger and Consolidation.

            The Company shall not consolidate with or merge into any other Person or convey, sell, assign, transfer or lease all or substantially all of its properties and assets (determined on a consolidated basis for the Company and its Recourse Subsidiaries taken as a whole) in one transaction or a series of transactions to any other Person or Persons, or permit any Person to consolidate with or merge into the Company, or convey, sell, assign, transfer or lease all or substantially all of such Person's properties and assets in one transaction or a series of transactions to the Company, unless:

                  (i) such Person is a solvent corporation, partnership or trust organized under the laws of the United States, one of the States thereof or the District of Columbia;

                  (ii) the resulting, surviving or transferee corporation,
            partnership or trust (if other than the Company) assumes by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Company's obligations under the Securities, the Indenture and the Security Documents;

                  (iii) immediately before and after giving effect to such
            transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing;

                  (iv) immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction or series of transactions), the Company, or the successor or transferee corporation, would be permitted to incur an additional $1.00 of Indebtedness pursuant to the Indenture; and

                                                        Draft - January 14, 2004

                                                                       Exhibit C

                  (v) the Company or the surviving entity shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, sale, transfer or lease and, if a supplemental indenture has been executed in connection with such transaction or series of transactions, such supplemental indenture complies with this covenant and that all conditions precedent in the Indenture relating to the transaction or series of transactions have been satisfied.

            Notwithstanding the foregoing, clause (iv) shall not prohibit a transaction, the principal purpose of which is (as determined in good faith by the Board of Directors of the Company and evidenced by the Board Resolution or Board Resolutions thereof) to change the state of incorporation of the Company, and such transaction does not have as one of its purposes the evasion of the limitation on merger, consolidations and sales of assets contained herein. Nothing contained in this Article shall be deemed to prevent the Company or any Subsidiary from granting a security interest in, or a mortgage or Lien upon, or otherwise encumbering, any of its assets, subject to the limitations on Liens set forth in Section 6.10. Notwithstanding the foregoing, the Company and its Recourse Subsidiaries may not consolidate with or merge into a Non-Recourse Subsidiary or convey, sell, assign, transfer or lease all or substantially all of their properties and assets (determined, with respect to the Company, on a consolidated basis for the Company and its Subsidiaries taken as a whole) in one transaction or a series of transactions to any Non-Recourse Subsidiary, or permit any Non-Recourse Subsidiary to consolidate with or merge into the Company or any of its Recourse Subsidiaries or convey, sell, assign, transfer or lease all or substantially all of such Non-Recourse Subsidiary's properties and assets in one transaction or a series of transactions to the Company or any of its Recourse Subsidiaries.

SECTION 7.2. Surviving Person Substituted.

            Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 7.1, the surviving person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving person had been named as the Company herein.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

SECTION 8.1. Events of Default.

            "Event of Default", wherever used herein with respect to Securities of any series (unless otherwise provided pursuant to Section 3.1(a) with respect to any other series of Securities), means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                                                        Draft - January 14, 2004

                                                                       Exhibit C

                  (i) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

                  (ii) default in the payment of the principal, or premium, if any, of any Security of that series on a Maturity Date; or

                  (iii) default in the performance, or breach, of any covenant or agreement described in Section 6.15 of this Indenture, and continuance of such default or breach for a period of thirty days or the Company fails to comply with the covenant set forth in Section 7.1; or

                  (iv) failure to observe or perform any covenant, condition or agreement in respect of the Securities of that series, the Indenture (other than any covenant, condition or agreement which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series) or the Security Documents (other than as described in clause (i), (ii), (iii) or (x)), or established in respect of the Securities of that series pursuant to Section 3.1(a), and such failure to observe or perform continues for a period of 30 days after there has been given to the Company by the Trustee, or has been received by the Company and the Trustee from the Holders of at least 25% of the principal amount of the Outstanding Securities of that series, a written notice specifying such default, demanding that it be remedied and stating that the notice is a "Notice of Default", unless, with respect to defaults under the Security Documents, the remedy or cure of such default requires work to be performed, acts to be done or conditions to be removed which cannot, by their nature, reasonably be performed, done or removed within such 30-day period, or if such remedy or cure is prevented by causes outside of the control or responsibility of the Company, in which case no "Event of Default" shall be deemed to have occurred until the date that is 90 days after such written notice so long as the Company shall have commenced cure within such 90-day period and shall diligently prosecute the same to completion; or

                  (v) a default in the payment of principal at final maturity under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Recourse Subsidiaries (or the payment of which is guaranteed now or hereafter by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or shall hereafter be created in a principal amount of at least $2,500,000; or

                  (vi) a default occurs under any mortgage, indenture or
            instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (including any interest thereon) of the Company or its Recourse Subsidiaries (or the payment of which is guaranteed now or hereafter by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or shall hereafter be created if (a) as a result of such event of default

                                                        Draft - January 14, 2004

                                                                       Exhibit C

            the maturity of such Indebtedness has been accelerated prior to its stated maturity and (b) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness of the Company and its Recourse Subsidiaries the maturity of which has been so accelerated, aggregates $2,500,000 or more; or

                  (vii) the Company or any Subsidiary (other than a Non-Recourse
            Subsidiary, unless such action or proceeding results in the Company or any Recourse Subsidiary becoming liable or responsible for liabilities or obligations of such Non-Recourse Subsidiary in an aggregate amount in excess of $5,000,000 and has a material adverse effect on the ability of the Company to satisfy its obligations under this Indenture or the Securities of any series) pursuant to or within the meaning of any Bankruptcy Law (a) commences a voluntary case or proceeding; (b) consents to the entry of an order for relief against it in an involuntary case or proceeding; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) admits in writing its inability to pay its debts as the same become due; or

                  (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against the Company or any Subsidiary in an involuntary case; (b) appoints a Custodian of the Company or any Subsidiary for all or substantially all of its property; or (c) orders the liquidation of the Company or any Subsidiary; provided, that clauses (a), (b) and (c) shall not apply to a Non-Recourse Subsidiary, unless such action or proceeding results in the Company or any Recourse Subsidiary becoming liable or responsible for liabilities or obligations of such Non-Recourse Subsidiary in an aggregate amount in excess of $2,500,000 and has a material adverse effect on the ability of the Company to satisfy its obligations under this Indenture or the Securities of any series and in any such case the order or decree remains unstayed and in effect for 60 days; or

                  (ix) the Company or any Recourse Subsidiary shall fail to
            discharge any one or more judgments not covered by insurance (from which no further appeal may be taken) in excess of $2,500,000, and such judgments shall remain in force, undischarged, unsatisfied, unstayed and unbonded for more than 30 days; or

                  (x) (a) the Security Documents shall cease, for any reason, to be in full force and effect or shall cease to be effective to grant a perfected Lien on the Collateral with the priority purported to be created thereby, in each case with respect to Collateral the aggregate value of which is in excess of $1,000,000 or (b) the Security Documents shall cease, for any reason, to be in full force and effect or shall cease to be effective to grant a perfected Lien on the Collateral with the priority purported to be created thereby in any case with respect to Collateral the aggregate value of which is $1,000,000 or less and the Company or any Recourse Subsidiary, as applicable, shall have failed to take reasonable steps to cure such event promptly after having learned thereof; or


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                                                                       Exhibit C

                  (xi) an event of default shall have occurred with respect to the Securities of any other series and as a result of such event of default, the maturity of the Securities of such other series shall been accelerated prior to its stated maturity; or

                  (xii) with respect to any series of Securities other than the
            Notes, any other Event of Default provided in the applicable Board Resolution or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by
            Section 3.1(a).

SECTION 8.2. Acceleration of Maturity; Rescission and Annulment.

            If an Event of Default (other than an Event of Default specified in subparagraph (vii), (viii) or (xi) of Section 8.1) with respect to Securities of any series at any time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of that series may declare the principal of and accrued interest on all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. If an Event of Default specified in clause (vii), (viii) or (xi) of
Section 8.1 occurs, the principal amount and accrued interest shall ipso facto become and be immediately due and payable on all Outstanding Securities without any declaration or other act on the part of the Trustee or any Holder.

            At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

            (i) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                  (a) all overdue interest on all Securities of that series;

                  (b) the principal of any Securities of that series which have become due otherwise than solely by such declaration of acceleration and interest thereon at the rate borne by the Securities of that series;

                  (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities of that series; and

                  (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

            (ii) all Events of Default with respect to the Securities of that series, other than the non-payment of the principal of Securities of that series which has become due solely


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                                                                       Exhibit C

      by such declaration of acceleration, have been cured or waived as provided in Section 8.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 8.3. Collection of Debt and Suits for Enforcement by Trustee.

            The Company covenants that if:

            (i) default is made in the payment of any interest on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days; or

            (ii) default is made in the payment of the principal of any Security of any series on a Maturity Date,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Security Documents or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

            Each Holder, by accepting a Security, acknowledges that the exercise of remedies by the Trustee with respect to the Collateral is subject to the terms and conditions of the Security Documents and the proceeds received upon realization of the Collateral shall be applied by the Trustee in accordance with
Section 8.6.

SECTION 8.4. Trustee May File Proofs of Claims.

            In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities of any series), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such


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                                                                       Exhibit C

payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 9.7.

            No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Securities of any series any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 8.5. Trustee May Enforce Claims Without Possession of Securities.

            All rights of action and claims under this Indenture, the Security Documents or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 8.6. Application of Money Collected.

            Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities with respect to which such moneys were collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
      Section 9.7 and, in its capacity as Collateral Agent, for amounts due under the Security Documents;

                  SECOND: To the payment of unpaid interest accrued on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for interest;

                  THIRD: To the payment of the unpaid principal of the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal; and

                  FOURTH: To the Company or any other obligors on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.


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                                                                       Exhibit C

SECTION 8.7. Limitation on Suits.

            Except as provided in Section 8.8, no Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Securities of that series;

                  (ii) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (iv) the Trustee for 15 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more Holders shall have any right in any manner whether by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

            The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of or accrued interest on such Securities on or after the respective due dates set forth in such Securities.

SECTION 8.8. Unconditional Right of Holders to Receive Principal and Interest.

            Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 3.7) interest on such Security on the respective Maturity Dates expressed in such Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder, except to the extent that the institution or prosecution of such suit or entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the Lien of this Indenture and the Security Documents upon the Collateral.

SECTION 8.9. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any


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                                                        Draft - January 14, 2004

                                                                       Exhibit C

reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 8.10. Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 8.11. Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder of Securities of any series to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 8.12. Control by Holders.

            The Holders of a majority in principal amount of the Outstanding Securities of any series, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of that series; provided, that the Trustee may refuse to follow any direction that:

                  (i) conflicts with any rule of law or with this Indenture;

                  (ii) the Trustee determines may be unduly prejudicial to the rights of another Holder; or

                  (iii) may involve the Trustee in personal liability unless the
            Trustee has indemnification satisfactory to it in its sole discretion against any loss or expense caused by it following such directions;

provided, further, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


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                                                                       Exhibit C

SECTION 8.13. Waiver of Past Defaults.

            The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

                  (i) in the payment of the principal of or interest on any
            Security of such series; or

                  (ii) in respect of a covenant or provision hereof which under
            Article XI cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 8.14. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs, including reasonable attorneys' fees, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, a suit by a Holder of any Security pursuant to
Section 8.8, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the Outstanding Securities of any series.

SECTION 8.15. Waiver of Stay or Extension Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 8.16. Collection Suit by Trustee.

            If an Event of Default specified in Section 8.1(i) or 8.1(ii) or 8.1(iii) occurs and is continuing with respect to the Securities of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor upon such Securities) for the whole amount of principal and accrued interest remaining unpaid, together


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                                                        Draft - January 14, 2004

                                                                       Exhibit C

with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities of such series, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                                   ARTICLE IX

                                   THE TRUSTEE

SECTION 9.1. Certain Duties and Responsibilities.

            The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 9.1. If an Event of Default has occurred and is continuing with respect to the Securities of any series, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

SECTION 9.2. Notice of Defaults.

            The Trustee shall give the Holders of each series of Securities notice of any default hereunder or in respect of the Securities of any series as and to the extent provided by Section 315(b) of the Trust Indenture Act. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security (including the failure to make payments with respect to redemptions or Asset Sale Offers), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of Holders.

SECTION 9.3. Certain Rights of Trustee.

            Subject to Sections 315(a) through (d) of the Trust Indenture Act, the terms of which are hereby incorporated herein by this reference:

            (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;


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                                                                       Exhibit C

            (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

            (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities, including but not limited to environmental liabilities, which might be incurred by it in compliance with such request or direction;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (h) Except for the failure of the Company to make or cause to be made any scheduled payment to the Trustee provided for in this Indenture, the Trustee shall not be deemed to have knowledge of any fact or circumstance, including but not limited to a Default or Event of Default, unless and until the Trustee shall been given written notice thereof or until an officer of the Trustee who customarily handles corporate trusts and is assigned to supervise the Indenture shall have actual knowledge thereof; and

            (i) subject to Section 11.2 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders of Securities of any series, give any consent, waiver or approval required under the Security Documents or by the terms hereof with respect to the Collateral, but shall not without the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series (i) give any


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                                                        Draft - January 14, 2004

                                                                       Exhibit C

      consent, waiver or approval or (ii) agree to any amendment or modification of the Security Documents, in each case, that shall have an adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have an adverse effect on the interests of any Holder.

SECTION 9.4. Not Responsible for Recitals or Issuance of Securities.

            The recitals contained herein and in the Securities of any series, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities of any series. The Trustee shall not be accountable for the use or application by the Company of Securities of any series or the proceeds thereof.

SECTION 9.5. May Hold Securities.

            The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to
Section 9.8 and 9.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 9.6. Money Held in Trust.

            Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 9.7. Compensation and Reimbursement.

            The Company agrees:

                  (i) to pay to the Trustee from time to time reasonable
            compensation for all services rendered by it hereunder and under the Security Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (ii) except as otherwise expressly provided herein, to
            reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or the Security Documents (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (iii) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part,


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

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                                                                       Exhibit C

      arising out of or in connection with the acceptance or administration of this Indenture or the Security Documents, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder.

            The Trustee shall notify the Company promptly of any claim asserted against it for which it may seek indemnity.

            As security for the performance of the obligations of the Company under this Section the Trustee shall have a Lien prior to the Securities on all properties and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on particular Securities.

            If the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.1(vii) or (viii) occurs, the expenses and compensation for the services will be intended to constitute expenses of administration under any applicable Bankruptcy Law or other similar law.

            The Company's obligations under this Section 9.7 and any Lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Articles IV or XII of this Indenture and/or the termination of this Indenture.

SECTION 9.8. Disqualification; Conflicting Interests.

            If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 9.9. Corporate Trustee Required; Eligibility.

            There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to Section 310(a) of the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in New Orleans, Louisiana. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this
Section 9.9, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 9.10. Resignation and Removal; Appointment of Successor.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 9.11.


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                                                                       Exhibit C

            (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (c) The Trustee may be removed at any time with respect to the Securities of any series, by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

            (d) If at any time:

                  (i) the Trustee shall fail to comply with Section 9.8 with respect to Securities of any series after written request therefor by the Company or by any Holder of Securities of such series who has been a bona fide Holder of a Security of such series for at least six months; or

                  (ii) the Trustee shall cease to be eligible under Section 9.9 and shall fail to resign after written request therefor by the Company or by any such Holder; or

                  (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (1) the Company by a Board Resolution may remove the Trustee with respect to Securities of any series, or (2) subject to Section 8.14, any Holder of a Security of such series who has been a bona fide Holder of such Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to Securities of such series and the appointment of a successor Trustee.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to any series of Securities and each appointment of a successor Trustee


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                                                                       Exhibit C

with respect to any series of Securities to all Holders of Securities of such series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

            (g) Any resignation or removal of the Trustee pursuant to this Indenture shall be deemed to be a resignation or removal of the Trustee in its capacity as Collateral Agent under the Security Documents and any appointment of a successor Trustee pursuant to this Indenture shall be deemed to be an appointment of a successor Collateral Agent under the Security Documents and such successor shall assume all of the obligations of the Trustee in its capacity as Collateral Agent under the Security Documents.

SECTION 9.11. Acceptance of Appointment by Successor.

            Every successor Trustee with respect to one or more series of Securities appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee for that or those series of Securities shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of such retiring Trustee; but, on request of the Company or such successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of such retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its Lien, if any, provided for in Section 9.7. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 9.12. Merger, Conversion, Consolidation or Succession to Business.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 9.13. Preferential Collection of Claims Against Company.

            If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon any series of Securities), the Trustee shall be subject to the provisions of


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

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                                                                       Exhibit C

Section 311 of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 9.14. Appointment of Authenticating Agent.

            The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial repurchase or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 9.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

            Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 9.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of all series with respect to which such Authentication Agent will serve as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if


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

                                                        Draft - January 14, 2004

                                                                       Exhibit C

originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 9.14.

            The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 9.14, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 9.7.

            If an appointment with respect to one or more series of Securities is made pursuant to this Section 9.14, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

            This is one of the Securities of the series designated therein and referred to in the within-mentioned Indenture.

                                        TRUSTEE'S CERTIFICATE OF
                                         AUTHENTICATION
                                        This is one of the Securities of the
                                        series designated therein issued under
                                        the Indenture described herein.

                                        J.P. MORGAN TRUST COMPANY, N.A.,
                                        As Trustee


                                        By______________________________________
                                        As Authenticating Agent


                                        By______________________________________
                                        Authorized Officer

                                    ARTICLE X

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 10.1. Company to Furnish Trustee Names and Addresses of Holders.

            The Company will, with respect to the Securities of each series, furnish or cause to be furnished to the Trustee:


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

                                                        Draft - January 14, 2004

                                                                       Exhibit C

                  (i) semi-annually, not more than 15 days after each Regular
            Record Date for the Securities of such series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Securities of such series as of such Regular Record Date; and

                  (ii) at such other times as the Trustee may request in writing with respect to any series of Securities, within 30 days after the receipt by the Company of any such request, a list of similar form and content with respect to such series as of a date not more than 15 days prior to the time such list is furnished;

provided, no such list need be furnished if the Trustee is acting as Security Registrar.

SECTION 10.2. Preservation of Information; Communications to Holders.

            (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities of each series contained in the most recent list furnished to the Trustee as provided in
Section 10.1 and the names and addresses of Holders of each series received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 10.1 upon receipt of a new list so furnished.

            (b) The rights of Holders of Securities of any series to communicate with other Holders of Securities of such series with respect to their rights under this Indenture or under the Securities of such series, and the corresponding rights and duties of the Trustee, shall be as provided by Section 312 of the Trust Indenture Act.

            (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to
Section 312 of the Trust Indenture Act.

SECTION 10.3. Reports by Trustee.

            (a) Within 60 days after each March 31 beginning with March 31, 2005, with respect to Securities of any series, so long as Securities of such series are Outstanding, the Trustee shall transmit to Holders of Securities of such series such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to Section 313 of the Trust Indenture Act at the times and in the manner provided pursuant thereto.

            (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when and as any Securities are listed on any stock exchange.

                                                        Draft - January 14, 2004

                                                                       Exhibit C

SECTION 10.4. Reports by Company.

            The Company shall file with the Trustee and the Commission, and transmit to Holders of Securities of all series, such information, documents and other reports, and such summaries thereof, as may be required pursuant to
Section 314 of the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same shall be so required to be filed with the Commission; provided further that if the Company is not subject to the periodic reporting and information requirements of the Exchange Act, it will provide to Holders of Securities of all series annual reports containing audited consolidated financial statements and an opinion thereon by the Company's independent certified public accountants, and quarterly reports for the first three quarters of each fiscal year containing unaudited condensed consolidated financial statements.

                                   ARTICLE XI

                             SUPPLEMENTAL INDENTURES

SECTION 11.1. Supplemental Indentures without Consent of Holders.

            Without the consent of any Holders, the Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or amendments to the Security Documents, in form satisfactory to the Trustee, for any of the following purposes:

                  (i) to evidence the succession of another Person to the
            Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                  (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

                  (iii) to comply with any requirements of the Commission in order to obtain or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 11.5; or

                  (iv) to pledge or grant a security interest in favor of the
            Trustee for the benefit of the Holders of Securities of all series as additional security for the payment and performance of the Company's obligations under this Indenture and such Securities, in any property or assets, including any that are required to be pledged or in which a security interest is required to be granted, to the Trustee pursuant to the Security Documents or otherwise; or

                                                        Draft - January 14, 2004

                                                                       Exhibit C

                  (v) to cure any ambiguity, to correct or supplement any
            provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided, that such action pursuant to this Clause (v) shall not adversely affect the interests of the Holders of Securities of any series; or

                  (vi) to establish the terms of Securities of any series, other than the Notes, as permitted by Section 3.1(a);

                  (vii) to supplement any provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of the Securities of any series initially as securities registered under the Securities Act; provided, that any such action shall not adversely affect the interests of the Holders of any other series; or

                  (viii) to add any Person who becomes a Recourse Subsidiary of the Company after the date of this Indenture as a party to this Indenture as contemplated by Section 12.1(a).

SECTION 11.2. Supplemental Indentures with Consent of Holders.

            (a) With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Securities of such series or the Security Documents or of modifying in any manner the rights of the Holders under this Indenture, the Securities of such series or the Security Documents; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

                  (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or alter the redemption provisions or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date thereof; or

                  (ii) reduce the percentage in principal amount of the
            Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

                                                        Draft - January 14, 2004

                                                                       Exhibit C

                  (iii) modify any of the provisions of this Section 11.2 or
            Section 8.8 or 8.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

                  (iv) affect the ranking of the Securities of any series or the
            Liens in favor of the Trustee, the Collateral Agent and the Holders in a manner adverse to the Holders of Securities of any series or release all or substantially all of the Collateral.

            Notwithstanding clause (iv) above, any amendment or modification of, or waiver with respect to, the Indenture, any series of Securities or the Security Documents requested by the Company in connection with any intercreditor agreement or similar arrangement to facilitate the financing, construction or operation of Released Property Facilities shall only require the approval of not less than a two-thirds majority of the aggregate principal amount of the Outstanding Securities of each series affected thereby, even if such intercreditor agreement or similar arrangement affects the ranking or security of such series. No such intercreditor agreement or similar arrangement shall, however, cause the Trustee to release the Lien in favor of the Trustee and the Holders of any series of Securities on the Collateral except in compliance with Sections 4.1, 4.3, 12.3, 14.2 and 14.3. Further, no such intercreditor agreement or similar arrangement shall cause the Trustee to subordinate the Liens in favor of the Holders of any series of Securities under the Security Documents to Liens in favor of creditors financing Released Property Facilities.

            (b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            (c) After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall mail to the Holders of any series of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 11.3. Execution of Supplemental Indentures.

            In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                                                        Draft - January 14, 2004

                                                                       Exhibit C

SECTION 11.4. Effect of Supplemental Indentures.

            Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Each Subsidiary Guarantor agrees that each supplemental indenture under this Article shall constitute a reaffirmation by such Subsidiary Guarantor of its Subsidiary Guarantee.

SECTION 11.5. Conformity with Trust Indenture Act.

            Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 11.6. Reference in Securities to Supplemental Indentures.

            Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE XII

                             COLLATERAL AND SECURITY

SECTION 12.1. Collateral and Security Documents.

            (a) In order to secure the due and punctual payment of the principal of and interest on the Securities of each series when and as the same shall be due and payable, whether on an Interest Payment Date, Maturity Date, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities of each series and the performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities of each series (the "Company Obligations"), the Company and the Trustee have simultaneously with the execution of this Indenture entered into the Company Security Agreement and a certain Mortgage pursuant to which the Company has granted to the Trustee, in its capacity as Collateral Agent, for the benefit of the Holders of Securities of each series, a first priority Lien on and security interest in the Collateral described therein, subject to the exceptions permitted by Section
6.10. Each Subsidiary of the Company on the date of the Indenture, by executing this Indenture, shall Guarantee the Company Obligations. The Company shall cause each Person which becomes a Recourse Subsidiary of the Company after the date of this Indenture to become a party to this Indenture as a Subsidiary Guarantor on the date such Person becomes a Recourse Subsidiary. On the date of this Indenture, each Subsidiary of the Company which holds real property constituting part of the Mortgaged Facility or which owns any Integral Fixtures and Equipment

                                                        Draft - January 14, 2004

                                                                       Exhibit C

shall enter into a Subsidiary Security Agreement and a Mortgage to secure its obligations under its Subsidiary Guarantee, pursuant to which such Subsidiary has granted to the Trustee, in its capacity as Collateral Agent, for the benefit of the Holders of Securities of each series a first priority Lien on and security interest in the Collateral described in such Subsidiary Security Agreement and Mortgage, subject to the exceptions permitted by Section 6.10. Subsequent to the date of this Indenture, the Company and its Subsidiaries (with the exception of Non-Recourse Subsidiaries) shall execute, as soon as practicable, any further security agreements (substantially in the form of the Company Security Agreement or the Subsidiary Security Agreement, as the case may
be), mortgages, or other agreements necessary and take such other actions as necessary to create and maintain an effective security interest in the Mortgaged Facility, all Integral Fixtures and Equipment and all proceeds and products of any and all of the foregoing.

            The Trustee, the Company and the Subsidiary Guarantors hereby agree that the Trustee holds the Collateral in trust for the benefit of the Holders of Securities of each series pursuant to the terms of the Security Documents.

            (b) The Trustee is authorized and directed by the Holders of Securities of each series to enter into and comply with the provisions of the Intercreditor Agreement. Compliance with the Intercreditor Agreement shall in no event serve as the basis for any claim by the Company or any other party having an interest in the Collateral that the Collateral was not sold or otherwise disposed of in a commercially reasonable manner. The Trustee is authorized to execute and deliver the documents referred to in Section 2(c) of the Intercreditor Agreement upon receipt of such documents and an Officer's Certificate and an Opinion of Counsel, each to the effect that such documents comply with the requirements of the Intercreditor Agreement and the conditions contained herein with respect to the execution of such documents have been complied with and that such documents do not release property subject to the Lien of this Indenture or the Security Documents in contravention of the provisions of this Indenture or such Security Documents.

            (c) Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture.

SECTION 12.2. Recording and Opinions.

            (a) The Company and its Subsidiaries as soon as practicable shall take or cause to be taken all action required to perfect, maintain, preserve and protect the first priority Lien on and security interest in the Collateral, subject to the exceptions set forth in Section 6.10, granted by the Security Documents, including without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property now and hereafter comprising the Collateral. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required pursuant to the Security Documents.

                                                        Draft - January 14, 2004

                                                                       Exhibit C

            (b) The Company shall furnish to the Trustee promptly after the time of execution and delivery of this Indenture, Opinion(s) of Counsel either (i) substantially to the effect that, in the opinion of such Counsel, this Indenture and the grant of a security interest in the Collateral intended to be made by the Security Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the security interests in the Collateral created by the Security Documents and reciting the details of such action, and stating that as to the security interests created pursuant to the Security Documents, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion) or
(ii) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such security interests. To the extent not required by the preceding sentence, the Company shall deliver the opinion(s) required by Section 314(b) of the Trust Indenture Act. Subsequent to the date of this Indenture, at the time of the execution of any Security Document, Opinion(s) of Counsel with respect to the identical matters set forth in this paragraph (ii) and an Opinion of Counsel to the effect that the Security Documents executed on such date constitute the legally valid, binding and enforceable obligation of the Company or such Subsidiary, as the case may be, subject to acceptable bankruptcy and similar exceptions, shall be delivered to the Trustee.

            (c) The Company shall furnish to the Trustee on April 15 in each year, beginning with April 15, 2005, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, filing, re-recording and refiling of all supplemental indentures, financing statements and continuation statements as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and
(B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to maintain the security interest of the Holders and the Trustee hereunder and under the Security Documents with respect to the Collateral, or (ii) stating that, in the opinion of such Counsel, no such action is necessary to maintain such Lien.

SECTION 12.3. Release of Collateral.

            (a) The Trustee, in its capacity as Collateral Agent under the Security Documents, shall not at any time release Collateral from the security interest created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

            (b) At any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Security Documents shall be effective as against the Holders of the Securities of any series.

            (c) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released in accordance with this Indenture and the Security Documents. To the extent applicable, the Company shall cause Section 314(d) of the Trust Indenture Act relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by Section 314(d) of the

                                                        Draft - January 14, 2004

                                                                       Exhibit C

Trust Indenture Act may be made by a Responsible Officer of the Company, except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an Independent Person, which Person shall be an independent engineer, or other expert selected or approved by the Trustee in the exercise of reasonable care.

SECTION 12.4. Possession and Use of Collateral.

            Subject to and in accordance with the provisions of this Indenture and the Security Documents, so long as no Event of Default shall have occurred and be continuing the Company and its Subsidiaries shall have the right to remain in possession and retain exclusive control of the Collateral other than Trust Moneys held by the Trustee, to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than Trust Moneys and other personal property held by, or required to be deposited or pledged with, the Collateral Agent under the Indenture or any Security Document), to alter or repair any Collateral consisting of vehicles, machinery or equipment so long as such alterations and repairs do not diminish the value thereof or impair the Lien of the Security Documents thereon and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

SECTION 12.5. Specified Releases of Collateral.

            (a) Satisfaction and Discharge; Defeasance. The Company and its Subsidiaries shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Security Documents upon compliance with the conditions precedent set forth in Article IV for satisfaction and discharge of this Indenture or for legal defeasance of the Outstanding Securities of all series pursuant to Section 14.2. Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Section 4.1 or 14.4), the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and reconvey to the Company all of the Collateral, and shall deliver such Collateral in its possession to the Company including, without limitation, the execution and delivery of releases and satisfactions whenever required.

            (b) Sales of Collateral Permitted by Section 6.15. The Company shall be entitled to obtain a release of items of Collateral (the "Released Interests") subject to an Asset Sale upon compliance with the condition precedent that the Company shall have delivered to the Trustee the following:

                  (i) Company Order. A Company Order requesting release of Released Interests, such Company Order (A) specifically describing the proposed Released Interests, (B) specifying the fair market value of such Released Interests on a date within 60 days of the Company Order (the "Valuation Date"), (C) stating that the purchase price received is at least equal to the fair value of the Released Interest, (D)


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                                                                       Exhibit C

      stating that the release of such Released Interests is not anticipated to have a material adverse effect on the financial condition, results of operations, business or prospects of the Company and its Subsidiaries taken as whole, taking into account the planned use of proceeds from the sale of such Released Interests, (E) confirming the sale of, or an agreement to sell, such Released Interests in a bona fide sale to a Person that is not an Affiliate of the Company or, in the event that such sale is to a Person that is an Affiliate, that such sale is being made in accordance with Section 6.14, (F) certifying that such Asset Sale complies with the terms and conditions of Section 6.15 hereof and (G) in the event that there is to be a substitution of property for the Collateral to be sold, specifying the property intended to be substituted for the Collateral to be sold;

                  (ii) Officers' Certificate. An Officers' Certificate certifying that (A) such Asset Sale covers only the Released Interests and complies with the terms and conditions of an Asset Sale pursuant to
      Section 6.15, (B) all Net Cash Proceeds from the sale of any of the Released Interests constitutes Collateral and will be deposited in the Collateral Account for application in accordance with Section 6.15, (C) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (D) the release of the Collateral will not result in a Default or Event of Default hereunder and (E) all conditions precedent to such release have been complied with; and

                  (iii) Other Documents. All other documentation, if any, required by Section 314(d) of the Trust Indenture Act.

            (c) Eminent Domain and Other Governmental Takings. The Company shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral taken by eminent domain or sold pursuant to the exercise by the United States of America or any State, municipality, other governmental authority or private Person holding the power of eminent domain of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, upon compliance with the condition precedent that the Company shall have delivered to the Trustee the following:

                  (i) Officer's Certificate. An Officer's Certificate (A) stating that such property has been taken by eminent domain and the amount of the award therefor, or that such property has been sold pursuant to a right vested in the United States of America, or a State, municipality, other governmental authority or private Person holding the power of eminent domain to purchase, or to designate a purchaser, or order a sale of such property and the amount of the proceeds of such sale, and (B) stating that all conditions precedent to such release have been complied with;

                  (ii) Opinion of Counsel. An Opinion of Counsel, subject to reasonable qualifications and assumptions, to the effect that (A) such property has been lawfully taken by exercise of the right of eminent domain, or has been sold pursuant to the exercise of a right vested in the United States of America or a State, municipality, other governmental authority or private Person holding the power of eminent domain to purchase, or to designate a purchaser or order a sale of, such property,
      (B) in the case of any such taking by eminent domain, the award for such property has become final or an


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                                                                       Exhibit C

      appeal therefrom is not advisable in the interests of the Company or the Holders, and (C) all conditions precedent herein provided relating to such release have been complied with; and

                  (iii) Eminent Domain Award. Subject to the requirements of any prior Lien on the Collateral so taken, cash equal to the amount of the award for such property or the proceeds of such sale, to be held as Trust Moneys subject to the disposition thereof pursuant to Article XIII hereof.

            (d) Released Property. The Company shall be entitled to obtain a release of items of Collateral that upon such release will constitute the Released Property upon compliance with the condition precedent that the Company shall have delivered to the Trustee the following:

                  (i) Company Order. A Company Order requesting release of such Collateral, such Company Order (A) specifically describing the proposed Collateral to be released, (B) stating that such Collateral is not used or necessary in the ordinary course of business of the Company or any of its Recourse Subsidiaries, (C) stating that such Collateral will, upon such release, meet the definition of Released Property and (D) confirming the Company's intention to contribute such Collateral to a Non-Recourse Subsidiary in exchange for an equity interest therein;

                  (ii) Officers' Certificate. An Officers' Certificate certifying that (A) such Collateral will, upon such release, meet the definition of Released Property, (B) there is no Default or Event of Default in effect or continuing on the date thereof, (C) the release of such Collateral will not result in a Default or Event of Default hereunder and (D) all conditions precedent to such release have been complied with; and

                  (iii) Other Documents. All other documentation, if any, required by Section 314(d) of the Trust Indenture Act.

            Upon compliance by the Company with the conditions precedent set forth above, and upon delivery by the Company to the Trustee of an Opinion of Counsel to the effect that such deliveries have been made to the Trustee, the Trustee shall cause to be released and reconveyed to the Company, the Collateral proposed to be released. At the Company's expense and reasonable request, the Trustee shall cooperate with any resubdivision of the Company's property deemed desirable by the Company to effect the release and subsequent development of the Released Property in accordance with Section 6.27; provided, however, that the Trustee shall not be required to cooperate with any such actions which could reasonably be expected to have a material adverse effect on the remainder of the Collateral (it being expressly agreed that the release of the Released Property will not, in and of itself, have such a material adverse effect).

SECTION 12.6. Disposition of Collateral Without Release.

            So long as no Event of Default shall have occurred and be continuing, the Company or any of its Subsidiaries may, without any release or consent by the Collateral Agent or the Trustee, sell or otherwise dispose of any Obsolete Assets subject to the Lien of the


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                                                                       Exhibit C

Security Documents, in an aggregate amount not to exceed, in fair market value, $2,000,000 in any year.

SECTION 12.7. Form and Sufficiency of Release.

            In the event that the Company or any of its Subsidiaries have sold, exchanged or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of Section
12.5 or 12.6 may be sold, exchanged or otherwise disposed of by the Company or its Subsidiary, and the Company or its Subsidiary requests the Trustee to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents, the Trustee, in its capacity as Collateral Agent under the Security Documents, shall execute, acknowledge and deliver to the Company or its Subsidiary (in proper and recordable form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Security Documents.

SECTION 12.8. Purchaser Protected.

            No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company or any of its Subsidiaries be under any obligation to ascertain or inquire into the authority of the Company or its Subsidiary to make such sale or other disposition.

SECTION 12.9. Authorization of Actions To Be Taken by The Trustee Under the
              Security Documents.

            Subject to the provisions of the Security Documents, (a) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) to collect and receive any and all amounts payable in respect of the obligations of the Company hereunder or of the Subsidiaries of the Company under the relevant Subsidiary Guarantee and (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee).


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                                                        Draft - January 14, 2004

                                                                       Exhibit C

SECTION 12.10. Authorization of Receipt of Funds by the Trustee Under the
               Security Documents.

            The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of
Article XIII and the other provisions of this Indenture.

                                  ARTICLE XIII

                           APPLICATION OF TRUST MONEYS

SECTION 13.1. Collateral Account.

            On the date of this Indenture there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee an account which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be established and maintained by the Trustee at its corporate trust offices. All Trust Moneys which are received by the Trustee shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Article.

SECTION 13.2. Withdrawals of Insurance Proceeds and Condemnation Awards.

            To the extent that any Trust Moneys consist of either (i) Net Insurance Proceeds or (ii) Condemnation Awards, such Trust Moneys may be withdrawn by the Company (or by a Subsidiary of the Company if title to the property damaged or taken was held by such Subsidiary, but only to the extent of the Net Insurance Proceeds or Condemnation Proceeds relating thereto) and shall be paid by the Trustee upon a Company Order to reimburse the Company or its Subsidiary for expenditures made, or to pay costs incurred, by the Company or its Subsidiary to repair, rebuild or replace the property destroyed, damaged or taken, upon receipt by the Trustee of the following:

            (a) an Officers' Certificate of the Company or its Subsidiary, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys:

                  (i) that expenditures have been made or costs incurred, by the Company or its Subsidiary in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair value thereof to the Company or its Subsidiary at the date of the expenditure or incurrence thereof by the Company or its Subsidiary;

                  (ii) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Moneys in any previous or then pending application pursuant to this Section 13.2;


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                                                                       Exhibit C

                  (iii) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's or its Subsidiary's business; and

                  (iv) that no Default or Event of Default shall have occurred and be continuing;

            (b) all documentation, if any, required under Section 314(d) of the Trust Indenture Act; and

            (c) an Opinion of Counsel substantially stating that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and the Security Documents, and that, upon the basis of such request of the Company or its Subsidiary and the accompanying documents specified in this Section 13.2, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 13.2.

            Upon compliance with the foregoing provisions of this Section 13.2, the Trustee shall pay on the written request of the Company or its Subsidiary an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of subsection (a) of this Section 13.2, or the fair value to the Company or its Subsidiary of such repairs, rebuildings and replacements stated in such Officers' Certificate (or in such Independent Appraiser's or Independent Financial Advisor's certificate, if required by the Trust Indenture Act), whichever is less; provided, however, that notwithstanding the above, so long as no Default or Event of Default shall have occurred and be continuing, in the event that any Net Insurance Proceeds or Condemnation Award for such property or proceeds of such sale does not exceed the lesser of $25,000 or 1% of the principal amount of the Outstanding Securities, and, in the good faith estimate of the Company, such destruction or damage resulting in such Net Insurance Proceeds or Condemnation Award does not detrimentally affect the value or use of the applicable Collateral in any material respect, upon delivery to the Trustee of an Officers' Certificate of the Company or its Subsidiary to such effect, the Trustee shall release to the Company or its Subsidiary such Net Insurance Proceeds or Condemnation Award for such property or proceeds of such sale, free of the Lien hereof and of the Security Documents.

SECTION 13.3. Withdrawal of Trust Moneys for Asset Sale Offer.

            Except to the extent of Trust Moneys consisting of the proceeds from the sale of Securities of any series, Condemnation Awards or Net Insurance Proceeds, Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

            (a) an Officers' Certificate, dated not more than five days prior to the Asset Sale Payment Date stating:

                  (i) that no Event of Default exists;


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                                                        Draft - January 14, 2004

                                                                       Exhibit C

                  (ii) (A) that pursuant to and in accordance with Section 6.15, the Company has made an Asset Sale Offer, (B) the amount of money to be applied to the repurchase of Securities pursuant to the Asset Sale Offer, and (C) the amount of money to be retained by the Company;

                  (iii) the Asset Sale Payment Date; and

                  (iv) that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with; and

            (b) all documentation, if any, required under Section 314(d) of the Trust Indenture Act; and

            (c) an Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with the Asset Sale Offer pursuant to this Section 13.3 conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

            Upon compliance with the foregoing provisions of this Section 13.3, the Trustee shall apply the Trust Moneys as directed and specified by such Company Order.

SECTION 13.4. Withdrawal of Trust Moneys for Permitted Related Acquisitions.

            In the event the Company (or a Subsidiary of the Company if such Subsidiary has engaged in the Asset Sale) intends to reinvest Net Cash Proceeds of an Asset Sale in a manner that would constitute a Permitted Related Acquisition (the "Released Trust Moneys"), such Net Cash Proceeds constituting Trust Moneys may be withdrawn by the Company (or, to the extent that the legal title to the property transferred in an Asset Sale is held by a Subsidiary, by such Subsidiary; provided, that the aggregate cost of the Permitted Related Acquisitions to be made by such Subsidiary shall not exceed the Net Cash Proceeds of such Asset Sale unless such excess is paid for by the Subsidiary with funds other than Released Trust Moneys) and shall be paid by the Trustee to the Company or its Subsidiary (or as otherwise directed by the Company or its Subsidiary) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

            (a) A notice (each, a "Trust Moneys Release Notice"), which shall
      (i) refer to this Section 13.4, (ii) contain all documents referred to below, (iii) state the amount of the Released Trust Moneys and (iv) describe with particularity the Permitted Related Acquisition to be made with respect to the Released Trust Moneys;

            (b) An Officer's Certificate certifying that (i) the release of the Released Trust Moneys complies with the terms and conditions of Section
      6.15 of this Indenture, (ii) there is no Default or Event of Default in effect or continuing on the date thereof, (iii) the release of the Released Trust Moneys will not result in a Default or Event of Default hereunder and (iv) all conditions precedent to such release have been complied with;


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                                                        Draft - January 14, 2004

                                                                       Exhibit C

            (c) All other documentation, if any, required under Section 314(d) of the Trust Indenture Act; and

            (d) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Collateral Agent and the Trustee in connection with a Permitted Related Acquisition conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

            Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Released Trust Moneys as directed and specified by the Company or its Subsidiary.

SECTION 13.5. Withdrawal of Trust Moneys for Retention by the Company or its
              Subsidiaries.

            To the extent that any Trust Moneys consist of Net Cash Proceeds received by the Trustee pursuant to the provisions of Section 6.15 (including Asset Sales relating to Obsolete Assets), and the Company (or a Subsidiary of the Company if such Subsidiary has engaged in an Asset Sale, including an Asset Sale relating to Obsolete Assets) intends to retain, subject to the limitations set forth in Section 6.15, all or a portion of such Net Cash Proceeds (the "Retained Trust Moneys"), such Trust Moneys may be withdrawn by the Company or its Subsidiary and shall be paid by the Trustee to the Company or its Subsidiary (or as otherwise directed by the Company or its Subsidiary) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

            (a) A notice (each, a "Withdrawal Notice"), which shall (i) refer to this Section 13.5, (ii) contain all documents referred to below and (iii) describe with particularity the Retained Trust Moneys and the Asset Sale from which such Retained Trust Moneys were held as Collateral;

            (b) An Officer's Certificate certifying that (i) the release of the Retained Trust Moneys complies with the terms and conditions of Section
      6.15 of the Indenture, (ii) there is no Default or Event of Default in effect or continuing on the date thereof, (iii) the release of the Retained Trust Moneys will not result in a Default or Event of Default hereunder and (iv) all conditions precedent to such release have been complied with;

            (c) All other documentation, if any, required under Section 314(d) of the Trust Indenture Act; and

            (d) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Collateral Agent and the Trustee in connection with a release of Retained Trust Moneys conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.


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                                                        Draft - January 14, 2004

                                                                       Exhibit C

            Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Retained Trust Moneys as directed and specified by the Company or its Subsidiary.

SECTION 13.6. Withdrawals of Proceeds from Certain Sales of Securities.

            To the extent that any Trust Moneys consist of proceeds form the sale of Securities deposited in the Collateral Account pursuant to Section 6.9, such Trust Moneys may be withdrawn by the Company or by a Recourse Subsidiary of the Company and shall be paid by the Trustee upon a Company Order to reimburse the Company or its Recourse Subsidiary for expenditures made, or to pay costs incurred, by the Company or its Recourse Subsidiary to finance improvements to the Mortgaged Facility, upon receipt by the Trustee of the following:

            (a) an Officers' Certificate of the Company or its Recourse Subsidiary, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys:

                  (i) that expenditures have been made or costs incurred, by the
            Company or its Subsidiary in a specified amount for the purpose of financing the construction of improvements to the Mortgaged Facility (including the acquisition of Fixtures and Equipment);

                  (ii) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Moneys in any previous or then pending application pursuant to this Section 13.6;

                  (iii) that the Mortgaged Facility improvements to be
            constructed are intended to add supplemental production, handling or performance capacity to the then existing Mortgaged Facility, including through the acquisition of Fixtures and Equipment (except that such Officers' Certificate may state that a portion of the planned construction is intended to replace existing improvements and Fixtures and Equipment to the extent ancillary to such construction); and

                  (iv) that no Default or Event of Default shall have occurred and be continuing;

            (b) all other documentation, if any, required under Section 314(d) of the Trust Indenture Act; and

            (c) an Opinion of Counsel substantially stating that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and the Security Documents, and that, upon the basis of such request of the Company or its Subsidiary and the accompanying documents specified in this Section 13.6, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 13.6.


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                                                        Draft - January 14, 2004

                                                                       Exhibit C

            Upon compliance with the foregoing provisions of this Section 13.6, the Trustee shall pay on the written request of the Company or its Recourse Subsidiary an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of subsection (a) of this Section 13.6.

SECTION 13.7. Investment of Trust Moneys.

            All or any part of any Trust Moneys held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written direction of the Company, which shall specify the Cash Equivalents in which such Trust Moneys shall be invested. Unless an Event of Default occurs and is continuing, any interest in such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

            The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 13.7.

                                   ARTICLE XIV

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 14.1. Company's Option to Effect Defeasance or Covenant Defeasance.

            The Company may at its option by Board Resolution, at any time, elect to have either Section 14.2 or Section 14.3 applied to the Outstanding Securities of any series upon compliance with the applicable conditions set forth below in this Article XIV.

SECTION 14.2. Defeasance and Discharge.

            Upon the Company's exercise of the option provided in Section 14.1 applicable to this Section 14.2 with respect to the Securities of any series, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series (other than those specified in the next sentence) on the date the applicable conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 14.4 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 6.2 and 6.26 and with respect to the Trustee under Section 9.7, (C) the rights, powers, trusts, duties and immunities of


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                                                        Draft - January 14, 2004

                                                                       Exhibit C

the Trustee hereunder and (D) this Article XIV. Subject to compliance with the applicable conditions under this Article XIV, the Company may exercise its option under this Section 14.2 notwithstanding the prior exercise of its option under Section 14.3.

SECTION 14.3. Covenant Defeasance.

            Upon the Company's exercise of the option provided in Section 14.1 applicable to this Section 14.3 with respect to the Securities of any series,
(i) the Company shall be released from its obligations with respect to such Securities under Sections 6.9 through 6.25 and Section 6.27 and (ii) the occurrence of an event specified in Section 8.1(iv) with respect to such Securities (with respect to any of Section 6.9 through 6.25 and Section 6.27), 8.1(v) and (vi)) shall not be deemed to be an Event of Default (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly, or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section, insofar as any such term, condition or limitation relates to the Securities of such series to any other provision herein or in any other document, but the remainder of this Indenture with respect to the Securities of such series, the Indenture as it relates to the Securities of any other series, and the Securities of any other series shall be unaffected thereby.

SECTION 14.4. Conditions to Defeasance or Covenant Defeasance.

            Except as otherwise indicated below, the following shall be the conditions to application of either Section 14.2 or Section 14.3 to the then Outstanding Securities of any series:

            The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company shall irrevocably have deposited or caused to be deposited in trust with the Trustee (or another trustee satisfying the requirements of Section 9.9 who shall agree to comply with the provisions of this Article applicable to the Trustee) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of such series, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount sufficient to pay the principal of and each installment of interest on the Securities of such series on the Maturity Date of such principal or Interest Payment Date, as the case may be, in accordance with the terms of this Indenture and the Securities of such series, or (C) a combination of (A) and (B);

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment


                                      109
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                                                        Draft - January 14, 2004

                                                                       Exhibit C

      will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of such series to maturity or redemption, as the case may be;

            (3) 91 days pass after the deposit is made and during the 91-day period no Event of Default or Default relating to bankruptcy and insolvency events with respect to the Company occurs which is continuing at the end of the period;

            (4) no Event of Default or Default with respect to the Securities of such series has occurred and is continuing on the date of such deposit and after giving effect thereto;

            (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that (i) the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (ii) the Holders of Securities of such series have a valid first priority perfected security interest in the trust funds, and
      (iii) after passage of 91 days following the deposit (except, with respect to any trust funds for the account of any Holder of Securities of such series who may be deemed to be an "insider" for purposes of the Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Law or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (A) the trust funds will no longer remain the property of the Company (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or
      (B) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to Holders of Securities of such series, the Trustee will hold, for the benefit of the Holders of Securities of such series, a valid first priority perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the Bankruptcy Law on interest on the trust funds accruing after the commencement of a case under such statute and (y) the Holders of Securities of such series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

            (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the Indenture there has been a change in the applicable U.S. Federal income tax law or a regulation clarifying existing law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Securities of such series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Securities


                                      110
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                                                        Draft - January 14, 2004

                                                                       Exhibit C

      of such series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

            (8) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 9.8 and for purposes of the Trust Indenture Act with respect to any securities of the Company;

            (9) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute default under, any other agreement or instrument to which the Company is a party or by which it is bound; and

            (10) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities of such series have been complied with.

SECTION 14.5. Deposited Money and U.S. Government Obligations to be held in
              Trust; Other Miscellaneous Provisions.

            Subject to the provisions of the last paragraph of Section 6.26, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively, for purposes of this Section 14.5 and Section 14.6, the "Trustee") pursuant to Section 14.4 in respect of the Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and interest.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 14.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.

            Anything in this Article XIV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 14.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

            The provisions of the last paragraph of Section 6.26 shall apply to any money held by the Trustee or any Paying Agent under this Article XIV that remains unclaimed for two years after the Maturity Date of the applicable series of Securities for which money or Government Obligations have been deposited pursuant to Section 14.4.


                                      111
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                                                                       Exhibit C

SECTION 14.6. Reinstatement.

            If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 14.5 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and any applicable series of Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 14.5; provided, however, that if the Company makes any payment of principal of or interest on any Security following the reinstatement of the Company's obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

      [Remainder of page intentionally left blank; signature page follows]


                                      112
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                                                                       Exhibit C

            THUS DONE AND PASSED in multiple originals, on the date first above written, at LaPlace, Louisiana (in respect of the Company) and New Orleans, Louisiana (in respect of the Trustee), in the presence of the undersigned competent witnesses, and of the undersigned Notaries Public, after due reading of the whole.

WITNESSES TO ALL                        BAYOU STEEL CORPORATION
SIGNATURES:

/s/ Pamela L. Hunter                    By:  /s/ Richard J. Gonzalez
------------------------------              ------------------------------------
                                             Richard J. Gonzalez
Printer Name: Pamela L. Hunter               Vice President, Chief Financial
                                             Officer, Treasurer and Secretary


                                        J.P. MORGAN TRUST COMPANY, N.A.,
                                        AS TRUSTEE

/s/ Julie S. Johns                      By:  /s/ Denis L. Milliner
------------------------------              ------------------------------------
                                             Denis L. Milliner
Printed Name: Julie S. Johns                 Vice President and Trust Officer


                                      113
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                                                        Draft - January 14, 2004

                                                                       Exhibit C

                                                                       Exhibit A

               [FORM OF FACE OF NOTE - NOTEHOLDER OPTION ELECTED]

                    [Applicable Restricted Securities Legend]
                       [Depository Legend, if applicable]

No. Principal Amount $30,000,000

                                                           CUSIP NO. 073051 AF 1

                             BAYOU STEEL CORPORATION

                         9% First Mortgage Note due 2011

      Bayou Steel Corporation, a Delaware corporation promises to pay to [___________], or registered assigns, the principal sum of Thirty Million Dollars on March 31, 2011.

            Interest Payment Dates: March 31 and September 30 of each year.

            Record Dates: [______________].

      Additional provisions of this Security are set forth on the other side of this Security.

Dated: February ___, 2004               BAYOU STEEL CORPORATION


                                             By:________________________________
                                                Name:
                                                Title:


                                             Attest by:_________________________


                                      114
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                                                        Draft - January 14, 2004

                                                                       Exhibit C

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

J.P. MORGAN TRUST COMPANY, N.A.

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.


By:____________________________
  Authorized Signatory

Date: _________________________


                                      115
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                                                        Draft - January 14, 2004

                                                                       Exhibit C

                         [FORM OF REVERSE SIDE OF NOTE]

                         9% First Mortgage Note due 2011

1.    Interest

      Bayou Steel Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

      The Company will pay interest semiannually on March 31 and September 30 of each year. Interest on this Security will accrue from the most recent date to which interest has been paid on this Security or, if no interest has been paid, from February __, 2004. The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by this Security to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment

      The principal of and interest on this Security shall be payable at the office or agency of the Paying Agent in The City of New Orleans, maintained for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that a Holder of $2,000,000 in aggregate principal amount of Securities of any series shall be entitled to receive payments of interest by wire transfer in immediately available funds (but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date).

3.    Paying Agent and Security Registrar

      Initially, J.P. Morgan Trust Company, N.A., a national banking association ("Trustee"), will act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent without notice to any Holder. The Company may act as Paying Agent.

4.    Indenture

      The Company issued this Security under an Indenture dated as of February __, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and the Trustee. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect from time to time (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

                                                        Draft - January 14, 2004

                                                                       Exhibit C

This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and the Act for a statement of those terms.

            The Securities are senior secured obligation of the Company. This Security is one of the Notes referred to in the Indenture. The Indenture imposes certain limitations on, among other things, the ability of the Company to incur additional Indebtedness; create Liens; make Restricted Payments; engage in certain transactions with stockholders and Affiliates; engage in Sale and Leaseback Transactions; dispose of assets; issue Preferred Stock of Subsidiaries; transfer assets to its subsidiaries; enter into agreements that restrict the ability of its Subsidiaries to make dividends and distributions; engage in mergers, consolidations and transfers of substantially all of the Company's assets; make certain Investments, loans, and advances; and create Non-Recourse Subsidiaries. These limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee annually its compliance with the limitations contained in the Indenture.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

5.    Mandatory Redemption

            Section 6.15 of the Indenture provides that after certain Asset Sales, subject to certain limitations contained therein, the Company may be required to make an offer to purchase all or a portion of this Security in accordance with the procedures set forth in the Indenture.

6.    Optional Redemption

            The Company may, at its option, redeem the Notes, in whole or in part, from time to time, at a redemption price equal to 100% of the then outstanding principal amount of the whole or such part thereof, as the case may be, together with accrued and unpaid interest, if any, to the date of redemption; provided, that if the date fixed for redemption is March 31 or September 30, then the interest payable on such date shall be paid to the Holder of record on the immediately preceding March 15 or September 15.

            In the event that less than all of the Securities of any series are to be redeemed, the Trustee shall select the Securities of such series to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed, or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, that no Securities of $1,000 or less shall be redeemed in whole or in part.

7.    Senior Secured Obligations

            The Securities are senior obligations of the Company, secured by a first priority lien, subject to certain exceptions, on the Collateral owned by it to the Trustee for the ratable benefit


                                      117
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                                                        Draft - January 14, 2004

                                                                       Exhibit C

of the Holders pursuant to the Indenture and the Security Documents. The Recourse Subsidiaries of the Company shall, by executing the Indenture, guarantee the obligations of the Company with respect to the Securities. The Securities will rank senior in right of payment to all future subordinated indebtedness of the Company. The Subsidiary Guarantees will be secured by the Collateral assigned by such Subsidiary pursuant to a Subsidiary Security Agreement.

            Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture, and hereby irrevocably appoints the Trustee as its special attorney-in-fact for the Holder and vests the Trustee on behalf of the Holder with full power to act on such Holder's behalf and enforce the Security Documents for the benefit of the Holder.

            The Trustee and each Holder acknowledges that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Indenture and Security Documents will not be deemed for any purpose to be an impairment of the Security under the Indenture.

8.    Denominations; Transfer; Exchange

      The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture and the face of this Security. The Company shall provide for the registration of Securities and of transfers of Securities in the Security Register. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made to the Holder of this Security for any registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchanges or transfers pursuant to Section 11.6 of the Indenture). The Security Registrar shall not be required to register the transfer of or exchange any Securities for a period beginning (i) 15 Business Days before the mailing of a notice of an offer to repurchase the Securities of the same series as this Security and ending on the close of business on the day of such mailing or (ii) 15 Business Days before an interest payment date for this Security and ending on such interest payment date.

9.    Persons Deemed Owners

      The registered holder of this Security may be treated as the owner of it for all purposes.

10.   Unclaimed Money

      If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment as unsecured general creditors.


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                                                                       Exhibit C

11.   Defeasance

      Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations with respect to this Security and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the series of Securities, of which this Security is a part, to maturity.

12.   Supplemental Indentures, Amendment, Waiver

      From time to time, the Company and the Subsidiary Guarantors when authorized by a Board Resolution, and the Trustee may, without the consent of any Holders, supplement the Indenture, or amend or waive the Security Documents or the Securities of any series for certain specified purposes, including, among other things, curing ambiguities, defects, or inconsistencies maintaining the qualification of the Indenture under the Trust Indenture Act, making any change that does not adversely affect the rights of any Holder of Securities of any series or mortgaging, pledging, or granting a security interest in favor of the Trustee as additional security for the payment and performance of the obligations of the Company under the Indenture, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee pursuant to any Security Document or otherwise, to establish the terms of Securities of any series as permitted by Section 3.1(a) of the Indenture, to supplement any provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of the Securities of any series initially as securities registered under the Securities Act; provided, that any such action shall not adversely affect the interests of the Holders of any other series, or to add any Person who becomes a Recourse Subsidiary of the Company after the date of the Indenture as a party to the Indenture.

      Other amendments, modifications and supplements of the Indenture, the Securities of any series or the Security Documents may be made by the Company, the Collateral Agent (if a party thereto) and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of each series affected by such amendment waiver or supplement; provided, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or alter the redemption provisions or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date thereof; or (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences) provided for in the Indenture; or (3) modify any of the provisions of Sections 8.8, 8.13 or 11.2 of the Indenture except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or (4) affect the ranking of the Securities of any series or the Liens in favor of the Trustee, the Collateral Agent and the Holders of Securities of

                                                        Draft - January 14, 2004

                                                                       Exhibit C

any series in a manner adverse to the Holders or release all or substantially all of the Collateral.

13.   Defaults and Remedies

      If an Event of Default (other than an Event of Default specified in Section 8.1(vii), (viii) or (xi) of the Indenture) occurs and is continuing with respect to Outstanding Securities of any series, the Trustee or the Holders of at least 25% of the principal amount of the Outstanding Securities of such series by notice to the Company (and to the Trustee if such notice is given by the Holders) may declare the principal amount and accrued interest on the Securities of that series to be immediately due and payable. If an Event of Default specified in Section 8.1(vii), (viii) or (xi) of the Indenture occurs, the principal amount and accrued interest shall ipso facto become and be immediately due and payable on all Outstanding Securities without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then Outstanding Securities of any series by notice to the Trustee and the Company may rescind an acceleration and its consequences with respect to such series if the Company has paid or deposited with the Trustee a sum sufficient to pay all amounts due on Securities of that series, other than amounts due by declaration of acceleration, and all existing Events of Default, other than the nonpayment of the principal of the Securities of that series which have became due solely by such declaration of acceleration have been cured or waived. The Holders of a majority in principal amount of the Outstanding Securities of any series also have the right to waive certain past defaults under the Indenture with respect to such series, except a default in the payment of the principal of, premium, if any, or interest on any Security of such series, or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders of Securities of such series.

      Holders of Securities of any series may not enforce the Indenture or the Securities of such series except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities of any series unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities of any series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities of any series notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.   Trustee Dealings with the Company

      Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15.   No Recourse Against Others

      A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any


                                      120
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                                                        Draft - January 14, 2004

                                                                       Exhibit C

claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.   Authentication

      This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

17.   Abbreviations

      Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.   CUSIP Numbers

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on this Security. No representation is made as to the accuracy of such numbers as printed on this Security and reliance may be placed only on the other identification numbers placed thereon.

19.   Governing Law

      This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

      The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

          Bayou Steel Corporation
          P.O. Box 5000
          River Road
          LaPlace, LA 70069

          Attention: Secretary


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                                                                       Exhibit C

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

            _________________________________________________________
              (Print or type assignee's name, address and zip code)

            _________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:____________________           Your Signature:___________________


Signature Guarantee:______________________________
                    (Signature must be guaranteed)


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

      1[ ]  acquired for the undersigned's own account, without transfer; or

      2[ ]  transferred to the Company; or

      3[ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

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                                                        Draft - January 14, 2004

                                                                       Exhibit C

      4[ ] transferred pursuant to an effective registration statement under the Securities Act; or

      5[ ] transferred pursuant to and in compliance with Regulation S under the Securities Act; or

      6[ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act); or

      7[ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                        ________________________________________
                                        Signature

Signature Guarantee:


                                        ________________________________________
(Signature must be guaranteed)          Signature


______________________________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing

                                                        Draft - January 14, 2004

                                                                       Exhibit C

representations in order to claim the exemption from registration provided by Rule 144A.


                      _____________________________________
Dated:                NOTICE: To be executed by an executive officer

                                                        Draft - January 14, 2004

                                                                       Exhibit C

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

        The following increases or decreases in this Global Security have been made:

--------------------------------------------------------------------------------------
                                                          Principal       Signature of
                    Amount of          Amount of       Amount of this      authorized
                   decrease in        increase in      Global Security    signatory of
                    Principal          Principal       following this      Trustee or
    Date of      Amount of this     Amount of this       decrease or       Securities
   Exchange      Global Security    Global Security       increase          Custodian
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

                                                        Draft - January 14, 2004

                                                                       Exhibit C

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Security purchased by the Company pursuant to Section 6.15 of the Indenture, check the box: [ ]

      If you want to elect to have only part of this Security purchased by the Company pursuant to Section 6.15 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: _______________            Your Signature: _________________________
                                 (Sign exactly as your name appears on the other side of the Security)


Signature Guarantee: _______________________________________
                         (Signature must be guaranteed)

      The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                        Draft - January 14, 2004

                                                                       Exhibit C

                                                                     EXHIBIT "C"

                               SECURITY AGREEMENT

                                     BETWEEN

                             BAYOU STEEL CORPORATION

                                       AND

                        J.P. MORGAN TRUST COMPANY, N.A.,

                         AS TRUSTEE AND COLLATERAL AGENT

                                February 18, 2004

                                TABLE OF CONTENTS

                                                                                   PAGE
I.     DEFINED TERMS

      1.1  DEFINITIONS ..........................................................    1

      1.2  OTHER DEFINITIONAL PROVISIONS ........................................    3

II.    GRANT OF SECURITY INTEREST

III.   REPRESENTATIONS AND WARRANTIES

      3.1  TITLE; NO OTHER LIENS ................................................    4

      3.2  PERFECTED FIRST PRIORITY LIENS[; OTHER LIENS .........................    4

      3.3  EQUIPMENT ............................................................    5

      3.4  CHIEF EXECUTIVE OFFICE ...............................................    5

      3.5  FARM PRODUCTS ........................................................    5

      3.6  NO OTHER OWNERS ......................................................    5

      3.7  NO FINANCING STATEMENTS ..............................................    5

IV.    COVENANTS

      4.1  DELIVERY OF INSTRUMENTS AND CHATTEL PAPER ............................    5

      4.2  MARKING OF RECORDS ...................................................    5

      4.3  MAINTENANCE OF INSURANCE .............................................    5

      4.4  PAYMENT OF OBLIGATIONS ...............................................    6

      4.5  MAINTENANCE OF PERFECTED SECURITY INTEREST;
           FURTHER DOCUMENTATION ................................................    6

      4.6  CHANGES IN LOCATIONS, NAMES, ETC .....................................    6

      4.7  FURTHER IDENTIFICATION OF COLLATERAL .................................    7

      4.8  NOTICES ..............................................................    7

      4.9  INTERCREDITOR AGREEMENT ..............................................    7

      4.10  NO LIENS ON COLLATERAL ..............................................    7


                                     Page i

      4.11  FURTHER ASSURANCES ..................................................    7

V.     ASSET SALES AND RECEIPT OF NET INSURANCE PROCEEDS

VI.    REMEDIES

      6.1  CODE REMEDIES ........................................................    8

      6.2  DEFICIENCY ...........................................................    9

VII.   APPLICABLE PROVISIONS OF THE INDENTURE

VIII.  TRUSTEE'S APPOINTMENT AS ATTORNEY-IN FACT; COLLATERAL
       AGENT'S PERFORMANCE OF COMPANY'S OBLIGATIONS

      8.1  POWERS ...............................................................    9

      8.2  PERFORMANCE BY COLLATERAL AGENT OF COMPANY'S OBLIGATIONS .............   10

      8.3  COMPANY'S REIMBURSEMENT OBLIGATION ...................................   10

      8.4  RATIFICATION; POWER COUPLED WITH AN INTEREST .........................   11

IX.    DUTY OF TRUSTEE

X.     EXECUTION OF FINANCING STATEMENTS

XI.    AUTHORITY OF TRUSTEE

XII.   INDEMNITY

      12.1  INDEMNITY ...........................................................   12

      12.2  SURVIVAL ............................................................   12

      12.3  REIMBURSEMENTS ......................................................   12

XIII.  NOTICES

XIV.   SEVERABILITY

XV.    AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES

      15.1  AMENDMENTS IN WRITING ...............................................   13

      15.2  NO WAIVER BY COURSE OF CONDUCT ......................................   13

      15.3  DISCLAIMERS OF SECURITY INTEREST IN PROPERTIES AND ASSETS
            OTHER THAN COLLATERAL ...............................................   13

      15.4  REMEDIES CUMULATIVE .................................................   13


                                     Page ii

XVI.   MISCELLANEOUS PROVISIONS

      16.1  SECTION HEADINGS ....................................................   14

      16.2  SUCCESSORS AND ASSIGNS ..............................................   14

      16.3  GOVERNING LAW .......................................................   14

      16.4  EXECUTION IN COUNTERPARTS ...........................................   14

XVII.  SUBMISSION TO JURISDICTION; WAIVERS

XVIII. SPECIAL LOUISIANA PROVISIONS


                                    Page iii

                               SECURITY AGREEMENT

            SECURITY AGREEMENT, dated as of February 18, 2004, made by BAYOU STEEL CORPORATION, a Delaware corporation, the Federal taxpayer identification number of which is 72-1125783 (the "Company"), in favor of J.P. MORGAN TRUST COMPANY, N.A., the Federal Employer Identification Number of which is 72-0269760, as trustee and as collateral agent (in such capacity, and together with any successors in such capacity, collectively the "Trustee"), under the Indenture dated February 18, 2004, between the Trustee and the Company (as amended, supplemented or otherwise modified from time to time, the "Indenture"), for the benefit of the Holders of all securities issued under the Indenture (the "Securities").

                                    RECITALS:

            WHEREAS, the Company is the owner of the Collateral (as hereinafter defined); and

            WHEREAS, the Company has authorized the creation and issuance of its 9% First Mortgage Notes due 2011, which, together with any additional 9% First Mortgage Notes issued in the same or any other series and any note or notes issued in substitution, exchange or renewal of any of the foregoing are called, collectively, the "Securities."

            WHEREAS, it is a condition precedent to the purchase of the Notes from the Company that the Company shall have executed and delivered this Agreement to the Trustee for the ratable benefit of Holders of the Securities of all series.

            NOW THEREFORE, in consideration of the premises and to induce the Trustee to enter into the Indenture and to induce the Holders to purchase the Securities, the Company hereby agrees with the Trustee, for the ratable benefit of the Holders of the Securities of all series, as follows:

                                 DEFINED TERMS.

DEFINITIONS. i) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Chattel Paper, Farm Products, Documents, General Intangibles, Instruments, and Inventory.

            The following terms shall have the following meanings:

            "AGREEMENT" means this Security Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

            "CODE" means the Uniform Commercial Code as from time to time in effect in the State of New York or Louisiana.

            "COLLATERAL" has the meaning specified in Section 0 of this Agreement.

            "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

            "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of February 18, 2004, between the Trustee and Fleet Capital Corporation (the "Agent"), as agent for itself and the other lenders (collectively, the "Lenders"), from time to time a party to the Loan and Security Agreement dated as of February 18, 2004, among the Company, the Agent and the Lenders, as amended, restated, supplemented or otherwise modified from time to time.

            "MORTGAGE" has the meaning specified in Section 0 of this Agreement.

            "NET INSURANCE PROCEEDS" has the meaning specified in Section 0 of this Agreement.

            "PROCEEDS" and "PRODUCTS" shall have the meaning ascribed to such terms in the Code and shall include in any event (i) whatever is received upon any collection, exchange, sale or other disposition or refinancing of any of the Collateral and any property into which any of the Collateral is converted (whether cash or non-cash proceeds), (ii) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to the Company from time to time with respect to any of the Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

            "REAL PROPERTY" has the meaning specified in Section 0 of this Agreement.

            "REQUIREMENT OF LAW" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "SECURED OBLIGATIONS" means the collective reference to the unpaid principal of and interest on the Securities of all series and all other obligations and liabilities of the Company to the Trustee, and the Holders of the Securities of all series (including, without limitation, interest accruing after the maturity of the Securities and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, and interest, to the extent permitted by law, on the unpaid interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Securities of any series, this Agreement, the other Security Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee that are required to be paid by the Company pursuant to the terms of the Indenture or this Agreement or any other Security Document).

OTHER DEFINITIONAL PROVISIONS. ii) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

            The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby sells, grants, gives, bargains, conveys, assigns, transfers, pledges, mortgages, warrants and confirms to, and creates in favor of the Trustee for the ratable benefit of the Holders a continuing security interest in all of the Company's present and future rights, title and interest in, to and under or derived from or with respect to, all of the following property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

            all Equipment located on the Real Property and constituting a portion of the Integral Fixtures and Equipment, including, without limitation,
(i) furniture, furnishings, tools, lubricants, spare parts, shelving, displays, cases, accessories, motors and engines, (ii) bearings, rolls, guides and stores which are classified on the balance sheet of the Company as inventory and (iii) with respect to the foregoing, all attachments, components, parts, equipment and accessories installed thereon or affixed thereto;

            all Fixtures located on the Real Property described in Schedule 1 hereto and constituting a portion of the Integral Fixtures and Equipment;

            to the extent that the Company has any rights therein, any deposit accounts in the name of the Trustee (the "Deposit Account"), established pursuant to Section 13.1 of the Indenture;

            to the extent not otherwise included, all Proceeds, Products and accessions of any and all of the foregoing (including, without limitation, any properties or assets into which Proceeds or Products of any of the foregoing are converted); provided, however, that, if Proceeds are converted into assets which are collateral for the New Credit Facility, the security interest created hereunder shall not attach to such assets; and

            all books and records pertaining to the foregoing Collateral.

            The Collateral specifically includes, but is not limited to, that certain deep water dock and related facilities situated on a water bottom in the Mississippi River and attached to the immovable (real) property (the "Real Property") described in that certain Multiple Indebtedness Mortgage and Collateral Assignment of Leases and Rents, dated as of the date hereof, in favor of the Trustee (the "Mortgage") at Mile 132.4 A.H.P. between LaPlace and Little Gypsy, if and to the extent characterized as movable (personal) property under Louisiana law. Notwithstanding the foregoing, the Collateral shall not include "Accounts Receivable" and "Inventory", and the "Proceeds" thereof, as each of such terms is defined in the Intercreditor Agreement.

REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants that:

TITLE; NO OTHER LIENS. Except for the security interest granted to the Trustee pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Indenture, the Company owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Trustee, pursuant to this Agreement or as are permitted pursuant to the Indenture.

PERFECTED FIRST PRIORITY LIENS; OTHER LIENS. The security interests granted pursuant to Section 0 of this Agreement (i) constitute perfected security interests in the Collateral in favor of the Trustee, (ii) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted to exist pursuant to the Indenture, and (iii) are enforceable as such against (1) all creditors of and purchasers from the Company and (2) any Person having any interest in the Real Property where any of the Equipment listed on
Schedule 1 hereto constituting Collateral is located.

EQUIPMENT. The Equipment constituting Collateral is kept at the locations described on Schedule 1 hereto.

CHIEF EXECUTIVE OFFICE. The Company's chief executive office and chief place of business is located at 138 Highway 3217, LaPlace, Louisiana 70068.

FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

NO OTHER OWNERS. No Affiliate of the Company owns any part of the Collateral.

NO FINANCING STATEMENTS. No financing statement or other similar document has been signed by the Company or filed against the Company's right in any Collateral, other than those naming the Trustee as a secured party and

            those perfecting a Lien permitted under the Indenture.

COVENANTS. The Company covenants and agrees with the Trustee that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

DELIVERY OF INSTRUMENTS AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be promptly delivered to the Trustee, duly indorsed in a manner satisfactory to the Trustee, to be held as Collateral pursuant to this Agreement and subject to the Indenture's terms.

MARKING OF RECORDS. The Company will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests created hereby.

MAINTENANCE OF INSURANCE. iii) The Company will maintain, with financially sound and reputable companies, insurance policies (1) insuring the Equipment and Fixtures constituting Collateral against loss by fire, explosion, theft and such other casualties as are usually and customarily carried with respect to similar property and/or facilities according to their respective locations and (2) insuring the Company, the Trustee and the Holders of the Securities against liability for personal injury and property damage relating to such Equipment and Fixtures, such policies to be in such form and amounts and having such coverage as are usually and customarily carried with respect to similar property and/or facilities according to their respective locations with losses payable to the Company and the Trustee (the proceeds of any insurance recovery under any insurance policy maintained by the Company following a casualty event affecting any of the Collateral shall be referred to collectively as "Net Insurance Proceeds").

            All such insurance shall (1) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Trustee of written notice thereof,
(2) name the Trustee as an insured party and (3) subject to paragraph iii) above, be reasonably satisfactory in all other respects to the Trustee.

            The Company shall deliver to the Trustee a report of a reputable insurance broker with respect to such insurance during the month of June in each calendar year and such supplemental reports with respect thereto as the Trustee may from time to time reasonably request.

PAYMENT OF OBLIGATIONS. The Company will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount, applicability or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Company and such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein.

              MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER
                                 DOCUMENTATION.

            The Company shall maintain the security interests granted in the Collateral pursuant to Section 0 of this Agreement as a first priority, perfected security interest subject only to Liens permitted to exist pursuant to the Indenture and shall defend such security interest against claims and demands of all Persons whomsoever.

            At any time and from time to time, upon the written request of the Trustee and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

CHANGES IN LOCATIONS, NAMES, ETC. The Company will not, unless it shall have given the Trustee at least thirty (30) days' prior written notice and take all action necessary, advisable or requested in good faith by the Trustee to establish and continue the perfection and priority of the security interests granted in the Collateral pursuant to Section 0 of this Agreement:

            permit any of the Equipment constituting Collateral to be kept at a location other than those listed on Schedule 1 attached hereto; or
            change its location under the Code; or

            the location of its chief executive office and chief place of business from that specified in subsection 0; or

            cease to be a registered organization under the law of Delaware; or

            change its name, or corporate structure to such an extent that the Code would require the filing of a substitute Financing Statement to continue the perfection of the security interest created hereunder.

FURTHER IDENTIFICATION OF COLLATERAL. The Company will furnish to the Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

NOTICES. The Company will advise the Trustee promptly, in reasonable detail, at its address set forth in the Indenture of:

            any Lien (other than security interests created hereby or Liens permitted under the Indenture) on, or claim asserted against, any of the Collateral; and

            of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

INTERCREDITOR AGREEMENT. Notwithstanding any provision of the Agreement which might otherwise create in any of them any right or grant to any of them any remedy, the Trustee shall not take any action under this Agreement that would constitute a breach of or otherwise be inconsistent with the Intercreditor Agreement, of which the Company for these purposes shall be treated as an intended third-party beneficiary.

NO LIENS ON COLLATERAL. The Company shall not, directly or indirectly, voluntarily or involuntarily, create, incur, assume, permit or suffer any Lien (other than liens permitted under the Indenture) on any Collateral or any right of the Trustee in any Collateral.

FURTHER ASSURANCES. If the Trustee shall request a statement identifying or describing any or all Collateral, the Company shall promptly provide an accurate and complete statement in such detail as the Trustee may reasonably request. The Company shall promptly deliver to the Trustee a copy of each notice or other written communication that it receives in respect of any Collateral. The Company shall maintain all tangible property that is part of the Collateral in a condition of repair that is adequate for the purposes for which such property is used as of the date hereof, including repairs and maintenance consistent with the Company's past practices, subject to ordinary wear and tear.

ASSET SALES AND RECEIPT OF NET INSURANCE PROCEEDS. All cash, checks, instruments and other Proceeds of the Collateral from Asset Sales or otherwise, including Net Insurance Proceeds and Condemnation Awards, shall be held by the Company in trust for the Trustee and the Holders of the Securities, segregated from the other funds of the Company, and shall, immediately upon receipt by the Company, be turned over to the Trustee in the exact form received by the Company (duly indorsed by the Company to the Trustee, if required) and held by the Trustee in a Collateral Account maintained under the sole dominion and control of the Trustee, except as may be released to the Company and or applied to the Secured Obligations in accordance with Article XIII of the Indenture. All proceeds while held by the Trustee in a Collateral Account (or by the Company in trust for the Trustee ) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in subsection 0

                                    REMEDIES.

CODE REMEDIES. Subject to the provisions of Article VIII of the Indenture, if an Event of Default shall occur and be continuing, the Trustee may exercise, in addition to all other rights and remedies granted to it in this Agreement, including without limitation Section 0 hereof, if applicable, and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Trustee without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Trustee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released. The Company further agrees, at the Trustee's request, to assemble the Collateral and make it available to the Trustee at places which the Trustee shall reasonably select, whether at the Company's premises or elsewhere. The Trustee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral, in the manner set forth in Section 8.6 of the Indenture. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Trustee arising out of the exercise by them of any rights hereunder, except to the extent any such claims, damages or demands were directly caused by the Trustee's gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

DEFICIENCY. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Trustee to collect such deficiency.

APPLICABLE PROVISIONS OF THE INDENTURE. Section 12.2 through 12.10 of the Indenture is hereby incorporated by reference into this Agreement and made a part of the same as if set forth herein. To the extent, if any, that the provisions of this Agreement are inconsistent with the provisions of Section 12.2 through 12.10 of the Indenture, the provisions of the Indenture shall prevail.

          TRUSTEE'S APPOINTMENT AS ATTORNEY-IN FACT; COLLATERAL AGENT'S
                      PERFORMANCE OF COMPANY'S OBLIGATIONS.

POWERS. The Company hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Trustee's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Company hereby gives the Trustee the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

            in the case of any Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Company or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

            to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

            to execute, in connection with any Asset Sale permitted by Section
6.15 of the Indenture or otherwise provided for in Section 0 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

            upon the occurrence and during the continuance of any Event of Default, (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee or as the Trustee shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (vi) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or release as the Trustee may deem appropriate; and (vii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and to do, at the Trustee's option and the Company's expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Company might do.

PERFORMANCE BY COLLATERAL AGENT OF COMPANY'S OBLIGATIONS. If the Company fails to perform or comply with any of its agreements contained herein, the Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

COMPANY'S REIMBURSEMENT OBLIGATION. The expenses of the Trustee incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to the interest rate payable with respect to the Securities from the date of payment by the Trustee to the date reimbursed by the Company, shall be payable by the Company to the Trustee on demand.

RATIFICATION; POWER COUPLED WITH AN INTEREST. The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

DUTY OF TRUSTEE. The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for its own account. Neither the Trustee nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Trustee hereunder are solely to protect the Trustee's interests in the Collateral and shall not impose any duty upon the Trustee to exercise any such powers. The Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

EXECUTION OF FINANCING STATEMENTS. Pursuant to the Code, the Company authorizes the Trustee to file financing statements with respect to the Collateral without the signature of the Company in such form and in such filing offices as the Trustee reasonably determines appropriate to perfect the security interests of the Trustee under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

AUTHORITY OF TRUSTEE. The Company acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise of non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders of the Securities of all series, be governed by the provisions of the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Company, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Securities of all series with full and valid authority so to act or refrain from acting, and the Company shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

                                   INDEMNITY.

INDEMNITY. iv) The Company agrees to indemnify, pay and hold harmless the Trustee and the officers, directors, employees, agents and affiliates of the Trustee (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against the Indemnitee, in any manner relating to or arising out of this Agreement, the Indenture or the Securities arising in any action relating to, directly or indirectly, the Collateral or the subject of this Agreement (including without limitation, any misrepresentation by the Company in this Agreement (the "Indemnified Liabilities"); PROVIDED that the Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such indemnified liability arose from the negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

            The Company agrees to pay, and to save the Trustee harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (1) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (2) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and (3) in connection with any of the transactions contemplated by this Agreement.

SURVIVAL. The obligations of the Company contained in this Section 0 shall survive the termination of this Agreement and the discharge of the Company's other obligations under this Agreement.

REIMBURSEMENTS. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral.

NOTICES. All notices, requests and demands to or upon the Trustee or the Company to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (c) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Trustee or the Company at its address or transmission number for notices provided in Section 1.5 of the Indenture. The Trustee and the Company may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

             AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES.

AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Trustee in accordance with the provisions of the Indenture.

NO WAIVER BY COURSE OF CONDUCT. Neither the Trustee shall by any act (except by a written instrument pursuant to subsection 0 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Trustee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or the Holders would otherwise have on any future occasion.

        DISCLAIMERS OF SECURITY INTEREST IN PROPERTIES AND ASSETS OTHER
                                THAN COLLATERAL.

Upon the Company's request, but at the Company's expense, the Trustee shall promptly execute any disclaimer or release document requested by the Company to evidence to third Persons that the Trustee is not claiming a security interest in any portion of the Company's property and assets which does not constitute Collateral under this Agreement and which is not otherwise encumbered in favor of the Trustee as security for the Securities pursuant to other Security Documents.

REMEDIES CUMULATIVE. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                            MISCELLANEOUS PROVISIONS.

SECTION HEADINGS. The section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Trustee and its successors and assigns.

GOVERNING LAW. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without reference to the conflicts of laws to the extent such principles would require application of the law of another jurisdiction.

EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which, when so executed and delivered, shall constitute an original instrument and all of which counterparts, taken together, shall constitute but one and the same instrument.

SUBMISSION TO JURISDICTION; WAIVERS. The Company hereby irrevocably and unconditionally:

            submits for itself and its property in any legal action or proceeding relating to this Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 1.5 of the Indenture or at such other address of which the Trustee shall have been notified pursuant thereto;

            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

SPECIAL LOUISIANA PROVISIONS. Insofar as the validity or perfection of the security interest in any of the Collateral hereunder or any of the remedies hereunder are governed by the laws of the State of Louisiana, the Company agrees as follows:

            For purposes of Louisiana executory process, the Company acknowledges the Secured Obligations secured hereby, whether now existing or to arise hereafter and confess judgment thereon. Upon the occurrence of an Event of Default and at any time thereafter so long as the same shall be continuing, and in addition to all other rights and remedies granted the Trustee under this Agreement, it shall be lawful for and the Company hereby authorizes the Trustee without making a demand or putting the Company in default, a putting in default being expressly waived, to cause all or any part of the Collateral to be seized and sold after due process of law, whether under executory process or under writ of fieri facias issued in execution of an ordinary judgment obtained on the Secured Obligations, the Company waiving the benefit of any and all laws or parts of laws relative to appraisement of property seized and sold under executory process or other legal process, and consenting that the Collateral be sold without appraisement, either in its entirety or in lots or parcels, as the Trustee may determine, to the highest bidder for cash or on such other terms as the plaintiff in such proceedings may direct. In addition, the Trustee shall have all of the rights and remedies available to it under this Agreement and under Chapter 9 of the Louisiana Commercial Laws, then in effect (La. R.S. 10:9-101 et seq.).

            The Company hereby waives:

the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws conferring the same;

the demand and three (3) days delay as provided in Articles 2639 and 2721 of the Louisiana Code of Civil Procedure;

the notice of seizure provided by Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; and

the three (3) days delay provided for in Articles 2331 and 2722 of the Louisiana Code of Civil Procedure.

            Upon the occurrence of an Event of Default, in addition to all other rights herein conferred on the Trustee, the Company hereby expressly designates the Trustee, or any agents, servants, employees or other person, firm or corporation named by the Trustee at that time, as "Keeper" of the Collateral and pending the judicial sale thereof, with all the powers set forth in La. R.S. ss.ss. 9:5131 et seq. and La. R.S. ss. 9:5136 et seq. (as hereinafter may be amended from time to time). All reasonable costs, expenses and liabilities of every character incurred by the Trustee or any other person, firm or corporation in connection with managing, operating and maintaining the Collateral, as Keeper, shall constitute a demand obligation owing by the Company to the Trustee. All such costs, fees, expenses and liabilities shall constitute a portion of the Secured Obligations secured by this Agreement. The Keeper shall be entitled to receive, as compensation in excess of such costs, expenses and liabilities, a reasonable amount to be fixed by the court based upon the Keeper's activities. The designation of a Keeper made herein shall not be deemed to require the Trustee to provoke the appointment of such a Keeper.

            IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                        BAYOU STEEL CORPORATION

                                        By: ____________________________________
                                            Richard J. Gonzalez, Vice President

                                            Address: 138 La. Hwy. 3217
                                                     Post Office Box 5000
                                                     LaPlace, Louisiana 70069
                                            Fax:     (985) 652-0485


                                        J.P. MORGAN TRUST COMPANY, N.A., as
                                        Trustee

                                        By: ____________________________________
                                            Denis L. Milliner
                                            Vice President and Trust Officer

                                            Address: Suite 2100, 909 Poydras
                                                     Street
                                                     New Orleans, LA 70112-4000
                                            Fax:     (504) 552-2833

                                                                     EXHIBIT "D"

                                   SCHEDULE 1
                              PROPERTY DESCRIPTION

Parcel I

A CERTAIN TRACT OF LAND, situated in Section 39, Townships 11 and 12 South, Range 7 East, and Section 52 of Township 12 South, Range 7 East, St. John the Baptist Parish, Louisiana, together with all the buildings and improvements thereon.

In accordance with the survey prepared by Lucien C. Gassen, Surveyor, dated August 20, 1986 (the "Survey") the Property is described as follows:

From the corner common to Sections 37, 39, 52 and 53, Township 11 South, Range 7 East, proceed South 19 degrees 08 minutes 00 seconds West, a distance of 39.28 feet to the point of beginning, thence South 19 degrees 08 minutes 00 seconds West, a distance of 169.78 feet, thence South 19 degrees 02 minutes 39 seconds West, a distance of 619.72 feet, thence North 85 degrees 46 minutes 40 seconds East, a distance of 2,982.09 feet to the southwesterly right-of-way of the Louisiana & Arkansas Railroad, thence South 48 degrees 50 minutes 44 seconds East along said railroad right-of-way a distance of 269.76 feet, thence South 85 degrees 46 minutes 40 seconds West, a distance of 3,254.15 feet to a point on the 40 Arpent line, thence South 19 degrees 05 minutes 47 seconds West along said 40 Arpent line a distance of 209.05 feet, thence North 85 degrees 46 minutes 40 seconds East, a distance of 3,448.68 feet to a point on the line dividing Ranges 7 and 8 East, thence South 00 degrees 18 minutes 09 seconds East along said range line a distance of 485.94 feet to a point on the section line dividing St. John The Baptist Parish and St. Charles Parish, said corner being common to Sections 52 and 53, Township 12 South, Range 8 East and Sections 17 and 52, Township 12 South, Range 7 East, thence South 36 degrees 50 minutes 22 seconds West along the St. John The Baptist/St. Charles Parish line a distance of 120.83 feet, thence South 85 degrees 46 minutes 40 seconds West, a distance of 7,473.83 feet to the mean low water line on the east bank of the Mississippi River, thence North 10 degrees 21 minutes 36 seconds West along said mean low water line a distance of 1,762.24 feet, thence North 86 degrees 08 minutes 47 seconds East, a distance of 1,033.00 feet, thence South 33 degrees 12 minutes 32 seconds East, a distance of 183.51 feet to the right-of-way of Louisiana State Highway No. 3217, thence North 11 degrees 51 minutes 36 seconds East, a distance of 90.90 feet to a point on the arc of a non-tangent curve, thence easterly along the arc of said curve, to the right, having a radius of 698.95 feet for an arc distance of 248.84 feet to a non-tangent line, thence South 86 degrees 15 minutes 25 seconds East, a distance of 79.72 feet, thence North 86 degrees 09 minutes 40 seconds East, a distance of 205.33 feet, thence North 80 degrees 27 minutes 02 seconds East, a distance of 100.50 feet, thence North 86 degrees 09 minutes 40 seconds East, a distance of 864.86 feet to the southwesterly right-of-way line of the Illinois Central Gulf Railroad, thence South 30 degrees 58 minutes 10 seconds East along said railroad right-of-way a distance of 865.70 feet, thence North 85 degrees 46 minutes 40 seconds East, a distance of 111.98 feet to the northeasterly right-of-way line of the Illinois Central Gulf Railroad, thence North 30 degrees 58 minutes 10 seconds West along said railroad right-of-way a distance of 864.86 feet to the southerly right-of-way line of the Louisiana State Highway No. 3217, thence North 86 degrees 09 minutes 40 seconds East, a distance of 1,722.61 feet, thence South 74 degrees 32 minutes 56 seconds East, a distance of 105.95 feet, thence North 86 degrees 09 minutes 40 seconds East, a distance of 96.63 feet to a point of curvature of a tangent curve, thence easterly along the arc of said curve, to the left, having a radius of 5,829.58 feet for an arc distance of 138.43 feet to the point of beginning, containing 231.477 acres.

TOGETHER WITH a triangular portion of ground located in Section 52, Township 12 South, Range 7 East, to the East of the Louisiana & Arkansas Railroad right-of-way and more particularly described in accordance with the Survey, to wit:

From the corner common to Sections 37, 39, 52 and 53, Township 11 South, Range 7 East, proceed South 19 degrees 08 minutes 00 seconds, a distance of 39.28 feet plus 169.78 feet, thence South 19 degrees 02 minutes 39 seconds West, a distance of 619.72 feet, thence North 85 degrees 46 minutes 40 seconds East, a distance of 2,982.09 feet to the southwesterly right-of-way of the Louisiana & Arkansas Railroad, thence continue North 85 degrees 46 minutes 40 seconds East, a distance of 140.50 feet to the northeasterly right-of-way line of the Louisiana & Arkansas Railroad, the point of beginning, thence continue North 85 degrees 46 minutes 40 seconds East, a distance of 186.82 feet to a point on the line between Range 7 East and Range 8 East, thence South 00 degrees 20 minutes 33 seconds East along said range line a distance of 177.53 feet to a point on the northeasterly right-of-way line of the Louisiana Arkansas Railroad right-of-way, thence North 48 degrees 50 minutes 44 seconds West along said railroad right-of-way a distance of 248.86 feet to the point of beginning, containing
0.380 acres.

Parcel II

PORTION OF LOT 6 (SOUTH TRACT):

A CERTAIN TRACT OF LAND, situated in Section 52, Township 12 South, Range 7 East, St. John the Baptist Parish, Louisiana, together with all the buildings and improvements thereon, and being more particularly described as follows:

Commencing from the corner common to Section 52, Township 12 South, Range 7 East, Section 52, Township 12 South, Range 8 East, Section 53, Township 12 South, Range 8 East, and Section 17, Township 12 South, Range 7 East, proceed North 00 degrees 18 minutes 09 seconds West, a distance of 101.10 feet, plus
192.42 feet, plus 192.42 feet, for a total of 485.94 feet to the point of beginning, thence South 85 degrees 46 minutes 40 seconds West, a distance of 3,448.68 feet, to a point on the Forty Arpent Line, thence North 19 degrees 05 minutes 47 seconds East, along said Forty Arpent Line, a distance of 209.05 feet, thence North 85 degrees 46 minutes 40 seconds East, a distance of 3,254.15 feet to a point on the Louisiana & Arkansas Railroad right of way, thence South 48 degrees 50 minutes 44 seconds East along said Louisiana & Arkansas Railroad right of way a distance of 166.25 feet, thence South 00 degrees 20 minutes 33 seconds East, a distance of 71.13 feet, thence South 00 degrees 18 minutes 09 seconds East, a distance of 2.69 feet to the point of beginning.

NORTH TRACT:

A CERTAIN TRACT OF LAND situated in Section 52, Township 11 South, Range 7 East and Section 52, Township 12 South, Range 7 East, St. John the Baptist Parish, Louisiana, together with all the buildings and improvements thereon, and being more particularly described as follows:

Commencing from the corner common to Section 52, Township 12 South, Range 7 East, Section 52, Township 12 South, Range 8 East, Section 53, Township 12 South, Range 8 East, and Section 17, Township 12 South, Range 7 East, proceed North 00 degrees 18 minutes 09 seconds West, a distance of 101.10 feet, plus
192.42 feet, plus 192.42 feet, plus 2.69 feet, for a total of 488.63 feet, thence North 00 degrees 20 minutes 33 seconds West, a distance of 71.13 feet, plus 118.60 feet, plus 14.91 feet, plus 177.53 feet, for a total of 382.17 feet, to the point of beginning, thence South 85 degrees 46 minutes 40 seconds West, a distance of 186.82 feet, plus 140.50 feet, plus 2,982.09 feet, for a total of 3,309.41 feet, to a point on the Forty Arpent Line, thence North 19 degrees 02 minutes 39 seconds East along said Forty Arpent Line, a distance of 619.72 feet, to a point marked with an axle, thence North 86 degrees 08 minutes 48 seconds East, a distance of 2,189.37 feet, plus 141.40 feet, plus 771.17 feet, for a total of 3,101.94 feet, to a pipe on the Range Line, thence South 00 degrees 20 minutes 33 seconds East, a distance of 550.62 feet to the point of beginning.

All according to a survey of Lucien C. Gassen, Land Surveyor, dated December 8, 1989.

                                                                     EXHIBIT "D"

MULTIPLE INDEBTEDNESS MORTGAGE          UNITED STATES OF AMERICA
AND COLLATERAL ASSIGNMENT
OF LEASES AND RENTS

       BY:                              STATE OF LOUISIANA
                                        PARISH OF ST. JOHN THE BAPTIST
BAYOU STEEL CORPORATION

       IN FAVOR OF:                     STATE OF LOUISIANA
                                        PARISH OF ORLEANS

J.P. MORGAN TRUST COMPANY, N.A.,
AS TRUSTEE AND COLLATERAL AGENT

            BE IT KNOWN, that on the dates set forth on the signature pages hereof, but effective February 18, 2004, before the undersigned notaries public, duly commissioned and qualified as set forth on the signature pages hereof, and in the presence of the undersigned witnesses personally came and appeared:

BAYOU STEEL CORPORATION, a Delaware corporation ("MORTGAGOR"), the Federal Employer Identification Number of which is 72-1125783, represented herein by Richard J. Gonzalez, its Vice President, being hereunto duly authorized by virtue of resolutions of the Board of Directors of said corporation, a certified copy of which is annexed hereto and made a part hereof; and

J.P. MORGAN TRUST COMPANY, N.A., a national banking association with its principal trust offices located in New Orleans, Louisiana, as Trustee under the Indenture (as defined herein) and as Collateral Agent under the Indenture (in such capacities, the "MORTGAGEE"), the Federal Employer Identification Number of which is 72-0269760, appearing herein not in its corporate capacity but as Trustee and Collateral Agent as set forth above, being represented herein by its duly authorized undersigned officer;

who declared and acknowledged as follows:

                                    RECITALS:

            WHEREAS, Mortgagor has authorized the creation and issuance of its 9% First Mortgage Notes due 2011, which, together with any additional 9% First Mortgage Notes issued in the same or any other series and any note or notes issued in substitution, exchange or renewal of any and all of the foregoing are hereinafter referred to as the "SECURITIES";

            WHEREAS, the Securities will be issued pursuant to the terms of that certain Indenture dated February 18, 2004 between Mortgagor and Mortgagee, in its capacity as Trustee, (as the same may hereafter be supplemented, amended, extended or restated, the "INDENTURE");

            WHEREAS, the Trustee has accepted the trust established by the Indenture in accordance with the terms thereof;

            WHEREAS, Mortgagor desires to enter into this Multiple Indebtedness Mortgage and Collateral Assignment of Leases and Rents (as the same may hereafter be supplemented, amended, extended or restated, the "MORTGAGE") for the purpose of creating in favor of the Mortgagee for the ratable benefit of the Holders a mortgage and other liens on properties and interests of the Mortgagor;

            NOW, THEREFORE, for the purposes of securing the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the unpaid principal of and interest on the Securities and all other obligations and liabilities of the Mortgagor to the Mortgagee (including, without limitation, interest accruing after the maturity of the Securities and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Mortgagor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and interest, to the extent permitted by law, on the unpaid interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Securities, this Mortgage, the other Security Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee and the Mortgagee that are required to be paid by the Mortgagor pursuant to the terms of the Indenture or this Mortgage or any other Security Document) (as any or all thereof may hereafter be amended, modified, extended or restated, collectively, the "SECURED OBLIGATIONS"), the Mortgagor does by these presents specially mortgage, affect, hypothecate, pledge, assign, and grant a security interest in, unto and in favor of the Mortgagee for the ratable benefit of the Holders, all of the Mortgagor's present and future rights, title and interest in, to, and under or derived from or with respect to all of the following described property located in the Parish of St. John the Baptist, State of Louisiana (collectively, the "MORTGAGED PROPERTY"):

Those certain tracts of land located in the Parish of St. John the Baptist, Louisiana and legally described on EXHIBIT "A" attached hereto and made a part hereof (the "LAND");

All buildings, structures, integral parts, component parts, improvements and other constructions of every nature whatsoever now or hereafter situated on the Land, and all fixtures, machinery, appliances, apparatus and equipment, of every nature whatsoever now owned or hereafter acquired by Mortgagor and attached to, installed in, used or usable in connection with or incorporated in any of the Land or the foregoing immovable property so as to become integral and/or component parts thereof, (including, without limitation, that certain deep water dock and related facilities situated on the water bottom in the Mississippi River and attached to the Land at Mile 132.4 A.H.P. between LaPlace and Little Gypsy, if and to the extent characterized as immovable property under Louisiana law) including all extensions, additions, improvements, betterments, renewals, substitutions and replacements of or to any of the foregoing and all of the right, title and interest of the Mortgagor in and to any of the foregoing (the "IMPROVEMENTS");

The servitudes that are described on EXHIBIT "B" attached hereto and made a part hereof and all easements, servitudes, rights of way, strips and gores of land, batture and batture rights, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, licenses and permits, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to the Land or to the Improvements, or to the use or operation thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Mortgagor, and the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of the Mortgagor, in and to the same (the "APPURTENANT RIGHTS") (the Land, the Improvements and the Appurtenant Rights being sometimes herein collectively referred to as the "PREMISES");

All rents, royalties, issues, profits, revenue, income and other benefits from the Premises; provided, however, that permission is hereby given to the Mortgagor, so long as no Default has occurred hereunder, to collect, receive, take, use and enjoy such rents, royalties, issues, profits, revenue, income and other benefits as they become due and payable, but not more than one (1) month in advance of the scheduled dates for payment of each one thereof;

All right, title and interest of the Mortgagor in, to and under any and all leases, subleases, underlettings, concession agreements, management agreements, licenses, permits and other agreements now or hereafter on or affecting the Premises or any part thereof, or used in connection with Mortgagor's business and operations now or hereafter conducted at the Premises, whether written or oral, and all agreements for use of the Premises, together with any replacements, modifications, or extensions thereto (collectively, the "LEASES" and individually, a "LEASE"), together with all security therefor and all moneys payable thereunder, including without limitation, the present and continuing right to make claim for, collect, receive and receipt for any of the rents, royalties, issues, profits, revenues, income and other sums of money payable or receivable thereunder (except sums payable directly by the lessee under any such Lease to a person other than the Mortgagor) due or to become due or to which Mortgagor may now or hereafter become entitled arising out of the Leases or the Premises, or any part thereof, whether payable as rent or otherwise, (collectively, the "RENTS") and the right to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which the Mortgagor or any lessor is or may become entitled to do under such Leases; subject, however, (a) to the conditional permission given to Mortgagor to collect the rentals under any such Lease so long as no Event of Default shall exist hereunder, and (b) so long as no Event of Default has occurred hereunder, to the right of the Mortgagor to bring actions and proceedings thereunder or for the enforcement thereof; and provided that the assignment made hereby shall not impair or diminish any obligation of the Mortgagor under such Leases, nor shall any such obligation be imposed upon the Mortgagee; and

Subject to the provisions of the Indenture and, in the case of insurance proceeds, to the provisions of La. R.S. 9:5386, all proceeds, including interest payable thereon, of any and all of the Mortgaged Property, including without limitation, all judgments, awards of damages and settlements hereafter made resulting from expropriation or condemnation proceedings or the taking of the Premises or any portion thereof under the power of eminent domain, any policies of insurance maintained with respect to all or any part of the Premises and the proceeds thereof or proceeds of any sale, option or contract to sell the Premises or any portion thereof; and the Mortgagor hereby authorizes, directs and empowers the Mortgagee, at its option, on behalf of the Mortgagor, or the successors or assigns of Mortgagor, pursuant to the terms of this Mortgage, and subject to the terms of the Indenture, to adjust, compromise, claim, collect and receive such proceeds, to give property receipts and acquittance therefore and, after deducting expenses of collection, to apply the net proceeds upon the Secured Obligations as provided herein, notwithstanding the fact that the same may not then be due and payable or that the Securities are otherwise adequately secured.

All right, title, interest, claim and demand of the Mortgagor in, to and under any and all contracts and agreements entered into by the Mortgagor at any time and from time to time in connection with the construction, operation, management or leasing of the Premises, or any part thereof; and,

Any and all other property of every kind and nature from time to time hereafter conveyed, mortgaged, pledged, assigned, hypothecated or transferred hereunder as and for additional security hereunder by the Mortgagor.

            The Mortgaged Property shall remain so specially mortgaged and collaterally assigned to the Mortgagee upon the terms herein set forth for the equal and proportionate benefit, security and protection of Mortgagee without any privilege, priority or distinction as to the lien or otherwise of any of the Secured Obligations over any of the other Secured Obligations until payment and performance in full of all of the Secured Obligations.

            This Mortgage is also granted by Mortgagor and accepted by the Mortgagee pursuant to Louisiana Civil Code Article 3298 as a multiple indebtedness mortgage and is entitled, without limitation of other applicable provisions of Louisiana law, to the benefits of La. R.S. 9:5555 through 9:5557, and to the continuing preferences and priorities as provided under Louisiana Civil Code Article 3298. For purposes of Louisiana Civil Code Article 3298 and La. R.S.ss.9:4401, the maximum amount of Secured Obligations secured by this Mortgage, as outstanding from time to time, one or more times, shall be limited to Fifty Million ($50,000,000.00) Dollars.

                                    ARTICLE 1
                                    COVENANTS

PAYMENT AND PERFORMANCE OF SECURED OBLIGATIONS; INCORPORATION OF INDENTURE; DEFINED TERMS.

            The Mortgagor shall pay when due all sums required under the Secured Obligations to which it is a party or under which it is an obligor and shall duly and punctually perform and observe all of the terms, provisions, conditions, covenants and agreements on its part to be performed or observed as provided in the Secured Obligations to which it is a party or under which it is an obligor. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

            Without limitation of anything contained in the immediately foregoing paragraph, the Mortgagor hereby specifically covenants and agrees to be bound by all of the covenants, agreements and undertakings contained in Articles VI, VII, X, XII and XIII of the Indenture (in each case as any or all thereof may hereafter be modified, amended or restated).

WARRANTY OF OWNERSHIP AND TITLE.

            Mortgagor warrants that Mortgagor has full ownership and good title to the Premises and full ownership with respect to the remainder of the Mortgaged Property, subject only to the matters that are set forth in EXHIBIT "C" attached hereto and made a part hereof and to any other Permitted Liens as defined under the Indenture (the "PERMITTED EXCEPTIONS") and Mortgagor shall warrant, defend and preserve such ownership, title and the lien of this Mortgage thereon against all claims of all persons and entities. Mortgagor further warrants that it has the right to mortgage or collaterally assign, as the case may be, the Mortgaged Property as set forth in this Mortgage.

            If the interest of the Mortgagee in the Mortgaged Property, or any part thereof, shall be endangered or shall be attacked, directly or indirectly, the Mortgagor hereby authorizes the Mortgagee, at the Mortgagor's expense, to take all necessary and proper steps for the defense of such title or interest, including the employment of counsel, the prosecution or defense or litigation and the compromise or discharge of claims and liens made against such title or interest in the Mortgaged Property. The Mortgagor will indemnify and hold the Mortgagee harmless from and against any and all loss, cost, damage, liability or expense incurred in protecting the interests of the Mortgagee hereunder in such an event, including but not limited to, all court costs and reasonable attorneys' fees.

REQUIREMENTS.

            Mortgagor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of each of the United States of America, any state and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "GOVERNMENTAL AUTHORITY") which has jurisdiction over the Mortgaged Property or any portion thereof and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "LEGAL REQUIREMENTS".

            Except as otherwise expressly provided in the Indenture with respect to the construction and operation of any Released Property Facility, from and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to remain on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor represents that each parcel of the Land constitutes a legally subdivided lot, in compliance, to the extent required by law, with all subdivision laws and similar Legal Requirements. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

PAYMENT OF TAXES AND OTHER IMPOSITIONS.

            Promptly when due, Mortgagor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "IMPOSITIONS"). Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee (i) original or copies of receipted bills and canceled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

            Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become due, and to add to the Secured Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Mortgaged Property secured hereby prior to any right or title to, interest in, or claim upon the Mortgaged Property subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

            Mortgagor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

            Mortgagor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Mortgagor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless
(i) Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object to an Imposition, (ii) Mortgagor shall demonstrate to Mortgagee's satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii) Mortgagor shall furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Mortgagee in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Mortgaged Property or any other part of the Mortgaged Property.

            Upon written notice to Mortgagor, Mortgagee, after an occurrence of an Event of Default, shall be entitled, unless and until such acceleration is rescinded, to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual Impositions. Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon.

INSURANCE.

            Mortgagor shall maintain or cause to be maintained on all of the
Premises:

property insurance against loss or damage by (A) fire, lightning, windstorm, tornado, water damage and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss, which policy shall include building ordinance law endorsements and shall be automatically reinstated after each loss (subject to the right of the insurance carrier to cancel its policy upon due notice in which case Mortgagor shall promptly obtain a policy replacing such cancelled policy that shall meet the requirements established herein),and (B) flood and earthquake in annual aggregates of $25,000,000 for flood and $25,000,000 for earthquake;

comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to injury and property damage relating to any one occurrence plus such excess limits as Mortgagee shall request from time to time;

when and to the extent required by Mortgagee, insurance against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Land is situated;

insurance against rent loss, extra expense or business interruption (and/or soft costs, in the case of new construction), if applicable, in amounts satisfactory to Mortgagee, but not less than one year's gross rent or gross income;

during the course of any construction or repair of Improvements, comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), including coverage for elevators and escalators, if any. The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, including, without limitation, bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that required by Mortgagee with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Mortgagor engaged on or with respect to the Mortgaged Property in such amounts as are reasonably satisfactory to Mortgagee, but in no event less than the limits established by law;

during the course of any construction, addition, alteration or repair of the Improvements that has a value in each instance of over $15,000,000, builder's risk completed value form insurance against "all risks of physical loss," including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements, with deductible approved by Mortgagee, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction);

boiler and machinery property insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against rent, extra expense, business interruption and soft costs, if applicable, arising from any such breakdown, in such amounts as are reasonably satisfactory to Mortgagee but not less than the lesser of 1,000,000 or 10% of the value of the Improvements; and

if any portion of the Premises is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

            Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be canceled, non-renewed or materially amended without thirty (30) days, prior written notice to Mortgagee,
(ii) with respect to all property insurance, provide for deductibles not to exceed $500,000 (and, with respect to business interruption components of any such coverage with deductibles measured by time, not to exceed 30 days) (or, in either case, such higher deductible as Mortgagor may reasonably determine to be required by current market conditions if a policy is to be obtained on commercially reasonable terms), with loss payable to Mortgagor and Mortgagee as their respective interests may appear, without contribution, under a "standard" or "New York" mortgagee clause acceptable to Mortgagee and be written by insurance companies having an A.M. Best Company, Inc. rating of A or higher and a financial size category of not less than XII, or otherwise as approved by Mortgagee, and
(iii) contain a "manuscript" endorsement providing that Mortgagor may not unilaterally cancel such policy without Mortgagee's prior written consent. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee; all such policies shall indemnify and hold Mortgagee harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways. The amounts each insurance policy and the form of each such policy shall at all times be satisfactory to Mortgagee. Mortgagor shall instruct each insurance company in writing to deliver all insurance proceeds under each such insurance policy to Mortgagee (notwithstanding that loss may be payable to both Mortgagor and Mortgagee) and Mortgagor agrees that any such insurance company shall not be liable to Mortgagor with respect to the delivery of any such proceeds to Mortgagee alone. Any proceeds which are payable by check to the order of both Mortgagee and Mortgagor, or of Mortgagor alone, shall be promptly endorsed by Mortgagor and delivered to Mortgagee and Mortgagor hereby irrevocably constitutes and appoints Mortgagee and any officer or agent thereof, with full power of substitution, as Mortgagor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Mortgagor and in the name of Mortgagor, from time to time in Mortgagee's sole discretion, to endorse any such check on behalf of Mortgagor and Mortgagor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue of this power, which is a power coupled with an interest and shall be irrevocable. The foregoing powers conferred upon Mortgagee are solely to protect its interest in the Mortgaged Property and shall not impose any duty upon Mortgagee to exercise any such powers; Mortgagee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor the Holders nor any of their respective officers, directors, employees or agents shall be responsible to Mortgagor for any act of failure to act, except for its own gross negligence or willful misconduct. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of any part of the Mortgaged Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever such insurance shall become unsatisfactory to Mortgagee, Mortgagor shall immediately obtain new or additional insurance satisfactory to Mortgagee. Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Mortgagee in all respects.

            Mortgagor shall deliver to Mortgagee an original of each insurance policy required to be maintained, or a certificate of such insurance acceptable to Mortgagee, together with a copy of the declaration page for each such policy. Mortgagor shall (i) pay as they become due all premiums for such insurance, (ii) not later than fifteen (15) days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid," or accompanied by such other evidence of payment satisfactory to Mortgagee. Upon request of Mortgagee, Mortgagor shall cause its insurance underwriter or broker to certify to Mortgagee in writing that all the requirements of this Mortgage governing insurance have been satisfied.

            If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Mortgage and shall be collectible in the same manner as the obligations secured by this Mortgage.

            Mortgagor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

            If the Mortgaged Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Mortgagor for any personal injury, bodily injury or property damage incurred on or about the Premises, Mortgagor shall give immediate notice thereof to Mortgagee. If the Mortgaged Property is damaged by fire or other casualty and the cost to repair such damage is less than the lesser of (i) 5% of the replacement cost of the Improvements at the affected Land site and (ii) $100,000, then provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss may be paid over to Mortgagor; provided that Mortgagor shall, promptly after any such damage, repair all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair. If the Mortgaged Property is damaged by fire or other casualty, and the cost to repair such damage exceeds the above limit, or if an Event of Default shall have occurred and be continuing, then Mortgagor authorizes and empowers Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Mortgagee's expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Mortgagee. Mortgagee shall have the right to require Mortgagor to repair or restore the Mortgaged Property, and Mortgagor hereby designates Mortgagee as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Mortgagee and/or Mortgagor shall constitute Trust Moneys which shall be applied in accordance with subsection 13.3 of the Indenture.

            In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the Secured Obligations, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

            Upon written notice to Mortgagor, Mortgagee after the occurrence of an Event of Default, shall be entitled, unless and until such acceleration is rescinded, to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual premiums due on such insurance. Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon.

            Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor; PROVIDED, HOWEVER, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property,
(B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by Mortgagor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

            RESTRICTIONS ON LIENS, ENCUMBRANCES, SALES AND TRANSFERS. For the purposes of (i) protecting Mortgagee's security, both of repayment and of value in the Mortgaged Property, (ii) giving Mortgagee the full benefit of its bargain and contract with Mortgagor, and (iii) keeping the Mortgaged Property free of subordinate financing liens, Mortgagor agrees that if the following provisions of this paragraph should be deemed a restraint on alienation, that such provisions are reasonable restraints:

Except for the lien of this Mortgage and the Permitted Exceptions, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

Except as may be permitted pursuant to the Indenture (and subject to the provisions of the final sentence of Section 6.21 regarding the restoration of Covered Properties to the Mortgaged Property upon the termination of an Exempted Sale Leaseback Transaction), Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

            SUBORDINATION OF MORTGAGE. Notwithstanding anything to the contrary contained herein regarding the priority of this Mortgage, Mortgagee hereby expressly subordinates the lien of this Mortgagee to any and all Permitted Easements hereafter granted by Mortgagor over the Mortgaged Property in accordance with the Indenture. This subordination is automatic and self-operative; however, upon written notice from Mortgagor, at Mortgagor's cost, Mortgagee shall execute and deliver any and all instruments and agreements requested by Mortgagor to confirm or evidence this subordination with respect to all or any particular Permitted Easement(s).

RELATIONSHIP OF MORTGAGEE AND MORTGAGOR.

            Mortgagee shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of Mortgagor or of any beneficiary, tenant, subtenant, operator, concessionaire or licensee of Mortgagor in the conduct of its businesses, and without limiting the foregoing, Mortgagee shall not be deemed to be such partner, joint venturer, agent or associate on account of Mortgagee becoming a Mortgagee in possession or exercising any rights pursuant to this Mortgage, any of the other Security Documents, or otherwise.

MAINTENANCE; NO ALTERATION; INSPECTION; UTILITIES.

            Mortgagor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Mortgagor shall repair, restore, replace or rebuild promptly any part of the Premises that may be damaged or destroyed by any casualty whatsoever. Any material alteration or demolition of or addition to the Improvements shall be undertaken in a commercially reasonable manner as reasonably established by a Board Resolution.

            Mortgagee and any persons authorized by Mortgagee shall have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Mortgagor relating to the Mortgaged Property subject to Section 4.7 below.

            Mortgagor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

EXPROPRIATION, CONDEMNATION / EMINENT DOMAIN.

            Immediately upon obtaining knowledge of the institution of any proceedings for the expropriation or condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagor authorizes Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any expropriation or condemnation of the Mortgaged Property, or any portion thereof, and to settle or compromise any claim in connection with such expropriation or condemnation. If Mortgagee elects not to participate in such expropriation or condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of expropriation or condemnation shall be assigned to Mortgagee to be applied in the same manner as insurance proceeds, as provided above, and Mortgagor agrees to execute any such assignments of all such awards as Mortgagee may request.

COLLATERAL ASSIGNMENT OF LEASES AND RENTS.

            Mortgagor hereby collaterally assigns and pledges the Leases and Rents to Mortgagee for the ratable benefit of the Holders as additional collateral security for repayment and performance of the Secured Obligations. To the maximum extent permitted by applicable law, Mortgagor hereby further grants to Mortgagee the right, but not the obligation, after the occurrence of an Event of Default, to (i) demand, sue for, collect, receive and receipt for Rents, (ii) apply the Rents on account of the Secured Obligations, and (iii) perform such other acts as Mortgagee is entitled to perform pursuant to this Mortgage, the Indenture, or any other Security Document. Such assignment shall continue in effect until the entire amount of the Secured Obligations shall be paid in full and all of the Secured Obligations shall be fully performed in accordance with this Mortgage and the other Security Documents. Mortgagee shall be entitled to all the security rights, remedies and benefits afforded by La. R.S. ss. 9:4401.

LEASE COVENANTS.

            Mortgagor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) without the prior written consent of Mortgagee, execute or permit to exist any Lease of any of the Mortgaged Property.

            As to any Lease consented to by Mortgagee, Mortgagor shall:

promptly perform all of the provisions of the Lease on the part of the lessor thereunder to be performed;

promptly enforce all of the provisions of the Lease on the part of the lessee thereunder to be performed;

appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Mortgagor as lessor or of the lessee thereunder;

exercise, within five (5) days after a request by Mortgagee, any right to request from the lessee a certificate with respect to the status thereof;

simultaneously deliver to Mortgagee copies of any notices of default which Mortgagor may at any time forward to or receive from the lessee;

promptly deliver to Mortgagee a fully executed counterpart of the Lease; and

promptly deliver to Mortgagee, upon Mortgagee's request, an assignment of the Mortgagor's interest under such Lease.

            Mortgagor shall deliver to Mortgagee, within ten (10) days after a request by Mortgagee, a written statement, certified by Mortgagor as being true, correct and complete, containing the names of all lessees and other occupants of the Mortgaged Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as Mortgagee may request.

            All Leases entered into by Mortgagor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Mortgage unless Mortgagee shall otherwise elect in writing.

            As to any Lease now in existence or subsequently consented to by Mortgagee, Mortgagor shall not accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Mortgagor accept the payment of rent more than thirty (30) days in advance of its due date.

            If any act or omission of Mortgagor would give any lessee under any Lease the right, immediately or after lapse of a period of time, to cancel or terminate such Lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, such lessee shall not exercise such right until it has given written notice of such act or omission to Mortgagee and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice without a remedy being effected.

            In the event of the enforcement by Mortgagee of any remedy under this Mortgage, the lessee under each Lease shall, if requested by Mortgagee or any other person succeeding to the interest of Mortgagee as a result of such enforcement, attorn to Mortgagee or to such person and shall recognize Mortgagee or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Mortgagee or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Mortgagee or such successor in interest; (iii) liable for any previous act or omission of Mortgagor (or its predecessors in interest); (iv) responsible for any monies owing by Mortgagor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Mortgagor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Mortgagee or such successor in interest. Each lessee or other occupant, upon request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Mortgagor agrees that each Lease entered into after the date of this Mortgage shall include language to the effect of subsections (d) through (g) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

NO LIABILITY OF MORTGAGEE IN COLLECTING RENTS.

            Mortgagee is hereby absolved from all liability for failure to enforce collection of any Rents or proceeds so assigned and from all other responsibility in connection therewith, except the responsibility to account to Mortgagor for funds actually received. Mortgagee shall have the right, at its election, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such funds and to protect the interests of Mortgagee and/or Mortgagor, with all reasonable costs, expenses and attorneys' fees, charges and disbursements incurred in connection therewith being paid by Mortgagor.

ASSIGNMENT NOT A RESTRICTION ON MORTGAGEE'S RIGHTS.

            Nothing herein contained shall detract from or limit the absolute obligation of Mortgagor to make payment in full of the Secured Obligations, regardless whether the proceeds assigned by this Section 1.13 are sufficient to pay the same, and the rights under this Section 1.13 shall be in addition to all other security now or hereafter existing to secure the payment of the Secured Obligations.

TREATMENT OF LEASES IN BANKRUPTCY.

            To maximum extent permitted under applicable Bankruptcy Law (as hereinafter defined):

            If the lessor under any Lease rejects or disaffirms, or seeks or purports to reject or disaffirm, any Lease pursuant to Title 11, U.S.C. or any similar federal, state or foreign law for the relief of debtors (collectively, "Bankruptcy Law"), then Mortgagor shall not exercise the 365(h) Election (as defined herein) except as otherwise provided in this paragraph. To the extent permitted by law, Mortgagor shall not suffer or permit the termination of any Lease by exercise of the 365(h) Election or otherwise without Mortgagee's consent. Mortgagor acknowledges that because the Leases are a primary element of Mortgagee's security for the Secured Obligations, it is not anticipated that Mortgagee would consent to termination of any Lease. If Mortgagor makes any 365(h) Election in violation of this Mortgage, then such 365(h) Election shall be void and of no force or effect. As used herein, the term "365(h) Election" shall mean Mortgagor's election to treat a Lease as terminated under ss. 365(h) of Title 11, U.S.C. or any similar Bankruptcy Law, or any comparable right provided under any other Bankruptcy Law, including, without limitation, the laws of the State of Louisiana, together with all rights, remedies and privileges related thereto.

            Mortgagor hereby collaterally assigns to Mortgagee the 365(h) Election with respect to each and every Lease. Mortgagor acknowledges and agrees that the foregoing assignment of the 365(h) Election and related rights is one of the rights that Mortgagee may use at any time to protect and preserve Mortgagee's other rights and interests under this Mortgage. Mortgagor further acknowledges that exercise of the 365(h) Election in favor of terminating any Lease without Mortgagee's written consent would constitute waste prohibited by this Mortgage. Mortgagor acknowledges and agrees that the 365(h) Election is in the nature of a remedy available to Mortgagor under a Lease, and is not a property interest that Mortgagor can separate from the Lease under which it arises. Therefore, Mortgagor agrees and acknowledges that exercise of the 365(h) Election in favor of preserving the right to possession under a Lease shall not be deemed to constitute Mortgagee's taking or sale of the Mortgaged Property (or any element thereof) and shall not entitle Mortgagor to any credit against the Secured Obligations or impair Mortgagee's remedies hereunder.

            Mortgagor acknowledges that if the 365(h) Election is exercised in favor of Mortgagor's remaining in possession under the affected Lease, then Mortgagor's resulting occupancy rights, as adjusted by the effect of the applicable provision or provisions of Bankruptcy Law, shall then be part of the Mortgaged Property and shall be subject to the lien of this Mortgage.

            If the lessor under any Lease rejects or disaffirms such Lease or purports or seeks to disaffirm such Lease pursuant to any Bankruptcy Law, then:

Mortgagor shall remain in possession of the premises or property demised under such Lease and shall perform all acts necessary for Mortgagor to remain in such possession for the unexpired term of such Lease (including all renewals), whether the then existing terms and provisions of such Lease require such acts or otherwise.

All the terms and provisions of this Mortgage and the lien created by this Mortgage shall remain in full force and effect and shall extend automatically to all of Mortgagor's rights and remedies arising at any time under, or pursuant to, ss. 365(h) of the Bankruptcy Code or similar provisions of the laws of the State of Louisiana (including, without limitation, La. R.S. ss.ss. 13:3881), including all of Mortgagor's rights to remain in possession of the Mortgaged Property.

Mortgagor, immediately upon learning that the lessor under any Lease has failed to perform the terms and provisions under such Lease (including by reason of a rejection or disaffirmance or purported rejection or disaffirmance of such Lease pursuant to any Bankruptcy Law), shall notify Mortgagee of any such failure to perform.

Mortgagor unconditionally assigns, transfers, and sets over to Mortgagee the Lease Damage Claims (as defined herein); provided, however, that, for so long as there does not exist an Event of Default, Mortgagor shall have the right to pursue, collect and retain any such Lease Damage Claims. Subject to Mortgagor's rights as set forth above, this assignment constitutes a present, irrevocable, and unconditional assignment of the Lease Damage Claims, and shall continue in effect until the Secured Obligations have been indefeasibly satisfied in full. The term "Lease Damage Claims" as used herein shall mean all of the Mortgagor's claims and rights to payment of damages that may arise from the failure of the lessor under any Lease to perform under such Lease, or the rejection of any Lease by the lessor under such Lease in accordance with any Bankruptcy Law.

If Mortgagor acquires the fee or any other interest in any of the Premises and/or personal property covered by a lease, such acquired interest shall immediately become subject to the lien of this Mortgage as fully and completely, and with the same effect, as if Mortgagor now owned it and as if this Mortgage specifically described it, without need for the delivery and/or recording of a supplement to this Mortgage or any other instrument. In the event of any such acquisition, the fee and leasehold interests in such Premises and/or personal property (unless Mortgagee elects otherwise in writing) shall remain separate and distinct and shall not merge, notwithstanding any principle of law to the contrary.

If any Lease is for any reason whatsoever terminated before the expiration of its term and Mortgagee or its designee shall acquire from the lessor under such Lease a new lease of the property leased under such Lease, then Mortgagor shall have no right, title or interest in or to such new lease or the estate created thereby. If, however, the Secured Obligations shall have been paid in full (other than by application of proceeds from a foreclosure sale of the Mortgaged Property) and the Secured Obligations fully performed, and Mortgagee has no further duty to disburse funds to Mortgagor under any circumstances, then Mortgagee shall convey (as Mortgagor shall direct) without warranty its right, title and interest in such new lease or estate, provided that Mortgagor simultaneously pays any taxes, fees, and expenses including, without limitation, legal fees and expenses, relating to such conveyance.

FURTHER ASSURANCES / ESTOPPEL CERTIFICATES.

            To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee. Mortgagor, within five (5) business days after request, shall deliver, in form and substance satisfactory to Mortgagee, a written statement, duly acknowledged, setting forth the amount of the Secured Obligations, and whether any offsets, claims, counterclaims or defenses exist against the Secured Obligations and certifying as to such other matters as Mortgagee shall reasonably request.

MORTGAGEE'S RIGHT TO PERFORM.

            If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee. The Mortgagee, in making any payment hereby authorized (a) relating to taxes, may do so according to any bill, statement or estimate, without inquiry into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; (b) for the purchase, discharge, compromise or settlement of any lien, may do so without inquiry as to the validity or amount of any claim for lien which may be asserted; and (c) in connection with the completion of construction, furnishing or equipping of the Premises or the rental, operation or management of the Premises or the payment of operating costs and expenses thereof may do so in such amounts and to such persons as the Mortgagee may deem appropriate. Nothing contained herein shall be construed to require the Mortgagee to advance or expend moneys for any purpose mentioned herein, or for any other purpose.

HAZARDOUS MATERIAL.

            Neither Mortgagor nor, to the best knowledge of Mortgagor, any other person has ever caused or permitted any Hazardous Material (as defined below) to be placed, held, located or disposed of on, under or at the Premises, or any part thereof, and the Premises have never been used (whether by Mortgagor or, to the best knowledge of Mortgagor, by any other person, including any tenant) as a dump site or storage (whether permanent or temporary) site for any Hazardous Material, in each instance, except in compliance with all Legal Requirements, the violation of which would have a material adverse effect on the financial condition, results of operations, business or prospects of the Mortgagor and its subsidiaries, taken as a whole.

            Mortgagor represents that to the best of Mortgagor's knowledge, upon due inquiry, (i) the Premises are free of all Hazardous Material except for Hazardous Material being used or stored in compliance with all Legal Requirements, the violation of which would have a material adverse effect on the financial condition, results of operations, business or prospects of the Mortgagor and its subsidiaries, taken as a whole, and (ii) the Premises are not or have not been adversely affected by any Hazardous Material and are not in violation of any applicable Legal Requirement, the violation of which would have a material adverse effect on the financial condition, results of operations, business or prospects of the Mortgagor and its subsidiaries, taken as a whole, of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning Hazardous Material.

            Mortgagor shall comply with any and all applicable Legal Requirements, the violation of which would have a material adverse effect on the financial condition, results of operations, business or prospects of the Mortgagor and its subsidiaries, taken as a whole, governing the discharge and removal of Hazardous Material, shall pay immediately when due the costs of removal of any Hazardous Material, and shall keep the Premises free of any lien imposed pursuant to such Legal Requirements. In the event Mortgagor fails to do so, after notice to Mortgagor and the expiration of the earlier of (i) applicable cure periods hereunder, or (ii) the cure period permitted under the applicable Legal Requirement, Mortgagee may declare such failure an Event of Default with respect to Securities of all series or cause the Premises to be freed from the Hazardous Material and the cost of the removal with interest at the Default Rate shall immediately be due from Mortgagor to Mortgagee and the same shall be added to the Secured Obligations and be secured by this Mortgage. Mortgagor further agrees not to release or dispose of, or to authorize any other Person to release or dispose of, any Hazardous Material at the Premises except in compliance with all applicable Legal Requirements, the violation of which would have a material adverse effect on the financial condition, results of operations, business or prospects of the Mortgagor and its subsidiaries, taken as a whole. Prior to the occurrence of an Event of Default, Mortgagee may, at Mortgagor's expense, require only such environmental audits or assessments as Mortgagee may reasonably deem necessary based on facts and circumstances specific to the Premises that might indicate a violation of this Section 1.17. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, at Mortgagor's expense, require any environmental audit or assessments that Mortgagee may deem necessary in its sole discretion. Mortgagor shall give Mortgagee and its agents and employees access to the Premises to remove Hazardous Material. Mortgagor agrees to defend, indemnify and hold Mortgagee free and harmless from and against all loss, costs, damage and expense (including attorneys' fees and costs Mortgagee may sustain by reason of (i) the imposition or recording of a lien by any Governmental Authority pursuant to any Legal Requirement relating to hazardous or toxic wastes or substances or the removal thereof ("HAZARDOUS MATERIAL LAW"); (ii) claims of any private parties regarding violations of

Hazardous Material Laws; (iii) costs and expenses (including, without limitation, attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by Mortgagor or Mortgagee in connection with the removal of any such lien or in connection with Mortgagor's or Mortgagee's compliance with any Hazardous Material Laws; and (iv) the assertion against Mortgagee by any party of any claim in connection with Hazardous Material.

            For the purposes of this Mortgage, "HAZARDOUS MATERIAL" means and includes any hazardous, nuclear, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, nuclear, toxic or dangerous waste, substance or material, as now or at any time in effect.

            The foregoing indemnification shall be a recourse obligation of Mortgagor and shall survive repayment of the Secured Obligations, notwithstanding any limitations on recourse that may be contained herein or in any Security Documents or the delivery of any satisfaction or release or the assignment of this Mortgage by Mortgagee.

ASBESTOS.

            Mortgagor shall not install or permit to be installed in the Premises friable asbestos or any substance containing asbestos and deemed hazardous by any Legal Requirement respecting such material, or any other building material deemed to be harmful, hazardous or injurious by relevant Legal Requirements and with respect to any such material currently present in the Premises shall promptly either (a) remove any material which such Legal Requirements deem harmful, hazardous or injurious and require to be removed or
(b) otherwise comply with such Legal Requirements, at Mortgagor's expense. If Mortgagor shall fail to so remove or otherwise comply, Mortgagee may declare an Event of Default with respect to the Securities of all series and/or do whatever is necessary to eliminate such substances from the Premises or otherwise comply with the applicable Legal Requirement, and the costs thereof, with interest at the Default Rate, shall be immediately due from Mortgagor to Mortgagee and the same shall be added to the obligations and be secured by this Mortgage. Mortgagor shall give Mortgagee and its agents and employees access to the Premises to remove such asbestos or substances. Mortgagor shall defend, indemnify, and save Mortgagee harmless from all loss, costs, damages and expense (including attorneys' fees and costs) asserted or proven against Mortgagee by any party, as a result of the presence of such substances or any removal or compliance with such Legal Requirements. The foregoing indemnification shall be a recourse obligation of Mortgagor and shall survive repayment of the Secured Obligations, notwithstanding any limitation on recourse that may be contained herein or in any of the Security Documents or the delivery of any satisfaction or release or the assignment of this Mortgage by Mortgagee.

                                   ARTICLE 2
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

EVENTS OF DEFAULT; ACCELERATION.

            Any one or more of the following shall constitute an "Event of Default" under this Mortgage:

Should Mortgagor fail to pay timely principal and interest under the Securities.

Should Mortgagor fail to pay timely any other Secured Obligation when due.

The occurrence of any default by Mortgagor under the Indenture or any of the Security Documents.

Should Mortgagor default under its obligations under this Mortgage, or should any of Mortgagor's representations and warranties hereunder prove to be false in any material respect.

            Upon the occurrence of an Event of Default and in every such case the Mortgagee by notice to the Mortgagor, may declare all of the principal of and premium, if any, and accrued interest on all of the Securities of any applicable series to be due and payable immediately. Upon such declaration all of the principal of and premium, if any, and accrued interest on the Securities of any applicable series shall be due and payable immediately. Mortgagee may further declare all of Mortgagor's other Secured Obligations to be immediately due and payable.

DEFAULT REMEDIES.

            Upon the occurrence of an Event of Default, it shall be lawful, and Mortgagor does hereby authorize Mortgagee, for Mortgagor, and Mortgagee is hereby authorized by Mortgagor, without making a demand or putting Mortgagor in default, demand for payment pursuant to Article 2639 of the Louisiana Code of Civil Procedure and of putting in default expressly waived, to cause all and singular the Mortgaged Property to be seized and sold by executory or ordinary process, at Mortgagee's sole option, in accordance with applicable law, whether in term of court or in vacation, with or without appraisement (appraisement being expressly waived), either as an entirety or in lots or parcels, all as Mortgagee may determine, to the highest bidder for cash (or such other terms as Mortgagee may elect), and otherwise exercise the rights, powers and remedies provided for herein and under applicable law. Mortgagee is hereby appointed agent and attorney-in-fact for Mortgagor and is hereby authorized and empowered to carry out and enforce all incorporeal rights included in the Mortgaged Property. This power, being coupled with an interest, is irrevocable so long as any of the Secured Obligations remain outstanding.

CONFESSION OF JUDGMENT; WAIVERS.

            Mortgagor does hereby acknowledge to be indebted to, and confesses judgment in favor of Mortgagee for the full amount of the Secured Obligations. Mortgagor further waives to the fullest extent permitted by law: (a) the benefit of appraisement provided for in Louisiana Code of Civil Procedure articles 2332, 2336, 2723, and 2724, and all other laws conferring the same; (b) the demand and three (3) days delay provided for in Louisiana Code of Civil Procedure articles 2639 and 2721; (c) the notice of seizure provided for in Louisiana Code of Civil Procedure articles 2293 and 2721; (d) the three days delay provided for in Louisiana Code of Civil Procedures articles 2331 and 2722; and (e) the other benefits provided in Louisiana Code of Civil Procedure articles 2331, 2722 and 2723. Mortgagor hereby further agrees that in the event any proceedings are taken under this Mortgage by way of executory process or otherwise, any and all declarations of fact made by authentic act before a Notary Public and in the presence of two witnesses by a person declaring that such facts lie within his knowledge, shall constitute authentic evidence of such facts for the purpose of executory process, and for purposes of La. R.S.ss.9:3509.1, La. R.S.ss. 9:3504(D)(6), and La. R.S.ss.10:9-629, as applicable.

RIGHTS OF MORTGAGEE WITH RESPECT TO PERSONAL PROPERTY CONSTITUTING A PART OF THE MORTGAGED PROPERTY.

            Upon the occurrence of an Event of Default, Mortgagee shall have all rights and remedies granted by law, including, but not limited to, (i) the right to proceed as to both the immovable (real) and the movable (personal) property secured hereby and pursuant to any other Security Document, and (ii) to the extent permitted by law, the right to take possession of all movable (personal) property on which Mortgagee may have a security interest, and for this purpose Mortgagee may enter upon any premises on which any or all of such movable (personal) property is situated and take possession of and operate such movable (personal) property (or any portion thereof) or remove it therefrom. Mortgagee may require Mortgagor to assemble such movable (personal) property and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to all parties. Unless such movable (personal) property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will give Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such movable (personal) property is to be made. This requirement of sending reasonable notice will be met if the notice is mailed by first class mail, postage prepaid, to Mortgagor at the address shown on the face page of this Mortgage at least ten (10) business days before the time of the sale or disposition.

RIGHTS OF MORTGAGEE WITH RESPECT TO FIXTURES CONSTITUTING A PART OF THE MORTGAGED PROPERTY.

            Upon the occurrence of an Event of Default, Mortgagee, to the extent permitted by applicable law, elect to treat the Fixtures as either immovable
(real) property collateral or movable (personal) property collateral and proceed to exercise such rights as apply to such type of collateral.

JUDICIAL PROCEEDINGS.

            Upon the occurrence of an Event of Default, and in addition to all other available remedies, Mortgagee may proceed by a suit or suits in law or equity for a specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a Keeper or receiver pending any foreclosure hereunder or the sale of the Mortgaged Property, or for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, the right to (i) proceed on a suit or suits for a deficiency judgment following a foreclosure under this Mortgage, and (ii) bring an action on the Securities prior to and/or in the absence of a foreclosure under this Mortgage.

COSTS AND EXPENSES.

            All costs and expenses (including reasonable attorneys' fees, charges and disbursements) incurred by Mortgagee in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagor to Mortgagee and shall draw interest at an annual rate equal to the Default Rate until paid, all of which shall constitute a portion of the Secured Obligations; provided, however, that in no event shall such interest rate ever exceed the maximum non-usurious rate, if any, permitted from time to time under applicable law to be contracted for, taken, reserved, charged or received on the Securities or any Secured Obligations.

KEEPER.

            Upon the occurrence of an Event of Default, in addition to all other rights herein conferred on Mortgagee, Mortgagor hereby expressly designates Mortgagee, or any agents, servants, employees or other person, firm or corporation named by Mortgagee at that time, as "Keeper" of each and all pending the judicial sale thereof, with all the powers set forth in La. R.S. ss.ss. 9:5131 et seq. and La. R.S. 9:5136 et seq. (as hereinafter may be amended from time to time). All reasonable costs, expenses and liabilities of every character incurred by Mortgagee or any other person, firm or corporation in connection with managing, operating and maintaining the Mortgaged Property, as Keeper, shall constitute a demand obligation owing by Mortgagor to Mortgagee. All such costs, fees, expenses and liabilities shall constitute a portion of the Secured Obligations secured by this Mortgage. The Keeper shall be entitled to receive, as compensation in excess of such costs, expenses and liabilities, a reasonable amount to be fixed by the court based upon the Keeper's activities. The designation of a Keeper made herein shall not be deemed to require Mortgagee to provoke the appointment of such a Keeper.

LIMITATION ON MORTGAGEE'S OBLIGATION TO EXERCISE REMEDIES.

            Notwithstanding the foregoing, Mortgagee shall have (a) no obligation to exercise any right or remedy hereunder except as required pursuant to the terms of the Indenture and (b) the right, in its sole and absolute discretion, to elect not to exercise any right or remedy hereunder pursuant to which Mortgagee shall acquire title to all or any portion of the Mortgaged Property, as a result or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take other action with respect to, the Mortgaged Property, if, as a result of any such action, Mortgagee could be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, or any applicable comparable federal, state or local law, and the regulations promulgated thereunder or a "potentially responsible party" or similar such term as defined thereunder, or if the Mortgaged Property or any portion thereof is in violation of any Hazardous Material Law or any order or directive of any Governmental Authority, whether as a result of contamination or non-compliance with environmental laws or otherwise. For the avoidance of doubt, the Mortgagee under no circumstances shall have any liability for environmental contamination arising from its performance as Mortgagee hereunder.

PROCEEDS OF SALE.

            The proceeds of any foreclosure or sale of the Mortgaged Property, or any portion thereof, shall be distributed and applied in accordance with all applicable provisions of the Indenture.

INSURANCE DURING FORECLOSURE.

            In the case of foreclosure of this Mortgage, and sale of the Mortgaged Property, the court, in its decree of foreclosure and sale, may provide that the mortgagee's clauses attached to each of the casualty insurance policies with respect to the Premises may be canceled and that the decree creditor may cause a new loss clause to be attached to each one of said casualty insurance policies making the loss thereunder payable to said decree creditor. In the event of foreclosure and sale hereunder, the Mortgagee is hereby authorized, without the consent of the Mortgagor, to assign any and all insurance policies to the purchaser at the sale, or to take such other steps as the Mortgagee may deem advisable to cause the interest of such purchaser to be protected by any of the insurance policies without credit or allowance to the Mortgagor for prepaid premiums thereon.

RIGHTS CUMULATIVE.

            Each right, power and remedy conferred herein or in the Indenture, or in both, upon the Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter provided by law, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient to the Mortgagee.

                                  MISCELLANEOUS

SUCCESSORS AND ASSIGNS.

            This Mortgage and each and every covenant, agreement and other provision hereof shall be binding upon the Mortgagor and its respective successors and assigns (including, without limitation, each and every record owner from time to time of the Premises or any other person having an interest therein), and shall inure to the benefit of the Mortgagee and its successors and assigns. Wherever herein the term, "Mortgagee", is used, such reference shall be deemed to include the Collateral Agent from time to time under the Indenture, whether so expressed or not. Each such Mortgagee from time to time shall be bound by the provisions hereof and shall have and enjoy all of the rights, privileges, powers, options and benefits afforded hereunder, and may enforce any and all of the terms and provisions hereof, as fully and to the same extent and with the same effect as if such Mortgagee were herein by name specifically granted such rights, privileges, powers, options and benefits and was herein by name designated the Mortgagee.

FURTHER ASSURANCES.

            The Mortgagor will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, conveyances, mortgages, security agreements and assurances as the Mortgagee shall, from time to time, reasonably require for the better assuring, mortgaging, assigning, hypothecating and confirming unto the Mortgagee all property mortgaged or collaterally assigned hereby or property intended to be mortgaged or collaterally assigned hereby, whether now owned by the Mortgagor or hereafter acquired.

GOVERNING LAW; INVALIDITY OF CERTAIN PROVISIONS.

            This Mortgage shall be construed and enforced according to the laws of the State of Louisiana, notwithstanding its place of execution and without reference to the conflicts of law principles of the State of Louisiana. If the lien of this Mortgage is invalid or unenforceable as to any part of the Mortgaged Property, the unsecured or partially secured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the Secured Obligations, and all payments made on the Secured Obligations, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the Secured Obligations which is not secured or not fully secured by the lien of this Mortgage.

INSPECTION OF PREMISES AND RECORDS.

            The Mortgagee and its representatives and agents shall have the right to inspect the Premises and all books, records and documents relating thereto and to the Mortgaged Property at all reasonable times following reasonable notice to the Mortgagor, and access thereto shall be permitted for that purpose.

CERTAIN DEFINITIONS; CAPTIONS.

            Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," and the word "Mortgagee" shall mean "Mortgagee or any successor collateral agent to the Mortgagee," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. "Default Rate" shall mean the rate equal to the highest rate of interest borne by any outstanding series of Securities at the time such Default Rate must be calculated. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

NOTICES.

            All notices, requests and demands to or upon the Mortgagor or the Mortgagee to be effective shall be in writing (or by fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, to the addresses provided below, or (c) if by fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Mortgagor or the Mortgagee at its address or transmission number for notices provided below. The Mortgagor and the Mortgagee may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

If to the Mortgagor:

            Bayou Steel Corporation
            P.O. Box 5000
            River Road
            La Place, Louisiana 70069

                  Attention: Richard J. Gonzalez
                  FAX No. 504/652-8450

If to the Mortgagee:

            J.P. Morgan Trust Company
            Suite 2100, 909 Poydras Street
            New Orleans, Louisiana 70112-4000

                  Attention: Mr. Denis Milliner
                  FAX No. 504/552-2833

                  with a copy to:

                  David S. Willenzik, Esq.
                  McGlinchey Stafford
                  643 Magazine Street
                  New Orleans, and Louisiana 70130
                  FAX No. 504/596-2796

CHANGES IN METHOD OF TAXATION.

            In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, the Mortgagee shall have the right to declare the Secured Obligations due on a date to be specified by not less than thirty (30) days' written notice to be given to Mortgagor unless within such 30-day period Mortgagor shall assume as a Secured Obligation hereunder the payment of any tax so imposed until full payment of the Secured Obligations and such assumption shall be permitted by law.

EXPENSES; INDEMNIFICATION.

            Mortgagor shall pay or reimburse Mortgagee for all expenses incurred by Mortgagee before and after the date of this Mortgage with respect to any and all transactions contemplated by this Mortgage including without limitation, the preparation of any document reasonably required hereunder or any amendment, modification, restatement or supplement to this Mortgage, the delivery of any consent, nondisturbance agreement or similar document in connection with this Mortgage or the enforcement of any of Mortgagee's rights. Such expenses shall include, without limitation, all title and conveyance charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), title search and title rundown charges, brokerage commissions, finders fees, placement fees, court costs, surveyors', photographers', appraisers', architects', engineers', consulting professionals, accountants' and attorneys' fees and disbursements. Mortgagor acknowledges that from time to time Mortgagor may receive statements for such expenses, including without limitation attorneys' fees and disbursements. Mortgagor shall pay such statements promptly upon receipt.

            If (i) any action or proceeding shall be commenced by Mortgagee (including but not limited to any action to foreclose this Mortgage or to collect the Secured Obligations), or any action or proceeding is commenced to which Mortgagee is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage (including, without limitation, any proceeding or other action relating to the bankruptcy, insolvency or reorganization of Mortgagor and/or any Subsidiary, as defined in the Indenture), or in which Mortgagee is served with any legal process, discovery notice or subpoena and
(ii) in each of the foregoing instances such action or proceeding in any manner relates to or arises out of this Mortgage or Mortgagee's lending to Mortgagor or acceptance of a guaranty from any guarantor of the Secured Obligations or of any of the Secured Obligations or any of the transactions contemplated by this Mortgage, then Mortgagor will immediately reimburse or pay to Mortgagee all of the expenses which have been or may be incurred by Mortgagee with respect to the foregoing (including reasonable counsel fees and disbursements), together with interest thereon at the Default Rate, and any such sum and the interest thereon shall be a lien on the Mortgaged Property, prior to any right, or title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage, or to recover or collect the Secured Obligations, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

            Mortgagor shall indemnify and hold harmless Mortgagee and Mortgagee's affiliates, and the respective directors, officers, agents and employees of Mortgagee and its affiliates from and against all claims, damages, losses and liabilities (including, without limitation, reasonable attorneys fees and expenses) arising out of or based upon any matter relating to this Mortgage, the Mortgaged Property or the occupancy, ownership, maintenance or management of the Mortgaged Property by Mortgagor, including, without limitation, any claims based on the alleged acts or omissions of any employee or agent of Mortgagor, except to the extent that any such claims, damages, losses and liabilities arise out of the gross negligence or willful misconduct of Mortgagee. This indemnification shall be in addition to any other liability that Mortgagor may otherwise have to Mortgagee.

            Mortgagor shall protect, indemnify, save, defend, and hold harmless Mortgagee and all of their respective officers, directors, stockholders, partners, employees, agents, attorneys, and their successors and assigns (collectively, the "Indemnified Environmental Parties") from and against any and all liability, loss, damage, actions, causes of action, costs or expenses whatsoever (including, without limitation, reasonable attorneys' fees, charges and disbursements), and any and all claims, suits and judgments which any Indemnified Environmental Party may suffer, as a result of or with respect to:
(i) any Environmental Claim (as defined herein) relating to or arising from the Mortgaged Property or any portion thereof; (ii) the violation of any Hazardous Material Law in connection with the Mortgaged Property or any portion thereof;
(iii) any release, spill, or the presence of any Hazardous Material originating from or affecting the Mortgaged Property or any portion thereof; and (iv) the presence at, in, on or under, or the release, escape, seepage, leakage, discharge or migration at, to or from, the Mortgaged Property or any portion thereof of any Hazardous Material, whether or not such condition was known or unknown to Mortgagor. Promptly after Mortgagee receives notice of the commencement of any Environmental Claim against it in respect of which indemnification is sought hereunder, Mortgagee shall notify Mortgagor in writing thereof; but the omission so to notify Mortgagor shall not relieve Mortgagor from any obligation hereunder provided that Mortgagor has not been materially prejudiced by such failure by Mortgagee to notify Mortgagor. In the event that an Indemnified Environmental Party becomes involved in any action, proceeding or investigation in connection with any matter which is subject to the indemnification set forth in this section, Mortgagor shall periodically reimburse such Indemnified Environmental Party (upon the presentation of reasonably detailed invoices, receipts or statements) in an amount equal to its reasonable attorneys' fees, charges and disbursements and other reasonable costs and expenses (including the costs of any investigation and preparation) incurred in connection therewith to the extent such legal or other fees, costs or expenses are the subject of indemnification hereunder. Notwithstanding anything to the contrary provided in this Mortgage or the other Security Documents, the indemnification provided in this section shall be fully recourse to Mortgagor and shall be independent of, and shall survive, the discharge and the performance of the Secured Obligations, the release of the lien created under this Mortgage, and/or the conveyance of title to the Mortgaged Property or any portion thereof to Mortgagee or any purchaser or designee in connection with a foreclosure of this Mortgage or conveyance in lieu of foreclosure. The term "Environmental Claim" as used herein shall mean any claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, natural resource damages, property damages, personal injuries, or penalties) arising out of, based upon or resulting from (i) the presence, threatened presence, release or threatened release into the environment of any Hazardous Material from or at the Mortgaged Property or (ii) the violation, or alleged violation, of any Hazardous Material Law relating to the Mortgaged Property, or
(iii) any threat to the environment (or human health from Hazardous Materials) that is related to the Mortgagor's management, use, control, ownership or operation of the Mortgaged Property, whether occurring, existing or arising prior to, or from or after, the date hereof and whether presently known or unknown.

NO WAIVERS, ETC.

            Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

RECITALS.

            The recitals of this Mortgage constitute an integral part hereof.

EXECUTION IN COUNTERPARTS.

            This Mortgage may be executed in any number of counterparts and by different parties in separate counterparts, each of which, when so executed and delivered, shall constitute an original instrument and all of which counterparts, taken together, shall constitute but one and the same instrument.

               [Remainder of this page intentionally left blank.]

            THUS DONE AND PASSED in LaPlace, St. John the Baptist Parish, Louisiana, on the date hereinabove first written, in the presence of the undersigned competent witnesses, who have hereunto signed their names, together with said appearer and me, Notary, after due reading of the whole.

WITNESSES:                              MORTGAGOR:

                                        BAYOU STEEL CORPORATION

__________________________________
Name:_____________________________
            (please print)


__________________________________      BY: ____________________________________
Name:_____________________________          NAME:  Richard Gonzales
            (please print)                  TITLE: Vice President


_________________________________________
NOTARY PUBLIC
IN AND FOR ST. JOHN THE BAPTIST PARISH, LOUISIANA
Notarial Commission/Bar Roll # __________
MY COMMISSION IS FOR LIFE

            THUS DONE AND PASSED in New Orleans, Orleans Parish, Louisiana, on the date hereinabove first written, in the presence of the undersigned competent witnesses, who have hereunto signed their names, together with said appearer and me, Notary, after due reading of the whole.

WITNESSES:                              MORTGAGEE:

J.P. MORGAN TRUST COMPANY, N.A.

__________________________________
Name:_____________________________
            (please print)


__________________________________      BY: ____________________________________
Name:_____________________________          NAME:  Denis L. Milliner
            (please print)                  TITLE: Vice President and
                                                   Trust Officer


_________________________________________
J. PATRICK BEAUCHAMP
NOTARY PUBLIC
IN AND FOR JEFFERSON PARISH, LOUISIANA
Bar Roll #  02898
MY COMMISSION IS FOR LIFE

                                 EXHIBIT "A" TO

                       MORTGAGE AND COLLATERAL ASSIGNMENT

                               OF LEASES AND RENTS

                                       BY

                             BAYOU STEEL CORPORATION

                                   IN FAVOR OF

                   J.P. MORGAN TRUST COMPANY, N.A., AS TRUSTEE

                            LEGAL DESCRIPTION OF LAND

Parcel I

A CERTAIN TRACT OF LAND, situated in Section 39, Townships 11 and 12 South, Range 7 East, and Section 52 of Township 12 South, Range 7 East, St. John the Baptist Parish, Louisiana, together with all the buildings and improvements thereon.

In accordance with the survey prepared by Lucien C. Gassen, Surveyor, dated August 20, 1986 (the "Survey") the Property is described as follows:

From the corner common to Sections 37, 39, 52 and 53, Township 11 South, Range 7 East, proceed South 19 degrees 08 minutes 00 seconds West, a distance of 39.28 feet to the point of beginning, thence South 19 degrees 08 minutes 00 seconds West, a distance of 169.78 feet, thence South 19 degrees 02 minutes 39 seconds West, a distance of 619.72 feet, thence North 85 degrees 46 minutes 40 seconds East, a distance of 2,982.09 feet to the southwesterly right-of-way of the Louisiana & Arkansas Railroad, thence South 48 degrees 50 minutes 44 seconds East along said railroad right-of-way a distance of 269.76 feet, thence South 85 degrees 46 minutes 40 seconds West, a distance of 3,254.15 feet to a point on the 40 Arpent line, thence South 19 degrees 05 minutes 47 seconds West along said 40 Arpent line a distance of 209.05 feet, thence North 85 degrees 46 minutes 40 seconds East, a distance of 3,448.68 feet to a point on the line dividing Ranges 7 and 8 East, thence South 00 degrees 18 minutes 09 seconds East along said range line a distance of 485.94 feet to a point on the section line dividing St. John The Baptist Parish and St. Charles Parish, said corner being common to Sections 52 and 53, Township 12 South, Range 8 East and Sections 17 and 52, Township 12 South, Range 7 East, thence South 36 degrees 50 minutes 22 seconds West along the St. John The Baptist/St. Charles Parish line a distance of 120.83 feet, thence South 85 degrees 46 minutes 40 seconds West, a distance of 7,473.83 feet to the mean low water line on the east bank of the Mississippi River, thence North 10 degrees 21 minutes 36 seconds West along said mean low water line a distance of 1,762.24 feet, thence North 86 degrees 08 minutes 47 seconds East, a distance of 1,033.00 feet, thence South 33 degrees 12 minutes 32 seconds East, a distance of 183.51 feet to the right-of-way of Louisiana State Highway No. 3217, thence North 11 degrees 51 minutes 36 seconds East, a distance of 90.90 feet to a point on the arc of a non-tangent curve, thence easterly along the arc of said

                            Legal Description of Land

curve, to the right, having a radius of 698.95 feet for an arc distance of
248.84 feet to a non-tangent line, thence South 86 degrees 15 minutes 25 seconds East, a distance of 79.72 feet, thence North 86 degrees 09 minutes 40 seconds East, a distance of 205.33 feet, thence North 80 degrees 27 minutes 02 seconds East, a distance of 100.50 feet, thence North 86 degrees 09 minutes 40 seconds East, a distance of 864.86 feet to the southwesterly right-of-way line of the Illinois Central Gulf Railroad, thence South 30 degrees 58 minutes 10 seconds East along said railroad right-of-way a distance of 865.70 feet, thence North 85 degrees 46 minutes 40 seconds East, a distance of 111.98 feet to the northeasterly right-of-way line of the Illinois Central Gulf Railroad, thence North 30 degrees 58 minutes 10 seconds West along said railroad right-of-way a distance of 864.86 feet to the southerly right-of-way line of the Louisiana State Highway No. 3217, thence North 86 degrees 09 minutes 40 seconds East, a distance of 1,722.61 feet, thence South

                            Legal Description of Land

Parcel I, Continued

74 degrees 32 minutes 56 seconds East, a distance of 105.95 feet, thence North 86 degrees 09 minutes 40 seconds East, a distance of 96.63 feet to a point of curvature of a tangent curve, thence easterly along the arc of said curve, to the left, having a radius of 5,829.58 feet for an arc distance of 138.43 feet to the point of beginning, containing 231.477 acres.

TOGETHER WITH a triangular portion of ground located in Section 52, Township 12 South, Range 7 East, to the East of the Louisiana & Arkansas Railroad right-of-way and more particularly described in accordance with the Survey, to wit:

From the corner common to Sections 37, 39, 52 and 53, Township 11 South, Range 7 East, proceed South 19 degrees 08 minutes 00 seconds, a distance of 39.28 feet plus 169.78 feet, thence South 19 degrees 02 minutes 39 seconds West, a distance of 619.72 feet, thence North 85 degrees 46 minutes 40 seconds East, a distance of 2,982.09 feet to the southwesterly right-of-way of the Louisiana & Arkansas Railroad, thence continue North 85 degrees 46 minutes 40 seconds East, a distance of 140.50 feet to the northeasterly right-of-way line of the Louisiana & Arkansas Railroad, the point of beginning, thence continue North 85 degrees 46 minutes 40 seconds East, a distance of 186.82 feet to a point on the line between Range 7 East and Range 8 East, thence South 00 degrees 20 minutes 33 seconds East along said range line a distance of 177.53 feet to a point on the northeasterly right-of-way line of the Louisiana Arkansas Railroad right-of-way, thence North 48 degrees 50 minutes 44 seconds West along said railroad right-of-way a distance of 248.86 feet to the point of beginning, containing
0.380 acres.

                            Legal Description of Land

Parcel II

PORTION OF LOT 6 (SOUTH TRACT):

A CERTAIN TRACT OF LAND, situated in Section 52, Township 12 South, Range 7 East, St. John the Baptist Parish, Louisiana, together with all the buildings and improvements thereon, and being more particularly described as follows:

Commencing from the corner common to Section 52, Township 12 South, Range 7 East, Section 52, Township 12 South, Range 8 East, Section 53, Township 12 South, Range 8 East, and Section 17, Township 12 South, Range 7 East, proceed North 00 degrees 18 minutes 09 seconds West, a distance of 101.10 feet, plus
192.42 feet, plus 192.42 feet, for a total of 485.94 feet to the point of beginning, thence South 85 degrees 46 minutes 40 seconds West, a distance of 3,448.68 feet, to a point on the Forty Arpent Line, thence North 19 degrees 05 minutes 47 seconds East, along said Forty Arpent Line, a distance of 209.05 feet, thence North 85 degrees 46 minutes 40 seconds East, a distance of 3,254.15 feet to a point on the Louisiana & Arkansas Railroad right of way, thence South 48 degrees 50 minutes 44 seconds East along said Louisiana & Arkansas Railroad right of way a distance of 166.25 feet, thence South 00 degrees 20 minutes 33 seconds East, a distance of 71.13 feet, thence South 00 degrees 18 minutes 09 seconds East, a distance of 2.69 feet to the point of beginning.

NORTH TRACT:

A CERTAIN TRACT OF LAND situated in Section 52, Township 11 South, Range 7 East and Section 52, Township 12 South, Range 7 East, St. John the Baptist Parish, Louisiana, together with all the buildings and improvements thereon, and being more particularly described as follows:

Commencing from the corner common to Section 52, Township 12 South, Range 7 East, Section 52, Township 12 South, Range 8 East, Section 53, Township 12 South, Range 8 East, and Section 17, Township 12 South, Range 7 East, proceed North 00 degrees 18 minutes 09 seconds West, a distance of 101.10 feet, plus
192.42 feet, plus 192.42 feet, plus 2.69 feet, for a total of 488.63 feet, thence North 00 degrees 20 minutes 33 seconds West, a distance of 71.13 feet, plus 118.60 feet, plus 14.91 feet, plus 177.53 feet, for a total of 382.17 feet, to the point of beginning, thence South 85 degrees 46 minutes 40 seconds West, a distance of 186.82 feet, plus 140.50 feet, plus 2,982.09 feet, for a total of 3,309.41 feet, to a point on the Forty Arpent Line, thence North 19 degrees 02 minutes 39 seconds East along said Forty Arpent Line, a distance of 619.72 feet, to a point marked with an axle, thence North 86 degrees 08 minutes 48 seconds East, a distance of 2,189.37 feet, plus 141.40 feet, plus 771.17 feet, for a total of 3,101.94 feet, to a pipe on the Range Line, thence South 00 degrees 20 minutes 33 seconds East, a distance of 550.62 feet to the point of beginning.

All according to a survey of Lucien C. Gassen, Land Surveyor, dated December 8, 1989.

                                 EXHIBIT "B" TO

                       MORTGAGE AND COLLATERAL ASSIGNMENT

                              OF LEASES AND RENTS"

                                       BY

                            BAYOU STEEL CORPORATION"

                                  IN FAVOR OF"

                   J.P. MORGAN TRUST COMPANY, N.A., AS TRUSTEE

                                   SERVITUDES

                                          RECORDATION                        RECORDATION
OWNERS                                        DATE                           INFORMATION
------                                        ----                           -----------
Louisiana Power & Light Company             05/07/81                         COB 262/592
                                                                           Inst. # 81286
                                                                  St. Charles Parish, LA

Cristina & Lauricella, Inc.                 03/27/81                         COB 260/848
                                                                           Inst. # 80526
                                                                  St. Charles Parish, LA

St. Charles Parish Police Jury
Holy Cross Missions                         12/08/81                         COB 273/687
                                                                           Inst. # 85790
                                                                  St. Charles Parish, LA

Fathers of St. Edmund                       12/08/81                         COB 273/684
Southern Missions, Inc.                                                    Inst. # 85789
                                                                  St. Charles Parish, LA

Catholic Society of Religious               12/08/81                         COB 273/680
& Literary Education                                                       Inst. # 85788
                                                                  St. Charles Parish, LA

Monastery of Discalced Carmelites           12/08/81                         COB 273/690
                                                                           Inst. # 85791
                                                                  St. Charles Parish, LA

                                   Servitudes

                                          RECORDATION                        RECORDATION
OWNERS                                        DATE                           INFORMATION
------                                        ----                           -----------
Lydia Bougere                               05/06/81                         COB 262/528
                                                                           Inst. # 81262
                                                                  St. Charles Parish, LA

Thelma Bougere                              05/05/81                         COB 262/482
                                                                           Inst. # 81243
                                                                  St. Charles Parish, LA

Fernande V. Barrett                         03/30/81                          COB 151/21
                                                                           Inst. # 77006
                                                         St. John the Baptist Parish, LA

Judy V. Millet, Daniel A. Vicknair and      03/30/81                          COB 151/24
Guy A. Vicknair                                                            Inst. # 77007
                                                         St. John the Baptist Parish, LA

Prosper L. Vicknair, Sr.                    03/30/81                          COB 151/16
                                                                           Inst. # 77004
                                                         St. John the Baptist Parish, LA

Noelie V. Labat                             03/30/81                          COB 151/28
                                                                           Inst. # 77008
                                                         St. John the Baptist Parish, LA

Vivian Bossier Wilson                       03/30/81                          COB 151/32
                                                                           Inst. # 77009
                                                         St. John the Baptist Parish, LA

William Lloyd, Israel Lloyd, and            03/24/81                         COB 150/724
Edward Lloyd                                                               Inst. # 76917
                                                         St. John the Baptist Parish, LA
                                            04/30/81                         COB 151/771
                                                                           Inst. # 77444
                                                         St. John the Baptist Parish, LA

Walter Lloyd                                05/14/81                         COB 152/222
                                                                           Inst. # 77646
                                                         St. John the Baptist Parish, LA

Charles Lloyd                               05/14/81                         COB 152/225
                                                                           Inst. # 77649
                                                         St. John the Baptist Parish, LA

Oliver Lloyd                                05/14/81                         COB 152/228
                                                                           Inst. # 77650
                                                         St. John the Baptist Parish, LA

Victoria Schexnayder                        03/30/81                          COB 151/62
                                                                           Inst. # 77019
                                                         St. John the Baptist Parish, LA

                                   Servitudes

                                          RECORDATION                        RECORDATION
OWNERS                                        DATE                           INFORMATION
------                                        ----                           -----------
Irma J. Harris, wife of/and                 03/24/81                         COB 150/721
Otto E. Wright                                                             Inst. # 76916
                                                         St. John the Baptist Parish, LA

Valeda Millet,                              04/28/81                         COB 151/686
Etienne P. Millet, Sr.,                                                    Inst. # 77391
Ethel M. Weber,                                          St. John the Baptist Parish, LA
Joseph S. Millet,
Betty June Millet Vice,
Gilbert C. Millet,
Michael Paul Millet,
James Warren Millet,
Veleda Pizzolato Donaldson,
Charles J. Pizzolato, and
Josie Pizzolato Duhe

Joseph S. Millet                            04/28/81                         COB 151/677
                                                                           Inst. # 77390
                                                         St. John the Baptist Parish, LA

Geraldine V. Curley                         03/30/81                          COB 151/53
                                                                           Inst. # 77016
                                                         St. John the Baptist Parish, LA

Jourdan J. Vicknair                         03/30/81                          COB 151/38
                                                                           Inst. # 77011
                                                         St. John the Baptist Parish, LA

Godfrey Vicknair                            03/30/81                          COB 151/35
                                                                           Inst. # 77010
                                                         St. John the Baptist Parish, LA

Mabel V. Madere                             03/30/81                          COB 151/41
                                                                           Inst. # 77012
                                                         St. John the Baptist Parish, LA

Lucy V. Guillory                            03/30/81                          COB 151/50
                                                                           Inst. # 77015
                                                         St. John the Baptist Parish, LA

Floyd Vicknair                              03/30/81                          COB 151/47
                                                                           Inst. # 77014
                                                         St. John the Baptist Parish, LA

Gary Vicknair                               03/30/81                          COB 151/44
                                                                           Inst. # 77013
                                                         St. John the Baptist Parish, LA

Frank Vicknair                              03/30/81                          COB 151/59
                                                                           Inst. # 77018
                                                         St. John the Baptist Parish, LA

                                   Servitudes

                                          RECORDATION                        RECORDATION
OWNERS                                        DATE                           INFORMATION
------                                        ----                           -----------
Gladys V. Elfer                             03/30/81                          COB 151/65
                                                                           Inst. # 77020
                                                         St. John the Baptist Parish, LA

Gerald Vicknair                             03/30/81                          COB 151/56
                                                                           Inst. # 77017
                                                         St. John the Baptist Parish, LA

Alvin J. Guillory, Jr.,                     03/24/81                         COB 150/714
Doris G. Roussel,                                                          Inst. # 76914
Iris G. Roberts, and                                     St. John the Baptist Parish, LA
Ronald Guillory

Marian Prudhomme,                           03/24/81                         COB 150/717
L. J. Clement, Jr.,                                                        Inst. # 76915
Dwight Clement,                                          St. John the Baptist Parish, LA
Faye Marse,
Daniel Clement,
Lillie M. Clement, and
Harold J. Clement

Lillian B. Citizen, wife of/and             05/14/81                         COB 152/219
Harry Marbry                                                               Inst. # 77646
                                                         St. John the Baptist Parish, LA

Marsha Leah Green, wife of/and              06/01/81                         COB 152/832
Roger Wylie                                                                Inst. # 77902
                                                         St. John the Baptist Parish, LA

Elka P. Citizen                             05/14/81                         COB 152/221
                                                                           Inst. # 77647
                                                         St. John the Baptist Parish, LA

Bayou Steel Corporation (of LaPlace),       04/15/81                         COB 151/509
represented by Daniel O. Gloven                                            Inst. # 77260
                                                         St. John the Baptist Parish, LA

                                                                     EXHIBIT "E"

                                 EXHIBIT "C" TO

                       MORTGAGE AND COLLATERAL ASSIGNMENT

                               OF LEASES AND RENTS

                                       BY

                             BAYOU STEEL CORPORATION

                                   IN FAVOR OF

                   J.P. MORGAN TRUST COMPANY, N.A., AS TRUSTEE

                              PERMITTED EXCEPTIONS

1. Servitude and Right of Way Agreement By and Between Williams Communication, Inc. and Bayou Steel Corporation, recorded December 5, 2002, in COB 376, page 134 of St. John the Baptist Parish.

2. Right of way or servitude in favor of Louisiana Power & Light Company, recorded in COB 311, folio 183.

3. Right-of-way granted by Bayou Steel Corporation to Louisiana Power & Light Company, dated November 6, 1980, registered in COB 146, folio 654, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

4. Right-of-way granted by Bayou Steel Corporation to Louisiana Power & Light Company, dated November 10, 1980, registered in COB 146, folio 705, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

5. Right-of-way granted by Bayou Steel Corporation to Louisiana Power & Light Company, dated December 2, 1980, registered in COB 147, folio 804, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

6. Right-of-way granted by Bayou Steel Corporation to Louisiana State Gas Corporation dated March 31, 1981, registered in COB 151, folio 509, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

7. Right-of-way granted by Bayou Steel Corporation to Louisiana Power & Light Company, dated May 26, 1981, registered in COB 153, folio 16, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

                                   Servitudes

8. Right-of-way granted by Bayou Steel Corporation to Louisiana Power & Light Company, dated July 15, 1981, registered in COB 154, folio 906, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

9. Right-of-way granted by Bayou Steel Corporation to Louisiana Power & Light Company, dated September 16, 1983, registered in COB 182, folio 8, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

10. Two Rights-of-way for a pipeline granted to Ford, Bacon & Davis by Godchaux Sugars, Inc. on March 3, 1927, registered in COB 1, folio 239, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

11. Right-of-way for a pipeline granted to Southern Gas & Fuel Company on September 17, 1930, Right-of-way Book 1, page 65, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

12. Right-of-way for a pipeline granted to Ford, Bacon & Davis on March 2, 1927, registered in COB RT2, folio 235, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

13. Reservation of servitude (the Micro-Wave servitude) in favor of Illinois Central Gulf Railroad contained in an act dated June 23, 1978, as shown on a survey by Lucien C. Gassen, registered in COB 120, folio 255, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

14. Reservation of servitude in favor of Illinois Central Gulf Railroad in act dated June 23, 1978 (the road servitude) over the shell road shown on said survey leading from River Road (Louisiana 628) to the Micro-Wave Servitude Area, registered in COB 120, folio 255, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

15. The right-of-way of Louisiana and Arkansas Railroad, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

16. Any erosion, dereliction, alluvion or accretion or any change in the course of the Mississippi River, which will cause the moving of the banks of said body of water.

17. Any servitude or servitudes in favor of any state, federal, parochial or municipal board or body, and the rights of the public in general to the use of the banks and batture of the Mississippi River as accorded by law, in connection with the levee or any rights-of-way.

18. Any rights-of-way for roads or highways running along the levee or levee rights-of-way of the Mississippi River which are imposed by law.

19. Public navigation servitudes and all other statutory and regulatory rights and powers of the United States Government over the Mississippi River and its shore lands extending to the landward base of the levee and which may be exercised without obligation for compensation to the riparian owner as shown on the Survey.

                                   Servitudes

20. Right-of-Way for River Road (LA 628), as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

21. Rights of Illinois Central Gulf Railroad to maintain and operate railroad tracks and equipment and to cross said lands with trains and equipment along tracts shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

22. Servitude for roadway across northwest corner of property at River Road, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

23. Servitude for water lines along the easterly right-of-way line of Louisiana Highway 628 (River Road), as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

24. Servitude for natural gas line along the easterly right-of-way line of Louisiana Highway 628 (River Road), as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

25. Servitude for drainage ditch along the southerly property line running from Louisiana Highway 628 (River Road) to centerline of the Illinois Central Gulf Railroad right-of-way, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

26. Servitude in favor of United Gas Pipe Line Company by act dated March 25, 1987, registered in COB 221, folio 155.

27. Right-of-way granted by Bayou Steel Corporation to American Telephone & Telegraph Company, dated August 7, 1987, registered in COB 226, folio 757.

28. Right-of-way granted by Bayou Steel Corporation to Louisiana Power & Light, dated May 4, 1988, registered in COB 236, folio 375.

29. Right-of-way granted by Bayou Steel Corporation to United Gas Pipe Line Company, dated March 7, 1991, registered in COB 289, folio 738.

30. Right-of-way granted by Bayou Steel Corporation to United Gas Pipe Line Company, dated March 7, 1991, registered in COB 289, folio 742.

31. The rights of the owner of the rail track and other railroad facilities as holder of a servitude or the fee owner affecting that area shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994, referred to in the description of the land as being occupied by a 60' right-of-way in favor of Louisiana Arkansas Railroad.

32. COB 2, folio 283 - Right-of-way granted by Godchaux's Sugars, Inc. to Ford, Bacon and Davis for a pipeline right-of-way dated March 3, 1927, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

                                   Servitudes

33. COB 151, folio 146 - Right-of-way granted by Landmark Land Company, Inc. to Big 3 Industries, Inc. for a Pipeline 30 feet in width dated March 23, 1981, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

34. COB 194, folio 258 - Right-of-way granted by Landmark Land Company of Louisiana to Big 3 Industries, Inc. for a gas pipeline dated August 15, 1984, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

35. COB 214, folio 884 - Right-of-way granted by Landmark Land Company of Louisiana to American Telephone and Telegraph Company dated October 3, 1986, as shown on survey by Lucien C. Gassen, dated March 5, 1990, updated February 18, 1994.

                                   Servitudes

                                                                     EXHIBIT "E"

                              [FORM OF SUBSIDIARY]

                               SECURITY AGREEMENT

                                     BETWEEN

                             [____________________]

                                       AND

                       [J.P. MORGAN TRUST COMPANY, N.A.],
                         AS TRUSTEE AND COLLATERAL AGENT

                              [__________], 20[__]

                                TABLE OF CONTENTS

                                                                                   PAGE
I.     DEFINED TERMS ..........................................................      4

      1.1  DEFINITIONS ........................................................      4

      1.2  OTHER DEFINITIONAL PROVISIONS ......................................      5

II.    GRANT OF SECURITY INTEREST .............................................      5

III.   REPRESENTATIONS AND WARRANTIES .........................................      6

      3.1  TITLE; NO OTHER LIENS ..............................................      6

      3.2  PERFECTED FIRST PRIORITY LIENS .....................................      6

      3.3  EQUIPMENT ..........................................................      7

      3.4  CHIEF EXECUTIVE OFFICE .............................................      7

      3.5  FARM PRODUCTS ......................................................      7

      3.6. NO OTHER OWNERS ....................................................      7

      3.7. NO OTHER FINANCING STATEMENTS ......................................      7

IV.    COVENANTS ..............................................................      7

      4.1. CHANGES IN LOCATIONS, NAMES, ETC ...................................      8

      4.2. FURTHER IDENTIFICATION OF COLLATERAL ...............................      8

      4.3. NOTICES ............................................................      8

      4.4. INTERCREDITOR AGREEMENT ............................................      8

V.     ASSET SALES AND RECEIPT OF NET INSURANCE PROCEEDS ......................      9

VI.    REMEDIES ...............................................................      9

      6.1. CODE REMEDIES ......................................................      9

      6.2. DEFICIENCY .........................................................     10

VII.   APPLICABLE PROVISIONS OF THE INDENTURE .................................     10

                                   Servitudes

VIII.  TRUSTEE'S APPOINTMENT AS ATTORNEY-IN FACT; COLLATERAL
       AGENT'S PERFORMANCE OF COMPANY'S OBLIGATIONS ...........................     10

      8.1. POWERS .............................................................     10

      8.2. PERFORMANCE BY COLLATERAL AGENT OF COMPANY'S OBLIGATIONS. ..........     11

      8.3. COMPANY'S REIMBURSEMENT OBLIGATION .................................     12

      8.4. RATIFICATION; POWER COUPLED WITH AN INTEREST .......................     12

IX.    DUTY OF TRUSTEE ........................................................     12

X.     EXECUTION OF FINANCING STATEMENTS ......................................     12

XI.    AUTHORITY OF COLLATERAL AGENT ..........................................     12

XII.   INDEMNITY ..............................................................     13

      12.1  INDEMNITY .........................................................     13

      12.2. SURVIVAL ..........................................................     13

      12.3. REIMBURSEMENTS ....................................................     13

XIII.  NOTICES ................................................................     14

XIV.   SEVERABILITY ...........................................................     14

XV.    AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES ..................     14

      15.1. AMENDMENTS IN WRITING .............................................     14

      15.2. NO WAIVER BY COURSE OF CONDUCT ....................................     14

      15.3. DISCLAIMERS OF SECURITY INTEREST IN PROPERTIES AND
            ASSETS OTHER THAN COLLATERAL ......................................     14

      15.4. REMEDIES CUMULATIVE ...............................................     15

XVI.   SECTION HEADINGS .......................................................     15

XVII.  SUCCESSORS AND ASSIGNS .................................................     15

XVIII. GOVERNING LAW ..........................................................     15

XIX.   SUBMISSION TO JURISDICTION; WAIVERS ....................................     15

                                   Servitudes

XX.    SPECIAL LOUISIANA PROVISIONS ...........................................     16

                                                                     Exhibit "F"

                               SECURITY AGREEMENT

      SECURITY AGREEMENT, dated as of [________], 200[_], made by [_____________], a [________] corporation, the Federal taxpayer identification number of which is [_______] (the "Company"), in favor of [J.P. MORGAN TRUST COMPANY, N.A.], as trustee and as collateral agent (in such capacity, the "Trustee"), the Federal Employer Identification Number of which is 72-0269760, under the Indenture dated February __, 2004, between the Trustee and Bayou Steel Company, the parent of the Company ("Bayou Steel") (as amended, supplemented or otherwise modified from time to time, the "Indenture"), for the benefit of the Holders of all securities issued under the Indenture (the "Securities").

                              W I T N E S S E T H:

      WHEREAS, the Company is the owner of the Collateral (as hereinafter defined); and

      WHEREAS, it is a condition precedent to the purchase of the Notes from Bayou Steel that the Company shall have executed and delivered this Agreement to the Trustee for the ratable benefit of Holders of the Securities of all series.

      NOW THEREFORE, in consideration of the premises and to induce the Trustee to enter into the Indenture and to induce the Holders to purchase the Securities, the Company hereby agrees with the Trustee, for the ratable benefit of the Holders of the Securities of all series, as follows:

                                I. DEFINED TERMS.

1.1 DEFINITIONS. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Chattel Paper, Equipment, Fixtures, Farm Products, and Instruments.

            (a) The following terms shall have the following meanings:

            "AGREEMENT" means this Security Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

            "CODE" means the Uniform Commercial Code as from time to time in effect in the State of New York.

            "COLLATERAL" has the meaning specified in Section 2 of this Agreement.

            "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such

Person is a party or by which it or any of the property owned by it is bound.

            "FIRST LIENS" has the meaning specified in this Agreement.

            "NET INSURANCE PROCEEDS" has the meaning specified in Section 4.3 of this Agreement.

            "PROCEEDS" and "PRODUCTS" shall have the meaning ascribed to such terms in the Code and shall include in any event (i) whatever is received upon any collection, exchange, sale or other disposition or refinancing of any of the Collateral and any property into which any of the Collateral is converted (whether cash or non-cash proceeds), (ii) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to the Company from time to time with respect to any of the Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

            "REQUIREMENT OF LAW" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "SECURED OBLIGATIONS" means the due and punctual payment and performance by the Company of all its obligations and liabilities, absolute or contingent, liquidated or unliquidated, now existing or hereafter incurred under, arising out of or in connection with the Subsidiary Guarantee.

1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

II. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby sells, grants, gives, bargains, conveys, assigns, transfers, pledges, mortgages, warrants and confirms to, and creates in favor of, the Trustee for the ratable benefit of the Holders a security interest in all of the Company's present and future rights, title and interest in, to and under or derived from or with respect to, all of the following property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

            (a) all Equipment located on the real property described in Schedule 1 hereto and constituting a portion of the Integral Fixtures and Equipment, including, without limitation, (i) furniture, furnishings, tools, lubricants, spare parts, shelving, displays, cases, accessories, motors and engines, (ii) bearings, rolls, guides and stores which are classified on the balance sheet of the Company as inventory and (iii) with respect to the foregoing, all attachments, components, parts, equipment and accessories installed thereon or affixed thereto;

            (b) all Fixtures located on the real property described in Schedule1 hereto and constituting a portion of the Integral Fixtures and Equipment;

            (c) to the extent that the Company has any rights therein, that certain account number [__________], in the name of the Trustee (the "Deposit Account"), established pursuant to Section 13.1 of the Indenture;

            (d) all Proceeds, Products and accessions of any and all of the foregoing (including, without limitation, any properties or assets into which Proceeds or Products of any of the foregoing are converted); provided, however, that, if Proceeds are converted into assets which are collateral for the New Credit Facility, the security interest created hereunder shall not attach to such assets; and

            (e) all books and records pertaining to the forgoing Collateral. Notwithstanding the foregoing, the Collateral shall not be deemed to include "Accounts Receivable" and "Inventory", and the "Proceeds" thereof, as each of such terms is defined in the Intercreditor Agreement.

III. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants that:

3.1 TITLE; NO OTHER LIENS. Except for the security interest granted to the Trustee pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Indenture, the Company owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Trustee, pursuant to this Agreement or as are permitted pursuant to the Indenture.

3.2 PERFECTED FIRST PRIORITY LIENS. The security interests granted in the Collateral pursuant to Section II of this Agreement (i) constitute perfected security interests in the Collateral in favor of the Trustee, (ii) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted to exist pursuant to the Indenture, and (iii) are enforceable as such against (1) all creditors of and purchasers from the Company and (2) any Person having any interest in the Real Property where any of the Equipment listed on Schedule 1 hereto constituting Collateral is located.

3.3 EQUIPMENT. The Equipment constituting Collateral is kept at the locations described on Schedule 1 hereto.

3.4 CHIEF EXECUTIVE OFFICE. The Company's chief executive office and chief place of business is located at 138 Highway 3217, LaPlace, Louisiana 70068.

3.5 FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

3.6. NO OTHER OWNERS. No Affiliate of the Company other than Bayou Steel owns any part of the Collateral.

3.7. NO OTHER FINANCING STATEMENTS. No financing statement or other similar document has been signed or filed against the Company's right in any Collateral, other than

      (1)   those naming the Trustee as a secured party and

      (2)   those perfecting a Lien permitted under the Indenture.

IV. COVENANTS 1.1. The Company covenants and agrees with the Trustee that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

      (1) The Company shall maintain the security interests granted in the Collateral pursuant to Section II of this Agreement as a first priority, perfected security interest subject only to Liens permitted to exist pursuant to the Indenture and shall defend such security interest against claims and demands of all Persons whomsoever.

      (2) At any time and from time to time, upon the written request of the Trustee and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

4.1. CHANGES IN LOCATIONS, NAMES, ETC. The Company will not, unless it shall have given the Trustee at least thirty (30) days' prior written notice and take all action necessary, adviseable or requested in good faith by the Trustee to establish and continue the perfection and priority of the security interests granted in the Collateral pursuant to Section II of this Agreement:

            (a) permit any of the Equipment constituting Collateral to be kept at a location other than those listed on Schedule 1 ; or

            (b) change its location under the Code; or

            (c) the location of its chief executive office and chief place of business from that specified in subsection; or

            (d) cease to be a registered organization under the laws of Delaware; or

            (e) change its name, or corporate structure to such an extent that the Code would require the filing of a substitute Financing Statement to continue the perfection of the security interest created hereunder.

4.2. FURTHER IDENTIFICATION OF COLLATERAL. The Company will furnish to the Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

4.3. NOTICES. The Company will advise the Trustee promptly, in reasonable detail, at its address set forth in the Indenture of:

            (a) any Lien (other than security interests created hereby or Liens permitted under the Indenture) on, or claim asserted against, any of the Collateral; and

            (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

4.4. INTERCREDITOR AGREEMENT. Notwithstanding any provision of the Agreement which might otherwise create in any of them any right or grant to any of them any remedy, none of the Trustee, shall take any action under this Agreement that would constitute a breach of or otherwise be inconsistent with the Intercreditor Agreement, of which the Company for these purposes shall be treated as an intended third-party beneficiary.

OTHER COVENANTS TO BE ADDED:

1. Company may not directly or indirectly, voluntarily or involuntarily, create, incur, assume, permit or suffer any Lien (other than Liens permitted under the Indenture) on any Collateral or any right of the Trustee in any Collateral.

2. If the Trustee shall request a statement identifying or describing any or all Collateral, the Company shall promptly provide an accurate and complete statement.

3. The Company shall promptly deliver to the Trustee a copy of each material notice or other communication it receives in respect of any Collateral.

4. The Company shall maintain in good repair all tangible property that is part of the Collateral, subject to ordinary wear and tear.

V. ASSET SALES AND RECEIPT OF NET INSURANCE PROCEEDS. All cash, checks, instruments and other Proceeds of the Collateral from Asset Sales or otherwise, including Net Insurance Proceeds and Condemnation Awards, shall be held by the Company in trust for the Trustee and the Holders of the Securities , segregated from the other funds of the Company, and shall, immediately upon receipt by the Company, be turned over to the Trustee in the exact form received by the Company (duly indorsed by the Company to the Trustee, if required) and held by the Trustee in a Collateral Account maintained under the sole dominion and control of the Trustee, except as may be released to the Company and or applied to the Secured Obligations in accordance with Article XIII of the Indenture. All proceeds while held by the Trustee in a Collateral Account (or by the Company in trust for the Trustee ) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in subsection __.

                                  VI. REMEDIES.

6.1. CODE REMEDIES. Subject to the provisions of Article VIII of the Indenture, if an Event of Default shall occur and be continuing, the Trustee may exercise, in addition to all other rights and remedies granted to it in this Agreement, including without limitation Section 0 hereof, if applicable, and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Trustee without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Trustee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released. The Company further agrees, at the Trustee's request, to assemble the Collateral and make it available to the Trustee at places which the Trustee shall reasonably select, whether at the Company's premises or elsewhere. The Trustee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral, in the manner set forth in Section 8.6 of the Indenture. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Trustee arising out of the exercise by them of any rights hereunder, except to the extent any such claims, damages or demands were directly caused by the Trustee's gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.2. DEFICIENCY. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Trustee to collect such deficiency.

VII. APPLICABLE PROVISIONS OF THE INDENTURE. Section 12.2 through 12.10 of the Indenture is hereby incorporated by reference into this Agreement and made a part of the same as if set forth herein. To the extent, if any, that the provisions of this Agreement are inconsistent with the provisions of Section
12.2 through 12.10 of the Indenture, the provisions of the Indenture shall prevail.

           VIII. TRUSTEE'S APPOINTMENT AS ATTORNEY-IN FACT; COLLATERAL AGENT'S PERFORMANCE OF COMPANY'S OBLIGATIONS.

8.1. POWERS. The Company hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Trustee's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Company hereby gives the Trustee the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

            (a) in the case of any Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Company or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

            (b) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

            (c) to execute, in connection with any Asset Sale permitted by
Section 6.15 of the Indenture or otherwise provided for in Section 0 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

            (d) upon the occurrence and during the continuance of any Event of Default, (1) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee or as the Trustee shall direct; (2) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (6) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or release as the Trustee may deem appropriate; and (7) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and to do, at the Trustee's option and the Company's expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Company might do.

8.2. PERFORMANCE BY COLLATERAL AGENT OF COMPANY'S OBLIGATIONS. If the Company fails to perform or comply with any of its agreements contained herein, the Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

8.3. COMPANY'S REIMBURSEMENT OBLIGATION. The expenses of the Trustee incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to the interest rate payable with respect to the Notes from the date of payment by the Trustee to the date reimbursed by the Company, shall be payable by the Company to the Trustee on demand.

8.4. RATIFICATION; POWER COUPLED WITH AN INTEREST. The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

IX. DUTY OF TRUSTEE. The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for its own account. Neither the Trustee nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any

Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Trustee hereunder are solely to protect the Trustee's interests in the Collateral and shall not impose any duty upon the Trustee to exercise any such powers. The Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

X. EXECUTION OF FINANCING STATEMENTS. Pursuant to the Code, the Company authorizes the Trustee to file financing statements with respect to the Collateral without the signature of the Company in such form and in such filing offices as the Trustee reasonably determines appropriate to perfect the security interests of the Trustee under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

XI. AUTHORITY OF COLLATERAL AGENT. The Company acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise of non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders of the Securities of all series, be governed by the provisions of the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Company, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Securities of all series with full and valid authority so to act or refrain from acting, and the Company shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

                                 XII. INDEMNITY.

12.1 INDEMNITY.

            (a) The Company agrees to indemnify, pay and hold harmless the Trustee and the officers, directors, employees, agents and affiliates of the Trustee (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against the Indemnitee, in any manner relating to or arising out of this Agreement, the Indenture or the Securities arising in any action relating to, directly or indirectly, the Collateral or the subject of this Agreement (including without limitation, any misrepresentation by the Company in this Agreement (the "Indemnified Liabilities"); PROVIDED that the Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such indemnified liability arose from the negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

            (b) The Company agrees to pay, and to save the Trustee harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (1) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (2) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and (3) in connection with any of the transactions contemplated by this Agreement.

12.2. SURVIVAL. The obligations of the Company contained in this Section 0 shall survive the termination of this Agreement and the discharge of the Company's other obligations under this Agreement.

12.3. REIMBURSEMENTS. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral.

XIII. NOTICES. All notices, requests and demands to or upon the Trustee or the Company to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (c) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Trustee or the Company at its address or transmission number for notices provided in Section 1.5 of the Indenture. The Trustee and the Company may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

XIV. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           XV. AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES.

15.1. AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Trustee in accordance with the provisions of the Indenture.

15.2. NO WAIVER BY COURSE OF CONDUCT. The Trustee shall not by any act (except by a written instrument pursuant to subsection 0 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Trustee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or the Holders would otherwise have on any future occasion.

15.3. DISCLAIMERS OF SECURITY INTEREST IN PROPERTIES AND ASSETS OTHER THAN COLLATERAL. Upon the Company's request, but at the Company's expense, the Trustee shall promptly execute any disclaimer or release document requested by the Company to evidence to third Persons that the Trustee is not claiming a security interest in any portion of the Company's property and assets which does not constitute Collateral under this Agreement and which is not otherwise encumbered in favor of the Trustee as security for the Securities pursuant to other Security Documents.

15.4. REMEDIES CUMULATIVE. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

XVI. SECTION HEADINGS. The section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

XVII. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Trustee and its successors and assigns.

XVIII. GOVERNING LAW. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to the principles thereof relating to conflict of laws.

XIX. SUBMISSION TO JURISDICTION; WAIVERS. The Company hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 1.5 of the Indenture or at such other address of which the Trustee shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

XX. SPECIAL LOUISIANA PROVISIONS. Insofar as the validity or perfection of the security interest in any of the Collateral hereunder or any of the remedies hereunder are governed by the laws of the State of Louisiana, the Company agrees as follows:

            (a) For purposes of Louisiana executory process, the Company acknowledges the Secured Obligations secured hereby, whether now existing or to arise hereafter and confess judgment thereon. Upon the occurrence of an Event of Default and at any time thereafter so long as the same shall be continuing, and in addition to all other rights and remedies granted the Trustee under this Agreement, it shall be lawful for and the Company hereby authorizes the Trustee without making a demand or putting the Company in default, a putting in default being expressly waived, to cause all or any part of the Collateral to be seized and sold after due process of law, whether under executory process or under writ of fieri facias issued in execution of an ordinary judgment obtained on the Secured Obligations, the Company waiving the benefit of any and all laws or parts of laws relative to appraisement of property seized and sold under executory process or other legal process, and consenting that the Collateral be sold without appraisement, either in its entirety or in lots or parcels, as the Trustee may determine, to the highest bidder for cash or on such other terms as the plaintiff in such proceedings may direct. In addition, the Trustee shall have all of the rights and remedies available to it under this Agreement and under Chapter 9 of the Louisiana Commercial Laws, then in effect (La. R.S. 10:9-101 et seq.).

            (b) The Company hereby waives:

(i) the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws conferring the same;

(ii) the demand and three (3) days delay as provided in Articles 2639 and 2721 of the Louisiana Code of Civil Procedure;

(iii) the notice of seizure provided by Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; and

(iv) the three (3) days delay provided for in Articles 2331 and 2722 of the Louisiana Code of Civil Procedure.

            (c) Upon the occurrence of an Event of Default, in addition to all other rights herein conferred on the Trustee, the Company hereby expressly designates the Trustee, or any agents, servants, employees or other person, firm or corporation named by the Trustee at that time, as "Keeper" of the Collateral and pending the judicial sale thereof, with all the powers set forth in La. R.S. ss.ss. 9:5131 et seq. and La. R.S. ss. 9:5136 et seq. (as hereinafter may be amended from time to time). All reasonable costs, expenses and liabilities of every character incurred by the Trustee or any other person, firm or corporation in connection with managing, operating and maintaining the Collateral, as Keeper, shall constitute a demand obligation owing by the Company to the Trustee. All such costs, fees, expenses and liabilities shall constitute a portion of the Secured Obligations secured by this Agreement. The Keeper shall be entitled to receive, as compensation in excess of such costs, expenses and liabilities, a reasonable amount to be fixed by the court based upon the Keeper's activities. The designation of a Keeper made herein shall not be deemed to require the Trustee to provoke the appointment of such a Keeper.

      [Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                        BAYOU STEEL CORPORATION

                                        By: ____________________________________
                                            Richard J. Gonzalez
                                            Vice President, Chief Financial
                                            Officer, Treasurer and Secretary


                                        J.P. MORGAN TRUST COMPANY, as Trustee

                                        By: ____________________________________
                                            Denis L. Milliner
                                            Vice President and Trust Officer

                                   SCHEDULE 1

                                  SCHEDULE [_]

                                                                     EXHIBIT "F"

                             INTERCREDITOR AGREEMENT

      INTERCREDITOR AGREEMENT dated as of February 18, 2004, between J.P. MORGAN TRUST COMPANY, N.A., a national banking association ("JPM"), as (i) trustee under the Indenture, dated as of February 18, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), between the Trustee and Bayou Steel Corporation (the "Company") and (ii) collateral agent under certain of the Security Documents (as defined in the Indenture) (JPM, in such capacities, the "Trustee"), and FLEET CAPITAL CORPORATION, a Rhode Island corporation, as agent (in such capacity, the "Agent") for itself and the other lenders (collectively, the "Lenders") from time to time party to the Loan and Security Agreement, dated as of February 18, 2004, among the Company, the Lenders and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement").

      Pursuant to the Loan Agreement, Agent and Lenders will make loans (collectively, the "Revolving Loans") to the Company, secured by accounts receivable arising in the ordinary course of business, inventory and the proceeds thereof, and all other personal property of the Company, except with respect to certain assets granted as collateral to the Trustee, as more particularly described in the Indenture and the Security Documents (as defined in the Indenture) (collectively referred to herein as the "Indenture Security Documents"). The Company has issued $30,000,000 9% First Mortgage Notes due 2011 (together with any other securities from time to time issued under the Indenture, the "Securities") under the Indenture. The Securities are secured by all of the property and assets subject to the Liens (as defined in the Indenture) of the Indenture Security Documents (the "Trustee Collateral").

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto hereby agree as follows:

      1. Description of Collateral; Priorities in Collateral.

            (a) Agent has and shall have, for the ratable benefit of the Lenders, a first priority security interest, subject to no Liens other than Permitted Liens, in all Property (as each of the foregoing three terms are defined in the Loan Agreement) of the Company described in Section 5 of the Loan Agreement, with the exclusion of the Trustee Collateral, pursuant to Section 5.5 of the Loan Agreement (the "Agent Collateral" and, collectively with the Trustee Collateral, the "Collateral").

            (b) The Trustee has and shall have, for the ratable benefit of the holders of the Securities, a first priority security interest, subject to no Liens other than Permitted Liens (as each of the foregoing two terms are defined in the Indenture) in the Trustee Collateral.

      2. Agreements with Respect to Collateral.

            (a) The parties hereto agree that Agent's security interest is to extend to all Property of the Company except such Property consisting of the Trustee Collateral. Therefore, Agent has no security interest in any of the Trustee Collateral, and Trustee has no security interest in any of the Agent Collateral. In the event, however, that (x) Trustee shall at any time have any security interest in any Agent Collateral, the security interest of Agent therein shall take priority over any right, title or interest of Trustee in or to such Collateral, or (y) Agent shall at any time have any security interest in any Trustee Collateral, the security interest of Trustee therein shall take priority over any right, title or interest of Agent in or to such Collateral.

            (b) To the extent that either party hereto obtains possession of the other party's Collateral (including proceeds thereof) or obtains assets or proceeds which the other party hereto is entitled to receive in accordance with the terms hereof or otherwise, the party having possession thereof shall notify the other of such fact and shall hold the same in trust, as trustee, for the benefit of the other party, and shall forthwith deliver the same to such party, in precisely the form received (except for the endorsement or assignment of the party having possession of such proceeds where necessary), and shall deliver such Collateral, assets or proceeds to the other party for application as provided herein. In the event of the failure of Agent or Trustee, as the case may be, to make any such endorsement or assignment to the other party, such other party, or any of its officers or employees, is hereby irrevocably authorized to make the same.

            (c) Each of Trustee and Agent will, upon request of the other, from time to time execute and deliver or cause to be executed and delivered such further instruments and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Agreement.

            (d) The Trustee agrees that, at any time when it has physical possession or control of the premises subject to the Indenture Security Documents or any Agent Collateral, it will at all times allow Agent, or any authorized agent of Agent, the right, at the cost, risk and expense of Agent and so long as such right is exercised in a manner which does not damage any Trustee Collateral, to enter such premises for the purpose of repossessing, removing, completing the manufacture of, selling or preparing for shipment any Inventory (as defined in the Loan Agreement). In addition, the Trustee will allow Agent to store any Agent Collateral or take the actions referred to in the preceding sentence on the Company's premises for up to six months after the date, if ever, on which the Trustee gains physical possession or control of said premises, and such period of time shall be extended for the time period, if any, that Agent is prohibited from selling the Agent Collateral due to the imposition of the automatic stay by the filing of a bankruptcy proceeding by the Company. The rights of Agent enumerated in this Section 2(d) are effective notwithstanding any default of the Company under the Indenture or any other agreement relating thereto between the Trustee and the Company. Agent's right to complete the manufacture of any Agent Collateral shall include Agent's ability to utilize any pipeline located on the premises subject to the Indenture Security Documents.

      3. Applicability of Priorities. The priorities provided for in Section 2(a) of this

Agreement shall apply:

            (a) without regard to the time or order of attachment or perfection of the security interests and other liens to secure either the Revolving Loans or the Securities, and without regard to the giving or failure to give notice of the acquisition of any such security interest or lien; and

            (b) with respect to the relative priority and attachment of the security interests and liens perfected by any party hereto, or with respect to the attachment of such security interests or liens to the proceeds of the Collateral in question or to the proceeds of the proceeds thereof, notwithstanding anything to the contrary in the provisions of the Uniform Commercial Code or the Bankruptcy Code of 1978, as amended, or any state laws with respect to insolvency or the protection of creditors, and notwithstanding the giving or failure to give notice of the acquisition or expected acquisition of any Property or security interest.

      4. Notice of Default. Trustee and Agent agree that if either of them declares the Company to be in default under its agreements, or makes demand for payment of all obligations thereunder, such declaring party will promptly notify the other party of any such declaration. Trustee will send to Agent a copy of any notice of default it sends to holders of any Securities pursuant to Section
9.2 of the Indenture. The failure of Trustee or Agent to send any notice referred to in this Section 4 shall not affect the validity of such notice or create a cause of action against such party for failing to give such notice or create any claim or right on behalf of any third party.

      5. No Effect on Others. This Agreement shall not affect the rights of either Trustee or Agent relative to the rights of any other creditors of the Company. Nothing in this Agreement shall be construed in any way to modify or relieve the Company's obligations to perform its obligations under the Loan Agreement or the Indenture Security Documents or to modify the obligations and liabilities of the Company contained therein.

      6. Confidentiality. Each of Trustee and Agent agrees to keep confidential (and to cause its respective officers, directors, employees, agents and representatives to keep confidential) all confidential information, materials and documents furnished to either Trustee or Agent relating to the Company that it receives from the other party hereto (the "Information"). Notwithstanding the foregoing, each party shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives as need to know such Information in connection with its participation in the Loan Agreement or Indenture Security Documents, as applicable; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information (A) becomes publicly available other than as a breach of this Agreement, (B) was available to the Trustee or Agent on a non-confidential basis prior to disclosure to the Trustee or Agent by the other party hereto, (C) becomes available to Trustee or Agent on a non-confidential basis from a source other than the other party hereto, or (D) has been independently developed by the Trustee or Agent without violating any of the provisions of this Agreement;
(iv) to the extent the other party hereto shall have consented to such disclosure in writing; or (v) as necessary in connection with Sections 9.10, 9.11 and 9.12 of the Indenture.

      7. Amendments. Agent may amend the Loan Agreement or any of the other Loan Documents (as defined in the Loan Agreement), and the Trustee may amend the Indenture Security Documents, without the consent of the other; provided, that for the purposes of this Agreement, the capitalized terms contained in Section 1 hereof shall have the meanings given to them on the date of this Agreement; and provided, further, that (x) any amendment to the Loan Agreement that could reasonably be expected to adversely affect the interests of the Trustee and (y) any amendment to the Indenture Security Documents that could reasonably be expected to adversely affect the interests of Agent, shall not be effected without the consent of the other party hereto.

      8. Books and Records. In the event Agent elects to exercise its right to remove the Company's books and records (whether pursuant to its security interest therein or otherwise) it will do so only for the purpose of copying such books and records, and it will return the originals for the benefit of the Company and the Trustee.

      9. Miscellaneous.

            (a) Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed to have been duly given or made when delivered or telecopied or if deposited in the United States mail, three days after the day of deposit, first class postage prepaid, addressed, in the case of Agent, as provided in the Loan Agreement and, in the case of the Trustee, as provided in the Indenture, or to such other address as such party may hereafter specify in a written notice to the other parties named herein.

            (b) Amendments and Successors. No agreement shall be effective to amend, supplement or discharge in whole or in part this Agreement unless such agreement is in writing, signed by both Trustee and Agent. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

            (c) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            (d) Termination. This Agreement shall terminate upon the earlier to occur of (i) payment in full of all amounts outstanding under the Loan Agreement and all other obligations of the Company incurred thereunder or (ii) the satisfaction and discharge of the Indenture.

            (e) Headings. The headings in this Agreement are for convenience of reference only and shall not define or limit the terms thereof.

      10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND

OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      11. Submission to Jurisdiction; Waivers. Both Trustee and Agent hereby irrevocably and unconditionally:

            (i) submit for itself and its property in any legal action or proceeding relating to this Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (ii) consent that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (iii) agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to Trustee or Agent at its address set forth in the Indenture or the Loan Agreement respectively, or at such other address of which the other party hereto shall have been notified pursuant hereto;

            (iv) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (v) waive to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

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                                       24

                                                                     Exhibit "F"

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers as of the date first above written.

                                        FLEET CAPITAL CORPORATION,
                                        as Agent

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________


                                        J.P. MORGAN TRUST COMPANY, N.A.,
                                        as Trustee

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________